   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 2000


                                                      REGISTRATION NO. 333-45516
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           YAMAHA MOTOR MASTER TRUST
                     (Issuer with respect to certificates)

                      YAMAHA MOTOR RECEIVABLES CORPORATION
                   (Originator of the trust described herein)
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  9999                                 33-0592719
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)             Classification Code No.)                  Identification No.)

                          6555 KATELLA AVENUE, SUITE A
                           CYPRESS, CALIFORNIA 90630
                                 (714) 761-7500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                             RUSSELL D. JURA, ESQ.
                                 SENIOR COUNSEL
                          6555 KATELLA AVENUE, SUITE A
                           CYPRESS, CALIFORNIA 90630
                                 (714) 761-7500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

            MELANIE J. GNAZZO, ESQ.                          KENNETH A. WRIGHT, ESQ.
    GNAZZOTHILL, A PROFESSIONAL CORPORATION         SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
         625 MARKET STREET, 11TH FLOOR                          FOUR TIMES SQUARE
        SAN FRANCISCO, CALIFORNIA 94105                     NEW YORK, NEW YORK 10036

                         ------------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         ------------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF               AMOUNT TO           OFFERING PRICE            AGGREGATE              AMOUNT OF
     SECURITIES TO BE REGISTERED           BE REGISTERED            PER UNIT             OFFERING PRICE      REGISTRATION FEE(1)
Floating Rate Series 2000-1
  Asset-Backed Certificates, Class
  A...................................     $171,000,000               100%                $171,000,000             $45,144
Floating Rate Series 2000-1
  Asset-Backed Certificates, Class
  B...................................      $12,000,000               100%                $12,000,000              $3,168



(1) Of this amount $35,296.80 has been previously paid.

                         ------------------------------

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE CERTIFICATES UNTIL THE REGISTRATION
STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL
THESE CERTIFICATES AND IS NOT SOLICITING AND OFFER TO BUY THESECERTIFICATES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER   , 2000
Prospectus


$ 183,000,000                                                             [LOGO]
YAMAHA MOTOR MASTER TRUST



ISSUER




FLOATING RATE SERIES 2000-1, CLASS A ASSET-BACKED CERTIFICATES
FLOATING RATE SERIES 2000-1, CLASS B ASSET-BACKED CERTIFICATES
YAMAHA MOTOR RECEIVABLES CORPORATION, Transferor
YAMAHA MOTOR CORPORATION, U.S.A., Servicer


THE TRUST IS OFFERING:                         CLASS A CERTIFICATES    CLASS B CERTIFICATES
----------------------                         --------------------    --------------------
Principal Amount............................            $171,000,000             $12,000,000
Price.......................................        $      (      %)        $      (      %)
Underwriter's Commissions...................        $      (      %)        $      (      %)
Proceeds to the Issuer......................        $      (      %)        $      (      %)
Interest Rate (subject to cap)..............       one-month LIBOR +       one-month LIBOR +
                                                              % p.a.                  % p.a.
                                                 monthly on the 15th     monthly on the 15th
                                               or the first business   or the first business
                                                                 day                     day
Interest Distribution Dates.................          after the 15th          after the 15th
First Interest Distribution Date............       December 15, 2000       December 15, 2000
Expected Final Payment Date.................           November 2005           December 2005
                                                   distribution date       distribution date



    - The trust is also issuing $17,000,000 principal amount of Class C Certificates. The Class C Certificates are not being offered by this prospectus.


CREDIT ENHANCEMENT:

Credit enhancement for the Class A Certificates is provided by:

    - subordination of the Class B Certificates;

    - subordination of the Class C Certificates; and

    - subordination of the transferor interest in the trust up to the available subordination amount.

Credit enhancement for the Class B Certificates is provided by:

    - subordination of the Class C Certificates; and

    - subordination of the transferor interest in the trust up to the available subordination amount.

    THESE SECURITIES ARE INTERESTS IN YAMAHA MOTOR MASTER TRUST, AND ARE BACKED ONLY BY THE ASSETS OF THE TRUST. NEITHER THESE SECURITIES NOR THE ASSETS OF THE TRUST ARE OBLIGATIONS OF YAMAHA MOTOR RECEIVABLES CORPORATION, YAMAHA MOTOR CORPORATION, U.S.A. OR ANY OF THEIR AFFILIATES OR INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER ENTITY.

    THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE   OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The trust is offering these securities subject to availability.

                             CHASE SECURITIES INC.

               The date of this prospectus is November   , 2000.

                               TABLE OF CONTENTS


Where to Find Information in This Prospectus................      5

Summary of Terms............................................      6

Structural Summary..........................................      7

Selected Trust Portfolio Summary Data.......................     11

Risk Factors................................................     13

The Transferor and Transaction Parties......................     19
  Yamaha Motor Receivables Corporation......................     19
  Yamaha Motor Corporation, U.S.A...........................     19
  Deutsche Financial Services Corporation...................     19
  The Trust.................................................     20

Forward-Looking Statements..................................     20

Use of Proceeds.............................................     20

  The Dealer Floorplan Financing Business...................     20
  Credit Underwriting Process...............................     21
  Creation of Receivables...................................     22
  Payment Terms.............................................     23
  Billing and Collection Procedures.........................     24
  Interest Rates............................................     24
  Relationship between Deutsche Financial and Yamaha........     24
  Dealer Monitoring.........................................     25
  "Red Flag" and Deutsche Financial's Write-Off Policy......     25

The Accounts................................................     26
  Loss Experience...........................................     27
  Aging Experience..........................................     27
  Geographic Distribution...................................     28
  Product Distribution......................................     29

Description of the Offered Certificates.....................     29
  Interests in the Trust....................................     29
  Interest Payments.........................................     30
  Principal Payments........................................     31
  Maturity and Principal Payment Considerations.............     32
  Registration of the Offered Certificates in the Name of
  Cede as Nominee of DTC....................................     35
  Book-Entry Registration of the Offered Certificates.......     36
  Issuance of Definitive Certificates Upon the Occurrence of
  Certain Circumstances.....................................     39
  Rating of the Offered Certificates........................     40
  Issuance of Certificates..................................     40
  Additional Series of Certificates.........................     41
  Covenants, Representations and Warranties.................     43
  Addition of Accounts......................................     46
  Removal of Accounts.......................................     47
  Collection Account........................................     48
  Principal Funding Account.................................     49
  Special Funding Account...................................     50

  Servicer Cash Collateral Account..........................     50
  Allocation Percentages....................................     52
  Allocation of Collections; Deposits in Collection
  Account...................................................     53
  Yield Factor; Yield Collections...........................     55
  Principal Collections for All Series......................     55
  Application of Collections................................     56
  Subordination of Transferor Interest in Certain
  Circumstances.............................................     56
  Distributions from the Collection Account.................     58
  Distributions to Certificateholders.......................     61
  Defaulted Receivables; Recoveries, Adjustment Payments....     62
  Investor Charge-Offs......................................     62
  Final Payment of Principal; Termination of Trust..........     63
  Early Amortization Events.................................     63
  Indemnification...........................................     66
  Collection and Other Servicing Procedures.................     67
  Servicer Covenants........................................     67
  Servicing Compensation and Payment of Expenses............     68
  Certain Matters Regarding the Servicer....................     69
  Servicer Default..........................................     69
  Reports to Certificateholders.............................     71
  Evidence as to Compliance.................................     72
  Amendments................................................     73
  List of Certificateholders................................     73
  The Trustee...............................................     74

Description of the Receivables Sale Agreement...............     74

Description of the Receivables Purchase Agreement...........     75
  Sale of Receivables.......................................     75
  Representations and Warranties............................     75
  Certain Covenants.........................................     76
  Records Regarding Receivables.............................     77
  Termination...............................................     77

Certain Transfer, Security Interest and Bankruptcy
  Considerations............................................     77
  Security Interest Matters.................................     77
  True Sale Matters.........................................     78
  Other Matters Relating to Bankruptcy......................     80

Certain Federal Income Tax Considerations...................     81
  Characterization of the Offered Certificates as
  Indebtedness..............................................     81
  Taxation of Interest Income...............................     81
  Sales of Offered Certificates.............................     82
  Tax Characterization of the Trust.........................     83
  Possible Classification of the Transaction as a
  Partnership...............................................     83
  Federal Income Tax Consequences to Foreign Investors......     84
  Backup Withholding........................................     85
  New Withholding Regulations...............................     85
  State, Local and Foreign Taxation.........................     85

ERISA CONSIDERATIONS........................................     85
  Regulation Under ERISA and the Tax Code...................     86
  Final Regulation Issued by the DOL........................     86

  The Certificates..........................................     86
  Special Considerations for Insurance Companies............     87
  Plans Not Subject to ERISA or the Code....................     87

Underwriting................................................     88

Legal Matters...............................................     89

Reports To Certificateholders...............................     89

Where You Can Find More Information.........................     89

Other Series Issued and Outstanding.........................     90

Index of Defined Terms......................................     91

ANNEX A.....................................................    A-1

Global Clearance, Settlement and Tax Documentation
  Procedures................................................    A-1
  Certain U.S. Federal Income Tax Documentation
  Requirements..............................................    A-3

                  WHERE TO FIND INFORMATION IN THIS PROSPECTUS

    This prospectus provides the specific terms of the Class A and Class B Certificates as well as general information about Yamaha Motor Master Trust, including terms and conditions that are generally applicable to the securities issued by the trust. You should rely only on the information about the certificates provided in this prospectus. We have not authorized anyone to provide you with different information.

    This prospectus begins with several introductory sections describing your series and the trust in abbreviated form:

    - SUMMARY OF TERMS provides important amounts, dates and other terms of your series;

    - STRUCTURAL SUMMARY gives a brief introduction of the key structural features of your series and directions for locating further information;

    - SELECTED TRUST PORTFOLIO SUMMARY DATA provides financial information about the assets of the trust; and

    - RISK FACTORS describes risks that apply to your certificates.

    As you read through these sections, cross-references will direct you to more detailed sections where you can find additional information. You can also directly reference key topics by looking at the table of contents. You can find a listing of the pages where capitalized terms used in this prospectus are defined beginning on page 74 in this prospectus.

                          TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU
                          MUST READ CAREFULLY THIS PROSPECTUS IN ITS ENTIRETY.

                                SUMMARY OF TERMS

    THIS SUMMARY CONTAINS A BRIEF DESCRIPTION OF THE CERTIFICATES. YOU WILL FIND A DETAILED DESCRIPTION OF THE TERMS OF THE OFFERING OF THE CLASS A AND CLASS B CERTIFICATES FOLLOWING THIS SUMMARY.

THE TRUST:                                     Yamaha Motor Master Trust
TRANSFEROR OF THE RECEIVABLES:                 Yamaha Motor Receivables Corporation
TRANSFEROR'S ADDRESS:                          6555 Katella Avenue, Suite A, Cypress, CA 90630
TRANSFEROR'S TELEPHONE NUMBER:                 (714) 761-7500
SERVICER OF THE RECEIVABLES:                   Yamaha Motor Corporation, U.S.A.
TRUSTEE:                                       THE CHASE MANHATTAN BANK
CLEARANCE AND SETTLEMENT:                      The Depository Trust Company, Clearstream Banking,
                                               societe anonyme and the Euroclear System
ASSETS OF THE TRUST:                           The assets of the trust include:
                                               - wholesale receivables generated from accounts
                                                 representing revolving financing arrangements and
                                                 other inventory financing arrangements with dealers
                                                 in products manufactured by Yamaha Motor Company,
                                                 Ltd., Yamaha Motor Manufacturing Corporation of
                                                 America and Tennessee Watercraft, Inc.;
                                               - collections on the receivables;
                                               - funds in the accounts of the trust;
                                               - any enhancements issued for the benefit of
                                                 certificateholders of another series; and
                                               - security interests in the inventory of the dealers
                                               financed by the receivables

THE TERMS OF THE SERIES:


                                                                                      CLASS C CERTIFICATES
                                                                                          (NOT OFFERED
                                        CLASS A CERTIFICATES   CLASS B CERTIFICATES   BY THIS PROSPECTUS)
                                        --------------------   --------------------   --------------------
PRINCIPAL AMOUNT:                       $171,000,000           $12,000,000            $17,000,000
INTEREST RATE (SUBJECT TO CAP):         one-month LIBOR plus   one-month LIBOR plus   one-month LIBOR plus
                                          % p.a.                 % p.a.                 % p.a.
PERCENT OF SERIES:                      85.5%                  6.0%                   8.5%
INTEREST ACCRUAL METHOD:                actual/360             actual/360             actual/360
INTEREST DISTRIBUTION DATES:            monthly (15th)         monthly (15th)         monthly (15th)
FIRST INTEREST DISTRIBUTION DATE:       December 15, 2000      December 15, 2000      December 15, 2000
COMMENCEMENT OF ACCUMULATION PERIOD:    May 1, 2005            November 1, 2005       November 1, 2005
EXPECTED FINAL PAYMENT DATE:            November 2005          December 2005          December 2005
                                        distribution date      distribution date      distribution date
ANTICIPATED RATINGS (MOODY'S/S&P):*     Aaa/AAA                A3/A                   not rated
CREDIT ENHANCEMENT:                     subordination of       subordination of       limited
                                        Class B and Class C    Class C                subordination of
                                        Certificates and       Certificates and       transferor interest
                                        limited                limited
                                        subordination of       subordination of
                                        transferor interest    transferor interest
CUSIP NUMBER:                           98462PAE9              US98462PAE97           none
ISIN:                                   98462PAF6              US98462PAF62           none
COMMON CODE:                                                                          none


------------------------

* It is a condition to the offering of each of the Class A and the Class B Certificates that at least one of these ratings be obtained. However, a rating agency in its discretion may lower or withdraw its rating in the future.

                               STRUCTURAL SUMMARY

    THIS SUMMARY BRIEFLY DESCRIBES SOME OF THE MAJOR STRUCTURAL COMPONENTS OF THE CERTIFICATES. TO FULLY UNDERSTAND THE TERMS OF THE OFFERING, YOU WILL NEED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

THE CERTIFICATES

    Your certificates represent the right to a portion of collections on the underlying trust assets. Your certificates will also be allocated a portion of net losses on the receivables, if there are any. Any collections allocated to your series will be used to make interest and principal payments, to pay a portion of Yamaha Motor Corporation, U.S.A.'s fees as servicer and to cover net losses allocated to your series. Any collections allocated to your series in excess of the amount owed to you or Yamaha as servicer will be shared with other series of certificates issued by the trust or returned to the transferor. In no case will you receive more than the principal and interest owed to you under the terms described in this prospectus.

    FOR FURTHER INFORMATION ON ALLOCATIONS AND PAYMENTS, SEE "DESCRIPTION OF THE OFFERED CERTIFICATES--ALLOCATION PERCENTAGES: AND "--APPLICATION OF COLLECTIONS." FOR A MORE DETAILED DISCUSSION OF YOUR CERTIFICATES, SEE "DESCRIPTION OF THE OFFERED CERTIFICATES." FOR A DISCUSSION OF LOSSES, SEE "DESCRIPTION OF THE OFFERED CERTIFICATES--DEFAULTED RECEIVABLES; RECOVERIES, ADJUSTMENT PAYMENTS" AND "--INVESTOR CHARGE-OFFS." SEE "RISK FACTORS" FOR MORE DETAILED DISCUSSION OF THE RISK OF INVESTING IN THE CERTIFICATES.

THE RECEIVABLES

    The receivables supporting your certificates consist of rights to payment arising out of wholesale floorplan financing arrangements and other inventory financing arrangements between Deutsche Financial Services Corporation and Yamaha dealers. The dealers use these financing arrangements to purchase products manufactured by Yamaha Motor Manufacturing Corporation of America, Yamaha Motor Company, Ltd. and Tennessee Watercraft, Inc. Generally, Deutsche Financial advances the wholesale purchase price of a new product to the dealer. The dealer generally must repay this amount when it sells the financed product. Yamaha also offers special sales programs to its dealers several times a year.


    The receivables arise in the accounts with the dealers. As of September 30, 2000, no receivable generated by a single dealer constituted more than 1.0% of the aggregate amount of eligible receivables included in the trust. As of September 30, 2000, with respect to the accounts in the trust:



    - there were approximately 2,385 accounts (solely for purposes of this calculation the accounts included "parts-only" dealers and excluded dealers considered inactive as of September 30, 2000 (all such excluded dealers had zero balances));



    - the aggregate receivables balance was approximately $605 million;



    - the average credit line per account was approximately $433,865 and the average balance of receivables per account was $253,734;



    - the aggregate receivables balance as a percentage of the aggregate credit line was approximately 58.48%; and



    - the average rate charged to dealers was 6.01%.


    FOR FURTHER INFORMATION ABOUT THE RECEIVABLES SUPPORTING YOUR CERTIFICATES, SEE "THE ACCOUNTS," "THE DEALER FLOORPLAN FINANCING BUSINESS--CREATION OF RECEIVABLES" AND "--PAYMENT TERMS."

    As new receivables arise, Deutsche Financial sells them to Yamaha. In turn, Yamaha sells the receivables to the transferor, and the transferor transfers them to the trust. The amount of receivables in the trust will fluctuate over time.

    FOR A DETAILED DESCRIPTION OF THE PROCESS, SEE "THE DEALER FLOORPLAN FINANCING BUSINESS--CREATION OF RECEIVABLES," "DESCRIPTION OF THE RECEIVABLES SALE AGREEMENT" AND "DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT."

CREDIT ENHANCEMENT

    Your certificates feature credit enhancement by means of the subordination of other interests.

This subordination is intended to protect you from net losses and shortfalls in cash flow. Credit enhancement is provided to the Class A Certificates by the following:

    - subordination of the Class B Certificates;

    - subordination of the Class C Certificates; and

    - subordination of the transferor interest in the trust up to the available subordination amount.

    Credit enhancement is provided to the Class B Certificates by the following:

    - subordination of the Class C Certificates; and

    - subordination of the transferor interest in the trust up to the available subordination amount.

    The effect of subordination is that the more subordinated interests will absorb any net losses allocated to your series first, thereby making up for shortfalls in cash flow, before the more senior interests are affected. If the cash flow and the subordination do not cover all net losses allocated to your series, your payments of interest and principal will be reduced and you may suffer a loss of principal.

    FOR A MORE DETAILED DESCRIPTION OF THE SUBORDINATION PROVISIONS OF YOUR SERIES, SEE "DESCRIPTION OF THE OFFERED CERTIFICATES--ALLOCATION PERCENTAGES" AND "--SUBORDINATION OF TRANSFEROR INTEREST IN CERTAIN CIRCUMSTANCES."

YAMAHA MOTOR MASTER TRUST

    Your series consists of the Class A Certificates, the Class B Certificates and the Class C Certificates (which are not being offered by this prospectus). Your series is one of three outstanding series issued by the trust. The trust is maintained by the trustee for the benefit of:

    - certificateholders of your series;

    - certificateholders of other series issued by the trust; and

    - the transferor.

    Each series has a claim to a percentage of the trust's assets, regardless of the total amount of receivables in the trust at any time. The Transferor holds the remaining claim to the trust's assets, which fluctuates with the total amount of receivables in the trust. The transferor, as the holder of that remainder, can cause the trust to issue additional series in the future. In addition, the transferor may purchase your certificates at any time when the outstanding amount of the Series 2000-1 certificateholders' interest in the trust is equal to or less than 10% of the original amount of that interest.

    FOR FURTHER INFORMATION ABOUT THE ISSUANCE OF NEW SERIES, SEE "DESCRIPTION OF THE OFFERED CERTIFICATES--ADDITIONAL SERIES OF CERTIFICATES." FOR DETAILS ABOUT THE TRANSFEROR'S PURCHASE OPTION, SEE "DESCRIPTION OF THE OFFERED CERTIFICATES--FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST."

IMPUTED INTEREST

    The receivables do not bear interest for a specified period of time after their creation. If a dealer sells a product during that period, the dealer will not be required to pay interest on the receivable. During that period, the trust imputes interest for the receivables by treating a portion of the collections on the receivables as "yield" to the trust. The amount of collections which will be treated as yield during each collection period will initially be 1.5% of the total amount of receivables in the trust, increasing to 1.75% during the accumulation periods. In addition, the amount of collection for this series which will be treated as yield will increase to 2% during any collection period when one-month LIBOR exceeds 15%. If one-month LIBOR subsequently decreases to 15% or below, the amount of collections which will be treated as yield will decrease to 1.5% or 1.75%, as applicable.

INTEREST PAYMENTS

    Interest will accrue on the unpaid principal amount of each class of Certificates at a per annum rate equal to the applicable certificate rate and will be distributed to certificate holders on each distribution date.

    FOR MORE INFORMATION ON INTEREST PAYMENTS, SEE "DESCRIPTION OF THE OFFERED CERTIFICATES--INTEREST PAYMENTS."

PRINCIPAL PAYMENTS


    The trust expects to repay all principal on the Class A Certificates in one payment on the November 2005 distribution date. In order to collect the funds to pay the Class A Certificates on time, the trust will accumulate a portion of principal collections allocable to your series in a principal funding account during a controlled accumulation period. The controlled accumulation period will be six months long, commencing on May 1, 2005 and ending on October 31, 2005. The Class A Certificates will then be paid in full on the expected final payment date for the Class A Certificates.



    The trust also expects to repay all principal on the Class B Certificates in one payment on the December 2005 distribution date. In order to collect the funds to pay the Class B Certificates on time, after all funds have been collected to pay the Class A Certificates, the trust will accumulate all principal collections allocable to your series in a principal funding account during a rapid accumulation period. The rapid accumulation period will be one month long, commencing on November 1, 2005 and ending on November 30, 2005. The Class B Certificates will then be paid in full on the expected final payment date for the Class B Certificates.


    FOR MORE INFORMATION ON PRINCIPAL PAYMENTS, THE CONTROLLED ACCUMULATION PERIOD AND THE RAPID ACCUMULATION PERIOD, SEE "MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS," "DESCRIPTION OF THE OFFERED CERTIFICATES--PRINCIPAL PAYMENTS," "--PRINCIPAL FUNDING ACCOUNT" AND "--PRINCIPAL COLLECTIONS FOR ALL SERIES."

    POSSIBLE LATER PAYMENT OF PRINCIPAL. If the trust does not fully repay your certificates on the applicable expected final payment date, the certificates will begin to amortize by means of monthly payments of all principal collections allocated to your series until full repayment occurs. After the trust fully repays the Class A Certificates, the trust will use principal collections allocated to your series to repay the Class B Certificates.

    POSSIBLE EARLIER PAYMENTS OF PRINCIPAL. The trust may repay your certificates earlier than the applicable expected final payment date if an early amortization event occurs. In that case, the trust will commence a monthly amortization of the certificates. After this amortization begins, the Class A Certificates will receive monthly payments of principal until full repayment occurs. After the Class A Certificates are paid in full, the Class B Certificates will receive monthly payments of principal until full repayment occurs. In that event, your certificates will receive principal payments earlier than the applicable expected final payment date.

    FOR MORE INFORMATION ON EARLY PAYMENTS OF PRINCIPAL AND EARLY AMORTIZATION EVENTS, SEE "MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS" AND "DESCRIPTION OF THE OFFERED CERTIFICATES--EARLY AMORTIZATION EVENTS."

    Prior to the commencement of an accumulation or early amortization period for your series, the trust will pay principal collections to the transferor or share them with other series that are amortizing or in an accumulation period.

    The trust will make final payments of principal and interest no later than the May 2008 distribution date, which is the final series termination date.

TAX STATUS

    GnazzoThill, A Professional Corporation, special tax counsel to the trust and the transferor, is of the opinion that for U.S. federal income tax purposes:

    - the Class A Certificates and the Class B Certificates will be characterized as debt; and

    - the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

    If you purchase the certificates, you agree to treat them as debt for tax purposes.

    FOR FURTHER INFORMATION REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

ERISA CONSIDERATIONS

    It is not anticipated that either the Class A Certificates or the Class B Certificates will meet any of the exceptions in the regulations issued by the Department of Labor regarding plan assets. Accordingly, employee benefit and other plans subject to ERISA or Section 4975 of the U.S. Internal Revenue Code cannot acquire the Certificates. Prohibited investors include:

    - "employee benefit plans" as defined in Section 3(3) of ERISA;

    - any "plan" as defined in Section 4975 of the U.S. Internal Revenue Code;
      and

    - any entity whose underlying assets may be deemed to include "plan assets" under ERISA by reason of any such plan's investment in the entity, including insurance company general accounts.

    By purchasing any Class A or Class B Certificates, you will certify that you are not within any of those categories.

    For more information regarding the application of ERISA, see "ERISA CONSIDERATIONS."

                     SELECTED TRUST PORTFOLIO SUMMARY DATA
       GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES FOR THE TRUST PORTFOLIO
                            AS OF SEPTEMBER 30, 2000



    [graphic omitted-pie chart summarizing data contained in the table included in the section "The Accounts--Geographic Distribution"]



    The chart above shows the geographic distribution of the receivables in the trust portfolio among the 50 states and the District of Columbia. Other than the states specifically shown in the chart, no state accounts for more than 3% of the receivables in the trust portfolio.



          AGE DISTRIBUTION OF THE RECEIVABLES FOR THE TRUST PORTFOLIO
                            AS OF SEPTEMBER 30, 2000
                                     (DAYS)



    [graphic omitted-bar chart summarizing data contained in the table included in the section "The Accounts--Aging Experience"]



    The chart above shows the percentages of the receivables in the trust portfolio within the age brackets shown.

                               PAYMENT RATE DATA


    The chart below shows the payment rate for the trust portfolio from October 31, 1995 to September 30, 2000. The "payment rate" for any month is the aggregate amount collected on the receivables during the month, expressed as a percentage of total outstanding receivables for that period.



    [graphic omitted-line graph summarizing data contained in the table included in the section "Description of the Offered Certificates--Maturity and Principal Payment Considerations"]

                                  RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase the certificates.

ABSENCE OF SECONDARY MARKET FOR        You may be unable to resell your certificates due to the
CERTIFICATES COULD LIMIT YOUR ABILITY  absence of a secondary market for the certificates. The
TO RESELL                              underwriter for the certificates may assist in resales of
                                       the certificates but it is not required to do so. A
                                       secondary market for the certificates may not develop. If a secondary market for the certificates does develop, it may not continue or it may not be sufficiently liquid to allow you to resell your certificates.

LIMITED ASSETS OF THE TRUST COULD      You may suffer a loss on your certificates if the assets of
RESULT IN LOSSES ON THE CERTIFICATES   the trust are insufficient to pay the principal amount of
                                       the certificates in full. The only source of funds for
                                       payments on the certificates will be the assets of the
                                       trust. If the trust does not pay the certificates in full on time, you may not look to any assets of Yamaha, the
                                       transferor, the trustee or anyone else to satisfy your
                                       claim. Neither Yamaha, the transferor, the trustee nor
                                       anyone else will insure or guarantee the certificates.
                                       Consequently, you must rely for payment of the Class A
                                       Certificates solely upon collections on the receivables,
                                       funds on deposit in the trust's bank accounts, the
                                       subordination of the Class B Certificates, the subordination of the Class C Certificates and the subordination of the
                                       transferor interest up to the available subordination
                                       amount. Similarly, you must rely for payment of the Class B
                                       Certificates solely upon collections on the receivables,
                                       funds on deposit in the trust's bank accounts, the
                                       subordination of the Class C Certificates and the
                                       subordination of the transferor interest up to the available subordination amount. In addition, the certificates have a claim only to a percentage of the trust's assets, regardless of the total amount of receivables in the trust at any time.

PRIORITY OF SOME LIENS OVER THE        You may suffer a loss on your certificates if some liens on
CERTIFICATES COULD RESULT IN LOSSES    Yamaha's or the transferor's property have priority over the
ON THE CERTIFICATES                    certificates. If a court concludes that the transfer to the trust is only a grant of a security interest in the
                                       receivables and not a sale, as is intended, some liens on
                                       Yamaha's or the transferor's property arising before new
                                       receivables come into existence may get paid before the
                                       trust's interest in those receivables. Those liens include a tax or government lien or other liens permitted under the
                                       law without the consent of Yamaha or the transferor.

                                       FOR MORE INFORMATION ABOUT THIS RISK, SEE "CERTAIN TRANSFER,
                                       SECURITY INTEREST AND BANKRUPTCY CONSIDERATIONS -- TRANSFER
                                       OF RECEIVABLES."

                                       The agreements between Deutsche Financial and the dealers to provide credit generally grant a lien to Deutsche Financial in all of the property of the dealers including the product related to the receivable. When a dealer sells a product,
                                       Deutsche Financial's and the trust's liens on the product
                                       will end. Therefore, although the dealer must pay the amount owed on the receivable when it sells the product, and the
                                       trust has a lien on the receivable, the product

                                       will no longer secure the receivable. In addition, if
                                       Deutsche Financial has not taken all legal steps to perfect its lien in a particular product, other creditors of the
                                       dealer who perfected their liens prior to Deutsche Financial may have a lien superior to Deutsche Financial's lien. In
                                       addition, since Deutsche Financial provides financing to
                                       dealers for products not made by Yamaha's affiliates,
                                       Deutsche Financial may have made other loans to dealers that are secured by liens in all of the property of the dealers.
                                       Therefore, if a dealer becomes bankrupt, another creditor of the dealer could try to claim that the creditor has a
                                       superior lien in the product. This could prevent the trust from realizing the full benefit of its lien in a product.

                                       If the short-term debt ratings of either Yamaha or Deutsche
                                       Financial are at least"A-1" or "P-1" while Yamaha is the
                                       servicer or Deutsche Financial is the subservicer, or the
                                       Rating Agencies otherwise agree, Yamaha and Deutsche
                                       Financial will, with some limitations, be allowed to use the cash collections for their own benefit before each
                                       distribution date. Consequently, the trust could lose its
                                       lien in the cash collections in some circumstances such as the bankruptcy of Yamaha or Deutsche Financial. However, if either Yamaha or Deutsche Financial fails to meet these
                                       ratings, or the Rating Agencies otherwise withdraw their
                                       approval, Yamaha and Deutsche Financial will be required to deposit all cash collections in the collection account
                                       within two business days of receipt.

                                       FOR A MORE DETAILED DESCRIPTION OF THIS PROCESS, SEE
                                       "DESCRIPTION OF THE OFFERED CERTIFICATES -- ALLOCATION OF
                                       COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT."

BANKRUPTCY OF YAMAHA OR DEUTSCHE       If Yamaha or Deutsche Financial enters a bankruptcy
FINANCIAL COULD RESULT IN LOSSES OR    proceeding, you could experience losses or delays in the
DELAYS IN PAYMENTS ON THE              payments on your certificates. Deutsche Financial sells the
CERTIFICATES                           receivables to Yamaha, Yamaha sells the receivables to the transferor, and the transferor transfers the receivables to the trust. Deutsche Financial, Yamaha and the transferor
                                       treat these transactions as absolute transfers. However, if
                                       Deutsche Financial enters a bankruptcy proceeding, the court has the power to conclude that the sale of the receivables by Deutsche Financial to Yamaha was not a "true sale" and
                                       that Deutsche Financial still owns the receivables.
                                       Similarly, if Yamaha enters a bankruptcy proceeding, the
                                       court has the power to conclude that the sale of the
                                       receivables by Yamaha to the transferor was not a "true
                                       sale" and that Yamaha still owns the receivables. The court also has the power to conclude that Yamaha and the
                                       transferor should be consolidated for bankruptcy purposes.
                                       If the court were to reach any of these conclusions, you
                                       could experience losses or delays in payments on your
                                       certificates because:

                                       - the trustee would not be able to exercise remedies against
                                         Yamaha or Deutsche Financial on your behalf without
                                         permission from the court;

                                       - the court might require the trustee to accept property in exchange for the receivables that is of less value than
                                         the receivables;
                                       - the transferor would no longer transfer new receivables to the trust, and the trustee would be required to sell the
                                         existing receivables and allocate the proceeds to each
                                         series;
                                       - the court might prevent the trustee or the
                                       certificateholders from taking some actions such as selling the receivables or appointing a successor servicer;
                                       - the court might sell the receivables and pay off the
                                       certificates before their maturity;
                                       - tax or government liens on Yamaha's or Deutsche
                                       Financial's property that arose before the transfer of the receivables to the trust would be paid from the
                                         collections on the receivables before the collections were used to make payments on your certificates; and
                                       - the trustee might not have a perfected security interest in the products securing the receivables or cash collections held by Yamaha or Deutsche Financial at the time a
                                         bankruptcy proceeding begins.

                                       The transferor has taken steps in structuring the trust to minimize the risk that a court would conclude that the sale of the receivables to Yamaha and the transferor was not a
                                       true sale or that Yamaha and the transferor should be
                                       consolidated for bankruptcy purposes.

                                       SEE "THE TRANSFEROR AND RELATED PARTIES --
                                       INSOLVENCY-RELATED MATTERS" AND "CERTAIN TRANSFER, SECURITY
                                       INTEREST AND BANKRUPTCY CONSIDERATIONS -- TRANSFER OF
                                       RECEIVABLES" FOR A MORE DETAILED DESCRIPTION OF THESE RISKS.

SLOWER GENERATION OF RECEIVABLES BY    Each receivable is generally payable by a dealer upon sale
DEALERS COULD REDUCE COLLECTIONS       of the related product and is expected to have an average
                                       life that is much shorter than the average life of the
                                       certificates. Absent an amortization event, the proceeds of current receivables will be reinvested in new receivables or used to pay other series of certificates, and the
                                       certificates of this series will generally be repaid from
                                       collections on receivables that have not yet been created.
                                       As a result, payment of the certificates in full on the
                                       expected final payment date is dependent on the ability of
                                       Yamaha and Deutsche Financial to general new receivables. If your certificates are not paid by the expected final payment date, the average term of the certificates will increase.
                                       You may not be able to reinvest any such delayed principal payments at a rate of return equal to or greater than the
                                       rate of return that would have been available on the
                                       expected final payment date.

EARLY AMORTIZATION EVENTS COULD        If an early amortization event occurs under the pooling and
RESULT IN LOSSES OR ACCELERATION OF    servicing agreement, it may shorten the average term and
PAYMENTS ON THE CERTIFICATES           date of final payment of the certificates. You may not be
                                       able to reinvest the principal repaid to you earlier than
                                       expected at a rate of return that is equal to or greater
                                       than the rate of return on your certificates. You also may not be paid the principal amount of your

                                       certificates in full if the assets of the trust are
                                       insufficient to pay the principal amount of all certificates in full.

                                       FOR MORE DETAILS ABOUT THE RISKS ASSOCIATED WITH EARLY
                                       AMORTIZATION EVENTS, SEE "THE DEALER FLOORPLAN FINANCING
                                       BUSINESS," "MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS"
                                       AND "DESCRIPTION OF THE OFFERED CERTIFICATES -- EARLY
                                       AMORTIZATION EVENTS."

INCREASE IN LIBOR COULD RESULT IN      An increase in LIBOR could result in a cap on interest
CAPPED INTEREST PAYMENTS ON THE        payments on the certificates at a maximum rate. The
CERTIFICATES                           certificates generally bear interest at a floating rate
                                       which is based on LIBOR. It is possible that LIBOR plus the margin used to compute the interest rate on your
                                       certificates will increase above an applicable maximum rate.
                                       If that occurs, the certificates will bear interest only at a maximum rate.

ECONOMIC AND SOCIAL FACTORS COULD      Payment of the receivables depends upon the sale of the
LEAD TO SLOWER SALES OF PRODUCTS BY    related products by the dealers. The level of product sales
DEALERS AND LOWER COLLECTIONS WITH     may change because of a variety of economic and social
WHICH TO PAY THE CERTIFICATES          factors. Economic factors include interest rates,
                                       unemployment levels, the rate of inflation, increases in
                                       regulations on use of the products and consumer perception of general economic conditions. The use of incentive
                                       programs (e.g., manufacturers' rebate programs) may also
                                       affect retail sales. Social factors include consumer
                                       perception of Yamaha-brand products in the marketplace and consumer demand for motorized recreational products. Certain of these factors may vary on a regional basis, and may be
                                       exacerbated by geographic concentrations in the portfolio.
                                       We cannot determine or predict whether or to what extent
                                       economic or social factors will affect the level of product sales.

THE PERFORMANCE OF THE TRUST IS        While Yamaha is generally not obligated to make payments
ULTIMATELY DEPENDENT ON YAMAHA         with respect to the certificates or the receivables, its
                                       financial condition and operations are likely to affect the rate and amount of collections on the receivables and the
                                       generation of new receivables in a number of ways.

                                       First, if Yamaha is unable to satisfy its obligation to
                                       repurchase receivables as a result of (1) the material
                                       breach of certain representations and warranties in the
                                       receivables transfer agreement, or (2) breach of certain
                                       servicing obligations, payments on such receivables could be delayed, reduced or eliminated. This could delay or reduce collections available for payment of the certificates.

                                       FOR MORE INFORMATION CONCERNING THESE WARRANTY OBLIGATIONS,
                                       SEE "DESCRIPTION OF THE OFFERED CERTIFICATES -- COVENANTS,
                                       REPRESENTATIONS AND WARRANTIES" AND "SERVICER COVENANTS."

                                       Second, the products that secure the receivables are
                                       manufactured by either Yamaha Motor Manufacturing
                                       Corporation of America, Yamaha Motor Company, Ltd., or
                                       Tennessee Watercraft, Inc. Yamaha distributes these products to dealers. If Yamaha, Yamaha Motor Manufacturing
                                       Corporation of America, Yamaha Motor

                                       Company, Ltd. or Tennessee Watercraft, Inc. were temporarily or permanently to cease operation of their businesses, the dealers' rate of product financing and sales would decrease, slowing generation of new receivables and possibly slowing payment rates on existing receivables, thereby delaying cash flow into the trust.

                                       Third, Yamaha has sometimes provided marketing and
                                       administrative assistance to its dealers that is unrelated to the receivables, but is under no obligation to do so.
                                       Yamaha generally makes optional repurchases of unsold
                                       products from dealers that cease doing business or are no
                                       longer authorized Yamaha dealers. If Yamaha is unable to or decides not to provide this financial assistance or make
                                       these optional repurchases, losses on the receivables would likely increase.

                                       Fourth, Yamaha and the transferor are generally not
                                       obligated to make any payments regarding the certificates or the receivables. However, if Yamaha breaches any of its
                                       representations and warranties regarding any receivables
                                       which materially and adversely affects the interests of the certificateholders, Yamaha will repurchase those receivables from the transferor, and the transferor will repurchase
                                       those receivables from the trust. Yamaha will also be
                                       required to purchase receivables from the trust if it
                                       breaches its servicing obligations regarding those
                                       receivables. In addition, Yamaha has the ability in some
                                       cases to change the terms of the receivables and the
                                       accounts after creation. These terms may include the
                                       applicable interest rate, payment terms and the amount of
                                       the dealer's credit line, as well as underwriting
                                       procedures.

                                       FOR MORE INFORMATION ABOUT THESE RISKS, SEE "THE DEALER
                                       FLOORPLAN FINANCING BUSINESS."

TERMINATION OF DEUTSCHE FINANCIAL'S    Deutsche Financial is not obligated to continue underwriting
SERVICES COULD DELAY THE TRUST'S       or servicing Yamaha receivables. If Deutsche Financial
ABILITY TO COLLECT ON RECEIVABLES      ceases such activities, delays in originating receivables
AND/OR GENERATE NEW RECEIVABLES,       and/or processing payments and related information on the
DELAYING OR REDUCING PAYMENTS ON       receivables could occur and result in delayed in payments to
CERTIFICATES                           the certificateholders. In addition, Deutsche Financial has the ability, in some instances to change the terms of the
                                       receivables on the accounts after creation. These terms may include the applicable interest rate, payment terms and the amount of the dealer's credit line, as well as underwriting procedures.

                                       FOR MORE INFORMATION ABOUT THESE RISKS, SEE "THE DEALER
                                       FLOORPLAN FINANCING BUSINESS."

INDIVIDUAL CERTIFICATEHOLDERS WILL     Certificateholders of any series may need the consent or
HAVE LIMITED CONTROL OF TRUST ACTIONS  approval of the holders of a specified percentage of the unpaid investor interests of all outstanding series to take some actions. These actions include:
                                       - amending the pooling and servicing agreement in some
                                       cases;
                                       - directing a reassignment of the receivables portfolio; and
                                       - directing the trustee not to sell or liquidate the
                                       receivables if the transferor becomes insolvent.

                                       The interests of the certificateholders of another series
                                       may not coincide with yours, making it more difficult for
                                       you or any other particular certificateholder to achieve the desired results from any vote.

ISSUANCE OF ADDITIONAL SERIES BY THE   Yamaha Motor Master Trust, is a master trust, that may issue
TRUST COULD AFFECT THE TIMING OF THE   additional series of certificates from time to time. The
PAYMENTS ON THE CERTIFICATES           trust may issue series with terms that are different from
                                       your series without the prior review or consent of any
                                       certificateholders. It is a condition to the issuance of
                                       each new series that each rating agency that has rated an
                                       outstanding series of the trust confirm that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series. Even so, the terms of a new series could affect the timing and
                                       amounts of payments on any other outstanding series. In
                                       addition, some remedies require the consent of a majority of the certificateholders of all outstanding series. The
                                       interests of the holders of any new series of certificates could be different from your interests.

                                       FOR MORE DETAILS ABOUT THE ISSUANCE OF NEW SERIES, SEE
                                       "DESCRIPTION OF THE OFFERED CERTIFICATES -- ADDITIONAL
                                       SERIES OF CERTIFICATES."

CLASS B CERTIFICATES BEAR ADDITIONAL   The Class B Certificates bear more credit risk than the
CREDIT RISK                            Class A Certificates. Because the Class B Certificates are
                                       subordinated to the Class A Certificates, principal payments on the Class B Certificates will not begin until the Class A
                                       Certificates are repaid. Additionally, if yield collections allocated to your series are insufficient to cover amounts due on the Class A Certificates, the invested amount for the
                                       Class B Certificates may be reduced. This would reduce the amount of yield collections available to the Class B
                                       Certificates in future periods and could cause a possible
                                       delay or reduction in principal and interest payments on the
                                       Class B Certificates. Additionally, if the trustee has to
                                       sell receivables, the net proceeds of the sale available to pay principal would be paid first to the Class A
                                       Certificates before any remaining proceeds would be paid to the Class B Certificates.

                                       FOR MORE INFORMATION ABOUT THESE CREDIT RISKS, SEE "MATURITY
                                       AND PRINCIPAL PAYMENT CONSIDERATIONS" AND "DESCRIPTION OF
                                       THE OFFERED CERTIFICATES -- INVESTOR CHARGE OFFS."

                     THE TRANSFEROR AND TRANSACTION PARTIES

YAMAHA MOTOR RECEIVABLES CORPORATION

    Yamaha Motor Receivables Corporation (the "TRANSFEROR"), a wholly owned subsidiary of Yamaha, was incorporated in the State of Delaware on December 2, 1993. The Transferor was organized for limited purposes, which include purchasing receivables from Yamaha and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Transferor are located at 6555 Katella Avenue, Suite A, Cypress, California 90630. The telephone number of such offices is (714) 761-7500. Under certain circumstances, the Transferor's certificate of incorporation authorizes the Transferor to engage in additional securitization transactions as well; however, any such transaction must be reviewed by the Rating Agency prior to its effectiveness.

YAMAHA MOTOR CORPORATION, U.S.A.

    Yamaha Motor Corporation, U.S.A. ("YAMAHA" or, together with, as applicable, a successor servicer, the "SERVICER") was incorporated in the State of California on October 21, 1976, and its primary business is the distribution in the United States of Yamaha-brand motorized products (except golf carts) to retail dealers of such products and to manufacturers of vessels into which motorized products are incorporated (collectively, " DEALERS"). Yamaha's major product lines include, but are not limited to, motorcycles, all-terrain vehicles, snowmobiles, water vehicles and outboard motors. Only outboard motors and selected marine engine components are sold to manufacturers of marine vessels. Yamaha also sells parts and accessories for such product lines to the Dealers. The principal executive offices of Yamaha are located at 6555 Katella Avenue, Cypress, California 90630. The telephone number of such offices is
(714) 761-7300.

DEUTSCHE FINANCIAL SERVICES CORPORATION

    Deutsche Financial Services Corporation ("DEUTSCHE FINANCIAL"), a Nevada corporation, is a subsidiary of Deutsche Bank Americas Holding Corp., a Delaware corporation and the North American subsidiary of Deutsche Bank AG. Deutsche Bank AG, headquartered in Frankfurt, Germany, is one of the world's largest banks, with assets in excess of $840 billion and shareholder equity in excess of $23 billion as of December 31, 1999. Deutsche Bank AG is exploring opportunities to reduce its equity interest in DFS. There can be no assurance that any transaction or other opportunity will occur or be pursued, and there can be no assurance as to what form any transaction or other opportunity may take or as to the timing of any such transaction or other opportunity.


    Prior to May 2, 1995, all of the servicing activities of Deutsche Financial in connection with the Receivables were conducted by Deutsche Financial under the name ITT Commercial Finance Corp. ("ITT"). On May 2, 1995, Deutsche Bank AG completed the purchase from ITT of all of the outstanding common stock of ITT and, in connection with such purchase, ITT's name was changed to Deutsche Financial Services Corporation. None of the obligations of ITT under its various agreements pertaining to the Receivables were changed or modified as a result of its purchase and name change to Deutsche Financial Services Corporation. Deutsche Financial and its affiliates provide commercial financing for thousands of manufacturers, distributors and dealers throughout the United States, Canada, and Western Europe. Deutsche Financial's principal office is at 655 Maryville Centre Drive, St. Louis, Missouri 63141


    As of date of this prospectus, none of the dealers were affiliates of the Deutsche Financial and none of the products being financed by the receivables were made or distributed by affiliates of Deutsche Financial. We cannot assure you that Deutsche Financial will continue to underwrite or service Yamaha Dealer Accounts.

THE TRUST


    Yamaha Motor Master Trust (the "TRUST") was formed for this and like transactions pursuant to a Master Pooling and Servicing Agreement, originally dated as of March 1, 1994 and amended and restated as of May 1, 1999, among the Transferor, Yamaha, as Servicer, and The Chase Manhattan Bank (as successor trustee to The Fuji Bank and Trust Company), as trustee (together with its permitted successors and assigns in such capacity, the " TRUSTEE") (as amended, supplemented or otherwise modified from time to time, the "POOLING AND SERVICING AGREEMENT"), and prior to formation had no assets or obligations. The assets of the Trust include wholesale receivables (the "RECEIVABLES") generated from time to time in a portfolio of revolving financing arrangements and other inventory financing arrangements (the "ACCOUNTS") with dealers in motorized products manufactured by Yamaha Motor Company, Ltd., Yamaha Motor Manufacturing Corporation of America and Tennessee Watercraft, Inc. to finance their inventory and Collections on the Receivables (collectively, the "TRUST PORTFOLIO"). The Trust has not and will not engage in any business activity other than to acquire and hold the Receivables and the other assets of the Trust and proceeds therefrom, issue the Certificates and the Exchangeable Transferor Certificate, issue additional series of certificates (each, a "SERIES") at the direction of the Transferor and make payments thereon and engage in related activities. As a consequence, the Trust is not expected to have any need for, or source of, additional capital resources other than the assets of the Trust.


                           FORWARD-LOOKING STATEMENTS

    In this prospectus, Yamaha Motor Receivables Corporation uses forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Maturity and Principal Payment Considerations." Forward-looking statements are also found elsewhere in this prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results differ materially from those we anticipate due to changes in, among other things:

    - economic conditions and industry competition;

    - political, social and economic conditions;

    - the law and government regulatory initiatives; and

    - interest rate fluctuations.

    Yamaha Motor Receivables Corporation will not update or revise any forward-looking statements to reflect changes in its expectations or changes in the conditions or circumstances on which the statements were originally based.

                                USE OF PROCEEDS


    The net proceeds from the sale of the Offered Certificates will be used by the Transferor for general corporate purposes.


                    THE DEALER FLOORPLAN FINANCING BUSINESS

    As discussed above, the Receivables transferred or to be transferred by the Transferor to the Trust represent the extensions of credit made by Deutsche Financial to Dealers to purchase Products. The Receivables are secured by a security interest in certain inventory of the Dealers, including motorcycles, snowmobiles, all terrain vehicles, outboard motors, water vehicles, parts and accessories related to the foregoing and certain other motorized equipment manufactured by Yamaha Motor Company, Ltd., Yamaha Motor Manufacturing Corporation of America and Tennessee Watercraft, Inc. and distributed in the United States by Yamaha (collectively, the "Products" and such security interest in such PRODUCTS, the "PRODUCT SECURITY").


    Deutsche Financial is the principal source of inventory financing for the Dealers to purchase Products. Yamaha submitted for financing to Deutsche Financial $1,181,141,333, $1,191,935,107, $1,384,059,194 and $1,873,909,373 for
the fiscal years ended 1997, 1998, 1999 and 2000, respectively. Yamaha submitted for financing to Deutsche Financial $869,276,291 for the six month period ended September 30, 1999 and $1,126,534,318 for the six month period ended
September 30, 2000, up approximately 29.59% from the same period last year. Deutsche Financial services the Trust Portfolio through its national headquarters in St. Louis, Missouri, its Yamaha program headquarters in Irvine, California and three other branch offices located in the United States.


    The Products are categorized by Deutsche Financial as new or used products. " NEW PRODUCTS" means those units which have not been previously sold to a retail consumer, and "USED PRODUCTS" means Products which have been previously sold to a retail consumer. The categorization of New Products and Used Products may change in the future based upon Deutsche Financial's practices and policies; however, receivables generated by Used Products are not eligible as Receivables for transfer by the Transferor to the Trust.

CREDIT UNDERWRITING PROCESS

    Deutsche Financial extends credit to Dealers pursuant to lines of credit which are established by Deutsche Financial for Dealers to finance purchases of New Products and Used Products. Deutsche Financial may also extend credit to a Dealer for other types of Yamaha products and for non-Yamaha motor vehicles and products; however, such extensions of credit are not eligible as Receivables for sale by Deutsche Financial to Yamaha, by Yamaha to the Transferor, or by the Transferor to the Trust. All Dealers of Products (except manufacturers of marine vessels) that have a New Product credit line in place may also be eligible for a Used Product credit line.

    A new Dealer requesting the establishment of a New Product credit line must submit an application for financing to a Deutsche Financial branch office. After receipt of such request, the Deutsche Financial branch office investigates the prospective Dealer by reviewing such Dealer's credit reports and bank references and by evaluating the dealer's start-up financing resources and credit requirements. When an existing Dealer requests the establishment of a wholesale additional Product credit line, the Deutsche Financial branch office reviews the Dealer's credit reports (including the experience of the Dealer's present financing source) and bank references. Deutsche Financial also investigates the particular Dealer's present state of operations and management. Based on the foregoing review, the Deutsche Financial branch office prepares a written recommendation either approving or disapproving the Dealer's request and, depending on the amount of the requested credit line, transmits such recommendation with the requisite documentation to the Yamaha program office. The Deutsche Financial regional vice president can approve new wholesale financing requests for amounts up to $2,500,000; for greater amounts, all such documentation will be forwarded to the Deutsche Financial division, group or home office for approval. Deutsche Financial's ultimate decision whether to extend credit to a new or existing Dealer is based upon its reasonable judgment. If a Dealer has been denied credit by Deutsche Financial, Yamaha may, in its discretion, make other arrangements.

    Upon approval by both Deutsche Financial and Yamaha, Dealers execute a series of financing agreements with Deutsche Financial and dealership agreements with Yamaha. Such agreements provide for a purchase money security interest in favor of Deutsche Financial in the Products and typically in the receivables related thereto. Deutsche Financial will often also obtain a security interest in all other then-owned or thereafter acquired personal property of such Dealer as additional collateral. In addition, in certain cases, Deutsche Financial obtains additional credit enhancement (such as a stand-by letter of credit or a guarantee) or other collateral. Such agreements are generally for an unspecified period of time and create discretionary lines of credit, which Deutsche Financial may terminate at any time in its sole discretion, subject, however, to prevailing standards of commercial reasonableness and good faith, which may require commercially reasonable notice and other accommodations by Deutsche Financial. Absent default by a particular Dealer, the outstanding Receivables owed by such Dealer cannot be accelerated, even if the line of credit provided by Deutsche Financial is terminated, although Deutsche Financial may request that the Dealer begin to make principal payments earlier than such payments would otherwise be due. After the effective date of termination, Deutsche Financial is under no obligation to continue to provide additional financing, but the then current outstanding balance will be repayable in accordance with the Pay-as-Sold or Scheduled Payment Plan terms of such Dealer's particular arrangement with Deutsche Financial, as described below in "--Payment Terms." In certain cases, the financing agreements executed between a particular Dealer and Deutsche Financial may relate to products floorplanned by such Dealer that are not Yamaha-distributed products. See "Risk Factors--Priority of some liens over the certificates could result in losses on the certificates."

    The size of a credit line offered to a Dealer is based upon the Dealer's sales rate or expected sales rate. The amount of a Dealer's credit line for New Products is reviewed periodically for adjustment. The amount advanced by Deutsche Financial for New Products is equal to the amount invoiced with respect to New Products. As more fully described below, in certain circumstances the credit lines may be exceeded by up to 10% without Deutsche Financial consent and may be revised for appropriate business reasons.

CREATION OF RECEIVABLES

    Deutsche Financial finances 100% of the wholesale invoice price of New Products, together with destination charges and a "holdback" on most Products (generally in the amount of approximately 3% of the suggested retail price). Although holdback arrangements vary from year to year, Yamaha is currently using the following arrangements: Yamaha pays an amount (determined at the time of invoicing) to the Dealer on a date certain in the future if the related Product has been sold by such date. If such date passes without the sale of the Product by the Dealer, the holdback is forfeited. This type of holdback arrangement is designed to provide an incentive to the Dealer to take early or off-season delivery of seasonal Products. The holdback payment may take the form of a credit against the receivable due from the Dealer.

    Once a Dealer has commenced the floorplanning of Products through Deutsche Financial, Deutsche Financial will generally finance all purchases of Products by such Dealer from Yamaha. Deutsche Financial may limit or cancel this arrangement if, in Deutsche Financial's opinion, a particular Dealer's inventory is seriously overstocked or if a Dealer is experiencing financial difficulties. In these circumstances, the Deutsche Financial branch office will approve additional financing on a Product-by-Product basis.

    Receivables are originated concurrently with the shipment of New Products to the Dealer and are generally considered full-recourse obligations of such Dealer. Advances made by Deutsche Financial for a Dealer's purchase of Products from Yamaha are usually arranged by the Dealer placing a purchase order with Yamaha for a shipment of Products, and by Yamaha checking the computer records that it shares with Deutsche Financial to confirm that the Dealer is within its credit limit and that no hold has been placed on such Dealer's credit line (any such hold, a "CREDIT HOLD"). If the Dealer is not subject to a Credit Hold and if, after giving effect to the requested advance, the Dealer will be within 110% of its credit limit, Yamaha will ship the requested Product to the Dealer and submit its invoice for the purchase order directly to Deutsche Financial for payment. If, on the other hand, such advance would cause the Dealer to exceed 110% of its credit line, Yamaha will contact Deutsche Financial prior to shipping the Product. As described in "--Credit Underwriting Process" and "--Dealer Monitoring," Deutsche Financial may increase the credit line after such a request by Yamaha and after ascertaining that the particular Dealer is otherwise in compliance with Deutsche Financial's financing program. If such conditions are satisfied, Deutsche Financial will generally approve the request for a credit increase, and Yamaha will ship the Product to the Dealer.

    A Credit Hold may be placed on a Dealer for a variety of reasons, many of which are easily resolved or temporary, but some of which are serious and permanent. A Credit Hold may indicate that a payment due by a Dealer to Deutsche Financial has not been made in the time allowed, that a check from a Dealer has been returned to Deutsche Financial for insufficient funds or that the Dealer has not provided Deutsche Financial with its periodic financial reports in a timely manner. A Credit Hold is also placed on a Dealer if Deutsche Financial determines that the Dealer's financial condition is deteriorating or that the Dealer is insolvent. Deutsche Financial updates the computer system that it shares with Yamaha daily to reflect any changes in the Credit Hold status of Dealers. If and when a Dealer is removed from Credit Hold, Yamaha will ship the requested Products to the Dealer. In contrast to the procedure described above for increasing a Dealer's credit line, Yamaha does not request Deutsche Financial to override any Credit Hold notation, and Yamaha does not ship Products or create Receivables with respect to any Dealer that is on Credit Hold.

    For purposes of including a Receivable in the Trust, Yamaha considers a Receivable to have been created as of the date of invoicing. Normally, interest or finance charges begin to accrue on such Receivable as of the date specified by Yamaha in the Sales Program for the related Product, which is usually later than the date of invoicing.

PAYMENT TERMS

    If a Product is sold by Yamaha to a Dealer with a specific payment due date, Deutsche Financial generally is entitled to receive from the particular Dealer payment in full for the financed amount on such due date. If a Product is floorplanned, Deutsche Financial is generally entitled to receive payment in full for the financed amount on the date of sale of the Product. Interest charges, if any, are billed monthly by Deutsche Financial and are due from the Dealer upon receipt from the Dealer of the monthly statement. Deutsche Financial submits payments received by it from Dealers to Yamaha within two Business Days following receipt.


    Deutsche Financial provides two basic payment terms to Dealers of Products:
Pay-as-Sold financing programs or Scheduled Payment Plans. As of September 30, 2000, Deutsche Financial provides approximately 99.84% of its financing to Dealers through its Pay-as-Sold programs. Under a "PAY-AS-SOLD" program, the Dealer is obligated to pay interest or finance charges monthly, but principal repayment with respect to any particular Product financed by Deutsche Financial is due and payable only upon the sale of such Product by the Dealer. On occasion, Deutsche Financial may request that particular Dealers begin repaying principal in installments if the Product has not been sold within a specified period of time. These payments are referred to by Deutsche Financial as "curtailments." Even if a Product is subject to curtailment payments, the remaining outstanding balance with respect to such Product will be fully payable if such Product is sold.


    "SCHEDULED PAYMENT PLANS," in contrast, require that principal and interest be repaid in accordance with a particular schedule. Depending upon the Product line and the particular inventory turns of the individual Dealer, the majority of these payment terms are generally no longer than 180 days. Under a Scheduled Payment Plan, the Dealer is only obligated to make payments in accordance with an agreed-upon schedule, regardless of when the Product is actually sold. Under a Scheduled Payment Plan, Deutsche Financial will remit any payments made by Dealers to Yamaha over time immediately upon receipt.

    Yamaha's marketing programs to Dealers with respect to the various Products vary throughout the year and by Product (the "Sales Programs"). The Sales Programs offer specific payment terms to the

Dealers, which may include (in addition to specifying whether the Product is eligible for a Pay-as-Sold program or a Scheduled Payment Plan):

    (1) a discount from the wholesale purchase price for payment within a certain number of days;

    (2) a period of interest-free financing;

    (3) a dealer "holdback";

    (4) interest at a margin over the prime rate for a period, payable monthly; and

    (5) interest at a higher margin after a period of time, payable monthly.

BILLING AND COLLECTION PROCEDURES

    A statement setting forth billing and related account information is prepared by Deutsche Financial and distributed on the third business day of each month to each Dealer. Interest and other non-principal charges are billed in arrears and are required to be paid by Dealers to Deutsche Financial by the end of the calendar month in which they are billed. Principal is payable by Dealers to Deutsche Financial in accordance with the terms of the specific Sales Program relating to a particular Product. Under existing arrangements, Deutsche Financial remits such Collections to Yamaha in the form of a wire drawn on Deutsche Financial and payable not later than two Business Days from receipt by Deutsche Financial from Dealers. See "Description of the Offered Certificates--Collection and Other Servicing Procedures."

INTEREST RATES

    Deutsche Financial charges Dealers interest at a rate determined by the terms of the specific Sales Program under which a Product was sold. Often, the advance includes a period of interest-free financing during which no interest accrues on the Receivables. Interest that is charged is computed and accrues as follows: generally, interest rates are adjusted monthly according to a formula that adds a fixed amount to the prime rate, as such prime rate is reported at month end by certain financial institutions selected by Deutsche Financial. The spread above the prime rate depends on the Sales Program under which a Product is sold and may also depend on the length of time the Dealer has held the Product. Interest for the next month accrues at the rate so calculated on the outstanding principal balance owed by the Dealer under the related Sales Program.

RELATIONSHIP BETWEEN DEUTSCHE FINANCIAL AND YAMAHA

    Yamaha determines whether a particular Dealer shall become, or shall continue to be, an authorized Dealer of Products. Yamaha, in its sole discretion, determines the financing terms to be offered under every Sales Program.


    At times, Yamaha may provide marketing or administrative assistance to Dealers (unrelated to the Receivables), although it is under no obligation to do so. In addition, in certain circumstances, Yamaha makes optional repurchases of unsold Products from Dealers who cease doing business or are no longer authorized Yamaha Dealers. Yamaha may terminate any such optional programs in whole or in part at any time. If Yamaha is unable or elects not to provide such financial assistance or make such optional repurchases, the loss experience of Deutsche Financial and thus the Trust in respect of the Trust Portfolio will likely be adversely affected. In addition, because substantially all of the Products sold in the retail market by the Dealers are distributed by Yamaha, if Yamaha were temporarily or permanently to cease operation of such business, the rate of sales of Yamaha-brand Products would decrease, adversely affecting generation of new Receivables, payment rates and the loss experience on the existing Trust Portfolio.

    Yamaha also has certain mandatory obligations under an agreement between Deutsche Financial and Yamaha whereby Yamaha repurchases unsold Products that are recovered by Deutsche Financial through repossession or otherwise. Yamaha credits Deutsche Financial the fair market value for these Products. Yamaha also, by contract or state statute, has certain direct repurchase obligations for some Products if a Dealer terminates its business. Such Dealer repurchase obligations generally apply only to new, unused, undamaged Products, and are usually at the wholesale price of the Product.

DEALER MONITORING

    The level of each Dealer's wholesale credit line is monitored on a periodic basis. Dealers may be specifically permitted by Deutsche Financial to exceed such credit limits in order to accommodate seasonal adjustments or for other approved business reasons. For example, prior to a seasonal peak, a Dealer may purchase more Products than its existing credit lines would otherwise indicate. Because of slow inventory turnover, a Dealer's credit lines may be reduced until a sufficient portion of its Product inventory is liquidated. Deutsche Financial has historically authorized Yamaha to ship products in amounts that can exceed the credit limits by up to 10%. Exception reports of Dealers that have exceeded their credit lines by a certain percentage are reviewed on a weekly basis. Deutsche Financial may at any time evaluate a Dealer's financial position and may place the Dealer on Credit Hold. See "--Creation of Receivables" and "--'Red Flag' and Deutsche Financial's Write-Off Policy."

    On site audits of Dealer Product inventories are conducted on a regular basis (normally, every 30-45 days) by Deutsche Financial employees. The timing of each visit and Deutsche Financial personnel conducting such inspection varies, and no advance notice is given to the audited Dealer. Auditors conduct a physical inventory of the Products on the Dealer's premises. Through the audit process, Deutsche Financial reconciles each Dealer's physical inventory with its records of financed Products. Audits are intended to identify instances where a Dealer sells Products without immediately repaying the related advances.

"RED FLAG" AND DEUTSCHE FINANCIAL'S WRITE-OFF POLICY

    Deutsche Financial prepares a monthly report called a "red flag report" detailing the status of certain Dealers and the related Accounts and inventory. This monthly red flag report generally includes information regarding whether the Dealer has voluntarily surrendered its inventory to Deutsche Financial or whether a liquidation of the Dealer's inventory is in progress. If a liquidation has occurred, the red flag report indicates whether such liquidation was orderly and voluntary, resulting in normal sales to retail customers by the Dealer (which are monitored by Deutsche Financial), or whether such liquidation was forced, resulting in repossession of the inventory by Deutsche Financial. Should litigation occur against such Dealer, the red flag report describes its progress and outcome.

    Once liquidation has commenced, Deutsche Financial will write off any amounts attributable to unpaid Receivables with respect to inventory previously sold by the related Dealer and identified at such time as uncollectible. Yamaha and Deutsche Financial share equally the amounts written off up to an aggregate annual amount equal to $3,000,000 (i.e., $1,500,000 per entity) in respect of all receivables (other than those pertaining to Products consisting of parts and accessories) originated by Deutsche Financial to finance the purchase of Yamaha products by Dealers, without regard for whether such receivables are Receivables in the Trust. The Trust absorbs any losses related to defaulted Receivables in the Trust to the extent that such losses are not covered by this loss sharing arrangement and net of recoveries attributable to the defaulted Receivables. Deutsche Financial also liquidates any other collateral securing the Dealer's obligations, some of which are repurchased at fair market value by Yamaha if it consists of unsold Products. Shortfalls on any such repurchases are generally not eligible for reimbursement under the loss sharing arrangement described above.

                                  THE ACCOUNTS


    The Receivables arise in the Accounts. The Accounts are those specified in the Receivables Sale Agreement and generally constitute all of the wholesale accounts in the Trust Portfolio. See "Description of the Offered
Certificates--Covenants, Representations and Warranties."



    Pursuant to the Receivables Purchase Agreement, Yamaha has conveyed and will continue to convey to the Transferor, and pursuant to the Pooling and Servicing Agreement, the Transferor has conveyed and will continue to convey to the Trust, the Receivables created in all Accounts. New Accounts must meet the eligibility criteria set forth in "Description of the Offered Certificates--Addition of Accounts" as of the first date Receivables created in such Accounts are conveyed to the Trust. In addition, with respect to any Account created after January 31, 1994 and any Receivable generated thereunder, Yamaha will represent and warrant to the Transferor, and the Transferor will represent and warrant to the Trust, that such Receivables meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Conveyance of Receivables." Under certain circumstances specified in the Pooling and Servicing Agreement, the Transferor has the right to remove Accounts (collectively, "REMOVED ACCOUNTS"), and the Receivables arising therein, from the Trust. See "Description of the Offered Certificates--Removal of Accounts." Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts identified in the Receivables Sale Agreement, subject to the limitations described in "Description of the Offered Certificates-Addition of Accounts" and "Removal of Accounts."


    As of September 30, 2000, no Receivable generated by a single Dealer constituted more than 1.0% of the aggregate amount of Eligible Receivables included in the Trust (the "POOL BALANCE"). As of September 30, 2000, with respect to the Accounts in the Trust:


    - there were approximately 2,385 Accounts (solely for purposes of this calculation, Accounts included "parts-only" dealers and excluded dealers considered inactive as of September 30, 2000 (all such excluded dealers had zero balances));



    - the aggregate Receivables balance was approximately $605 million;



    - the average credit line per Account was approximately $433,865 and the average balance of Receivables per Account was $253,734;



    - the aggregate Receivables balance as a percentage of the aggregate credit line was approximately 58.48%; and


    - the average rate charged to Dealers was 6.01%.


    The average rate charged to Dealers will change as the composition of interest bearing and non-interest bearing receivables in the Trust Portfolio changes throughout the year. Other factors that may impact the rate are changes in the level of the prime rate and changes in the interest-free financing programs offered. Receivables originated under the Accounts consist of amounts owed by Dealers for the wholesale price of Products and, if the Dealer has not paid such price within a specified period of time, interest and service charges or fees related to such price. Collections on the Receivables, whether consisting of the wholesale price or interest, fees or service charges relating to such amount, are discounted in order to provide imputed yield to the Trust. Pursuant to the Pooling and Servicing Agreement, a portion of the Collections on the Receivables in the Accounts received in any calendar month (each, a "COLLECTION PERIOD"), which is equal to the product of the Yield Factor and the Pool Balance, are treated as Yield Collections, and the remainder of such Collections are treated as Principal Collections.



    With respect to the tabular data provided below concerning the loss experience, age distribution, geographic distribution and distribution by Product line of the Trust Portfolio, Yamaha and the Transferor believe there are no discernible trends in the historical performance of the Receivables that are material.

LOSS EXPERIENCE


    The following table sets forth Yamaha's average principal receivables balance and loss experience for each of the periods shown with respect to the Trust Portfolio. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Trust Portfolio. In addition, the historical experience set forth below reflects the likely benefit of marketing and administrative assistance provided by Yamaha in certain limited instances to the Dealers as described above under "The Dealer Floorplan Financing Business-- Relationship between Yamaha and Deutsche Financial" and reflects Yamaha's prior practice of repurchasing Products at the full invoiced amount (provided such repurchase was made with respect to a Dealer which had ceased business or from Deutsche Financial). No Accounts from which Receivables arise in the Trust include accounts with any Dealer which is an affiliate of the Trust, the Transferor or the Servicer. If Yamaha is not able to, or elects not to, provide such assistance or repurchase in the future, the loss experience in respect of the Trust Portfolio will likely be adversely affected. See "Risk Factors--Risks inherent in the dealer floorplan financing business could lead to losses on the receivables."



             ANNUALIZED LOSS EXPERIENCE FOR THE TRUST PORTFOLIO(1)



                                            SIX MONTHS
                                               ENDED              FISCAL YEAR ENDED MARCH 31,
                                           SEPTEMBER 30,   -----------------------------------------
                                               2000          2000       1999       1998       1997
                                           -------------   --------   --------   --------   --------
Average Receivables Balance(2)...........    $626,394      $529,147   $473,708   $503,566   $514,564
Charge-off Net of Recoveries.............    $     72      $    413   $    134   $    489   $    630
Charge-off Net of Recoveries/Average
  Receivables Balance(2).................       0.024%        0.078%     0.028%     0.097%     0.122%


------------------------

(1)  Dollars in thousands.

(2) Average receivables balance is the average of the monthly ending balances for the period specified.

AGING EXPERIENCE


    The following table provides the age distribution of Product inventory for all Dealers in the Trust Portfolio. The actual experience of the Trust Portfolio may differ from historical experience.



                  AGE DISTRIBUTION FOR THE TRUST PORTFOLIO(1)
                  BY PERCENTAGE OF RECEIVABLES OUTSTANDING (2)



           SIX MONTHS
              ENDED              FISCAL YEAR ENDED MARCH 31,
          SEPTEMBER 30,   -----------------------------------------
              2000          2000       1999       1998       1997
          -------------   --------   --------   --------   --------
1-90...       64.16%        52.80%     55.97%     47.30%     45.03%
91-180..      19.37         28.64      22.58      22.62      22.59
181-270..      5.93          9.86       7.97       7.72       8.66
271-365..      4.78          2.41       2.97       5.96       6.44
366+...        5.76          6.28      10.50      16.39      17.28
             ------        ------     ------     ------     ------
TOTAL..      100.00%       100.00%    100.00%    100.00%    100.00%
             ======        ======     ======     ======     ======


------------------------

(1)  Ages in days.

(2)  Percentages may not add to 100% due to rounding.

GEOGRAPHIC DISTRIBUTION

    The following table provides the geographic distribution for all Dealers on the basis of Receivables outstanding and the number of Accounts. The rate of payment of outstanding Receivables in each state depends upon the rate of sales of the related products by the Dealers in such state. The level of product sales in a particular state may change because of a variety of economic and social factors. No assurance can be given that the economic and social factors affecting the payment rate or the percentage of Receivables arising in each state will remain the same, and the Transferor is unable to determine and has no basis to predict whether or to what extent economic factors will affect product sales in a particular state.


                 GEOGRAPHIC DISTRIBUTION OF THE TRUST PORTFOLIO
                            AS OF SEPTEMBER 30, 2000



                                                                    PERCENTAGE OF
                                                    RECEIVABLES      RECEIVABLES
                                                   OUTSTANDING(1)   OUTSTANDING(3)
                                                   --------------   --------------
Florida..........................................     $ 43,548             7.20%
California.......................................       43,189             7.14
Texas............................................       34,811             5.75
New York.........................................       31,546             5.21
Michigan.........................................       27,234             4.50
Pennsylvania.....................................       23,584             3.90
North Carolina...................................       23,030             3.81
Minnesota........................................       21,731             3.59
Louisiana........................................       21,046             3.48
Ohio.............................................       20,272             3.35
Other(2).........................................      315,165            52.08
                                                      --------           ------
  TOTAL..........................................     $605,156           100.00%
                                                      ========           ======


------------------------

(1)  Dollars in thousands.


(2) The geographic distribution of Accounts in the Trust with respect to any state other than as set forth above does not exceed 3%.


(3)  Percentages may not add to 100% due to rounding.


             COMPOSITION OF RECEIVABLES BY ACCOUNT BALANCE FOR THE
                                TRUST PORTFOLIO
                            AS OF SEPTEMBER 30, 2000



                                               PERCENTAGE OF                PERCENTAGE OF
                               RECEIVABLES      RECEIVABLES     NUMBER OF     NUMBER OF
                              OUTSTANDING(1)   OUTSTANDING(2)   ACCOUNTS     ACCOUNTS(2)
                              --------------   --------------   ---------   -------------
$0 to $499,999.............      $341,880            56.49%       2,030         85.12%
$500,000 to $999,999.99....       205,435            33.95          311         13.04
              $1,000,000 to
$1,499,999.99..............        35,946             5.94           31          1.30
              $1,500,000 to
$1,999,999.99..............        19,717             3.26           12          0.50
              $2,000,000 to
$2,999,999.99..............         2,178             0.36            1          0.04
                                 --------           ------        -----        ------
                                 $605,156           100.00%       2,385        100.00%
                                 ========           ======        =====        ======


------------------------

(1)  Dollars in thousands.

(2)  Percentages may not add to 100% due to rounding.

PRODUCT DISTRIBUTION

    The following table provides the distribution of Products for all Dealers on the basis of Receivables outstanding.


        RECEIVABLES OUTSTANDING BY PRODUCT GROUP FOR THE TRUST PORTFOLIO
                            AS OF SEPTEMBER 30, 2000



                                                                                 PERCENTAGE OF
                                                               RECEIVABLES     TOTAL RECEIVABLES
                                                              OUTSTANDING(1)    OUTSTANDING(3)
                                                              --------------   -----------------
Motorcycles/Scooters........................................     $135,467             22.00%
Water Vehicles..............................................       61,420             10.00%
All-Terrain Vehicles........................................      254,750             42.00%
Outboards...................................................       81,307             13.00%
Snowmobiles.................................................       60,142             10.00%
Other(2)....................................................       12,070              3.00%
                                                                 --------            ------
TOTAL.......................................................     $605,156            100.00%
                                                                 ========            ======


------------------------


(1)  Dollars in thousands.



(2) Includes snowblowers, generators, lawn tractors, go carts and parts for all Products.



(3)  Percentages may not add to 100% due to rounding.


                    DESCRIPTION OF THE OFFERED CERTIFICATES

    The Floating Rate Series 2000-1, Class A Asset-Backed Certificates (the "CLASS A CERTIFICATES") and the Floating Rate Series 2000-1, Class B Asset-Backed Certificates (the "CLASS B CERTIFICATES" and, together with the Class A Certificates, the "OFFERED CERTIFICATES") will be issued pursuant to the Pooling and Servicing Agreement and the Series 2000-1 Supplement entered into between the Transferor, as the transferor of the Receivables, Yamaha, as Servicer and The Chase Manhattan Bank, as Trustee for the Certificateholders, substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Pooling and Servicing Agreement, the Transferor may execute further Supplements thereto between the Transferor and the Trustee in order to issue additional Series. See "--Additional Series of Certificates." The Trustee will provide a copy of the Pooling and Servicing Agreement (without exhibits or schedules), including any Supplements, to holders of any Class of Offered Certificates without charge upon written request at the address of the Trustee referenced in "--The Trustee." The following summary describes certain terms of the Pooling and Servicing Agreement.

INTERESTS IN THE TRUST


    The Offered Certificates will represent undivided interests in the Trust, including the right to receive the Floating Allocation Percentage and the Fixed Allocation Percentage of all Collections received with respect to the Receivables in the Trust up to (but not in excess of) amounts required to make payments of interest at the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, and the Class A Invested Amount on the Class A Expected Final Payment Date or the Class B Invested Amount on the Class B Expected Final Payment Date, as applicable, or earlier or later in certain circumstances. The property of the Trust consists of the Receivables generated on and after January 31, 1994 under the Accounts, all funds to be collected from Dealers in respect of Receivables (including Recoveries), all of the Transferor's right, title and interest in, to and under the Receivables Purchase Agreement, the related Product Security, all moneys on deposit in the Collection Account, the Principal Funding Account, the Special Funding Account and any other accounts established for the benefit of any other Series (which other accounts will not be available to Certificateholders), and payments made in respect of Enhancements issued with respect to any other Series (the drawing on or payment of such Enhancement not being available to Certificateholders). The term "ENHANCEMENT," as defined in the Pooling and Servicing Agreement, includes any letter of credit, guaranteed rate agreement, maturity guaranty facility, cash collateral account or guaranty, tax protection agreement, interest rate swap or other contract or agreement for the benefit of any Series issued by the Trust. The Trust does not include the Receivables arising from any Removed Accounts. As of the Closing Date, the Class A Invested Amount will be $171,000,000 (the "CLASS A INITIAL INVESTED AMOUNT"), the Class B Invested Amount will be $12,000,000 (the "CLASS B INITIAL INVESTED AMOUNT") and the Class C Invested Amount will be $17,000,000 (the "CLASS C INITIAL INVESTED AMOUNT").


    The Transferor or a designated affiliate will own the interest in the Trust (the "TRANSFEROR INTEREST") not represented by the Certificates or any other Series of certificates issued or to be issued. The Transferor Interest will be evidenced by a certificate (the "EXCHANGEABLE TRANSFEROR CERTIFICATE") representing an undivided interest in the Trust, including the right to the Transferor Percentage, which may vary from month to month, of all Collections on the Receivables in the Trust, subject to allocation to the Certificates and any other Series of certificates then in its accumulation or early amortization period and further subject to allocation to the Certificates and other Series of certificates (if so provided in the applicable Supplement) upon the occurrence of a Transferor Subordination Event.

INTEREST PAYMENTS

    Interest will accrue on the unpaid principal amount of each Class of Offered Certificates at a per annum rate equal to the applicable Certificate Rate and, except as otherwise provided herein, will be distributed to the Class A Certificateholders and the Class B Certificateholders monthly on the 15th day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day) and on the applicable Expected Final Payment Date (each a " DISTRIBUTION DATE"), commencing December 15, 2000. Interest accrued for any Distribution Date will include interest at the applicable Certificate Rate from and including the preceding Distribution Date or, in the case of the first
Distribution Date, from and including [      ], 2000 (the " CLOSING DATE"), to
but excluding such Distribution Date (each an "INTEREST ACCRUAL PERIOD").


    Interest will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the unpaid principal amount of the Class A Certificates will accrue for each Interest Accrual Period at a rate per annum equal to the lesser of (1) one-month LIBOR determined as of the second London Banking Day prior to such Interest Accrual Period (or, in the case of the first Distribution Date, based on
LIBOR determined as of             , 2000 for the period from the Closing Date
up to but excluding December 15, 2000) plus       % per annum or (2) the Maximum
Rate (the "CLASS A CERTIFICATE RATE"). Interest on the unpaid principal amount of the Class B Certificates will accrue for each Interest Accrual Period at a rate per annum equal to the lesser of (1) one-month LIBOR determined as of the second London Banking Day prior to such Interest Accrual Period (or, in the case
of the first Distribution Date, based on             LIBOR determined as of
      , 2000 for the period from the Closing Date up to but excluding
December 15, 2000) plus   % per annum or (2) the Maximum Rate (the "CLASS B
CERTIFICATE RATE"). Interest on the unpaid principal amount of the Class C Certificates will accrue for each Interest Accrual Period at a rate per annum equal to the lesser of (1) one-month LIBOR determined as of the second London Banking Day prior to such Interest Accrual Period (or, in the case of the first
Distribution Date, based on             LIBOR determined as of             ,
2000 for the period from the Closing Date up to but excluding December 15, 2000)
plus       % per annum or (2) the Maximum Rate (the "CLASS C CERTIFICATE RATE"
and, together with the Class A Certificate Rate and the Class B Certificate Rate, the "CERTIFICATE RATES"). The "MAXIMUM RATE" for a Distribution Date is

(1) the product of (a) the Yield Factor for such Distribution Date and
(b) twelve minus (2) the Servicing Fee Percentage.


    On the second London Banking Day preceding the first day of an Interest Accrual Period (a "LIBOR DETERMINATION DATE"), until the Final Series Termination Date, the Trustee will determine the rate for deposits in United States dollars having a one-month maturity, commencing on the first day of such Interest Accrual Period, which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such LIBOR Determination Date will be determined on the basis of rates at which deposits in United States dollars having a one-month maturity are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market. The Trustee will request the principal London office in each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such LIBOR Determination Date will be the arithmetic mean of the quotations (rounded upward to the nearest 0.015625%). If fewer than two quotations are provided as requested, the rate for such LIBOR Determination Date will be the arithmetic mean (rounded upward to the nearest 0.015625%) of the rates quoted by major banks in The City of New York, selected by the Servicer, at approximately 11:00 a.m., New York time, on such date for loans in United States dollars having a one-month maturity to leading European banks; provided, however, that if the Trustee is unable to determine a rate in accordance with one of the procedures described above, LIBOR shall be LIBOR as determined on the most recent LIBOR Determination Date. The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and preceding Interest Accrual Period may be obtained be telephoning the Trustee at
(212) 946-3261. For purposes of calculating LIBOR, "LONDON BANKING DAY" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market, "TELERATE PAGE 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "REFERENCE BANKS" means three major banks in the London interbank market selected by the Servicer.

    On each Distribution Date, Class A Monthly Interest and Class B Monthly Interest will be paid to the Class A Certificateholders and the Class B Certificateholders, respectively, of record on the last Business Day of the immediately preceding month (the "RECORD DATE").

PRINCIPAL PAYMENTS


    No principal payments will be made to the Class A Certificateholders until the earlier of the Class A Expected Final Payment Date or upon the occurrence of an Early Amortization Event as described herein. See "--Early Amortization Events." No principal payments will be made to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. No principal payments will be made to the holders of record of Class C Certificates (the "CLASS C CERTIFICATEHOLDERS" and, together with the Class A Certificateholders and the Class B Certificateholders, the "CERTIFICATEHOLDERS") until the final principal payment has been made to the holders of each Class of Offered Certificates. With respect to the period beginning on the Closing Date and ending on the earlier of (1) on the day prior to the day on which the Controlled Accumulation Period commences or (2) on the day prior to the day on which the Early Amortization Period commences (the "REVOLVING PERIOD"), Principal Collections allocable to the Certificateholders' Interest will either be (a) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the investor certificateholders of any such Series or (b) if no such Series is then amortizing or accumulating principal, paid to the Transferor to maintain the Certificateholders' Interest or held as Undistributed Principal Collections.



    Unless and until an Early Amortization Event shall have occurred, on each Distribution Date occurring during the Controlled Accumulation Period on or prior to the Class A Expected Final

Payment Date, all Principal Collections allocable to the undivided interests of the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders in the Trust (the "CERTIFICATEHOLDERS' INTEREST") and the Transferor Interest and certain other amounts comprising Class A Monthly Principal and Excess Principal Collections allocated to the Certificates will no longer be paid for the benefit of other Series or to the Transferor as described above but instead will be deposited in the Principal Funding Account in an amount not to exceed the Controlled Deposit Amount. Unless and until an Early Amortization Event shall have occurred, on each Distribution Date occurring during the Rapid Accumulation Period on or prior to the Class B Expected Final Payment Date, all Principal Collections allocable to the Certificateholder's Interest and the Transferor Interest and certain other amounts comprising
Class B Monthly Principal and Excess Principal Collections allocated to the Certificates will no longer be paid for the benefit of other Series or to the Transferor as described above but instead will be deposited in the Principal Funding Account. The funds deposited in the Principal Funding Account will be used to pay the Class A Invested Amount on the Class A Expected Final Payment Date and the Class B Invested Amount on the Class B Expected Final Payment Date. Amounts on deposit in the Principal Funding Account shall be invested at the direction of the Servicer. Earnings, net of losses and investment expenses, will be withdrawn from the Principal Funding Account and deposited in the Collection Account. See "--Principal Funding Account." Although the Principal Funding Account will be an Eligible Deposit Account and amounts therein will be invested in Eligible Investments, the holders of each Class of Offered Certificates will bear the risk of loss of any amounts of principal on deposit therein. Prior to the Class A Expected Final Payment Date, the amount on deposit in the Principal Funding Account subject to such risk could reach a maximum of $171,000,000, which is the Class A Initial Invested Amount. During the period commencing on the Class A Expected Final Payment Date until the Class B Expected Final Payment Date, the amount on deposit in the Principal Funding Account subject to such risk could reach a maximum of $12,000,000, which is the Class B Initial Invested Amount. Even if the funds on deposit in the Principal Funding Account at such applicable time are insufficient to pay the Class A Invested Amount or the Class B Invested Amount, as the case may be, in full, all such funds will be distributed to the holders of such Class of Offered Certificates on the applicable Expected Final Payment Date and the Early Amortization Period will commence. On each Distribution Date thereafter the holders of such Class of Offered Certificates will receive, as applicable, distributions of Class A Monthly Principal and Class A Monthly Interest until the Class A Invested Amount has been paid in full or distributions of Class B Monthly Principal and Class B Monthly Interest until the Class B Invested Amount has been paid in full.


    Interest payments on the Offered Certificates will be made on each Distribution Date and interest and principal payments on the Offered Certificates will be made on the applicable Expected Final Payment Date (or, if an Early Amortization Event occurs, on each Distribution Date thereafter) to the holders in whose names the Offered Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the related Record Date. The final payment on the Offered Certificates will be made only upon presentation and surrender of the Offered Certificates. Distributions will be made to DTC in immediately available funds.

MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS


    The Pooling and Servicing Agreement provides that the Class A Invested Amount is payable on November 15, 2005 (or if such day is not a day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law to be closed (such day, a "BUSINESS DAY"), on the next succeeding Business Day) (the "CLASS A EXPECTED FINAL PAYMENT DATE"), or earlier upon the occurrence of an Early Amortization Event, to the extent funds are available therefor from the Fixed Allocation Percentage of Principal Collections, the Transferor Percentage of Principal Collections allocable to the Certificates, any Excess Principal Collections allocated to the Certificates and amounts on deposit in the Principal Funding Account. The Pooling and Servicing Agreement also provides that the Class B Invested Amount is payable on December 15, 2005 (or if such day is not a Business Day, on the next succeeding Business Day) (the "CLASS B EXPECTED FINAL PAYMENT DATE" and, together with the Class A Expected Final Payment Date, the "EXPECTED FINAL PAYMENT DATES"), or earlier upon the occurrence of an Early Amortization Event, to the extent funds are available therefor from the Fixed Allocation Percentage of Principal Collections, the Transferor Percentage of Principal Collections allocable to the Certificates, any Excess Principal Collections allocated to the Certificates and amounts on deposit in the Principal Funding Account (in either case, only after the Class A Invested Amount has been paid in full). The
Class B Certificateholders will not receive any payments of principal until the Class A Invested Amount has been paid in full, and the Class C Certificateholders will not receive any payments of principal until the Class A Invested Amount and the Class B Invested Amount have been paid in full.


    Although it is anticipated that Principal Collections from such sources will be deposited in the Principal Funding Account in an amount sufficient to pay the Class A Invested Amount on the Class A Expected Final Payment Date and the
Class B Invested Amount on the Class B Expected Final Payment Date, no assurance can be given in that regard. The Receivables existing today are not likely to be the source of repayment for the Certificates, and, full payment of each Class of Offered Certificates by the applicable Expected Final Payment Date depends on, among other things, generation of new Receivables and repayment by Dealers of such Receivables. This may not occur if Dealer sales or payments are insufficient therefor. Because the Receivables generally are paid upon retail sale of the underlying Product, the timing of such payments is uncertain. In addition, there is no assurance that Yamaha Products will continue to sell at current rates or that any particular pattern of Dealer sales or payments will occur. See "Description of the Offered Certificates--Allocation of Collections; Deposits in Collection Account," "--Principal Collections for all Series" and "The Dealer Floorplan Financing Business."

    Funds on deposit in the Principal Funding Account will be distributed to the Class A Certificateholders on the Class A Expected Final Payment Date. If such amounts are insufficient to pay the Class A Invested Amount on the Class A Expected Final Payment Date, an Early Amortization Event will occur and thereafter the Class A Certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest on each Distribution Date until the Class A Invested Amount has been paid in full. Provided that the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and the Early Amortization Period has not commenced, funds on deposit in the Principal Funding Account will be distributed to the Class B Certificateholders on the Class B Expected Final Payment Date. If such amounts are insufficient to pay the Class B Invested Amount on the Class B Expected Final Payment Date, an Early Amortization Event will occur and thereafter the Class B Certificateholders will receive distributions of Class B Monthly Principal and Class B Monthly Interest on each Distribution Date until the Class B Invested Amount has been paid in full.


    The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in Product sales and inventory levels, retail incentive programs provided by Yamaha, competition from other manufacturers and various economic factors affecting Product sales generally. The following table sets forth the highest and lowest monthly payment rates for the Trust Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all Collections during the period and the denominator of which is the average aggregate principal balance for such period. There can be no assurance that the rate of Collections will be similar to the historical experience set forth below, and there are no discernible trends with respect to such experience that are material. Although the Accounts constitute the entire Trust Portfolio as of September 30, 2000, actual monthly payment rates with respect to the Accounts may be different in the future.

                MONTHLY PAYMENT RATES FOR THE TRUST PORTFOLIO(1)


    ()


                                               SIX MONTHS
                                                  ENDED              FISCAL YEAR ENDED MARCH 31,
                                              SEPTEMBER 30,   -----------------------------------------
                                                  2000          2000       1999       1998       1997
                                              -------------   --------   --------   --------   --------
Highest Monthly Payment Rate................     34.22%        38.26%     29.43%     25.51%     23.72%
Lowest Monthly Payment Rate.................     25.41%        15.85%     18.25%     13.46%     11.35%
Average Monthly Payment Rate................     29.87%        28.64%     23.93%     19.17%     18.07%


------------------------


(1) Monthly payment rate is calculated as monthly collections divided by the average aggregate principal balance for such period.


    Prior to the payment (or deposit in the Principal Funding Account) of the Class A Invested Amount in full, deposits will be made to the Principal Funding Account on each Distribution Date with respect to the period commencing on the first day of the May 2005 Collection Period and continuing until the earlier of the commencement of an Early Amortization Period and the last day of the October 2005 Collection Period (the "CONTROLLED ACCUMULATION PERIOD"), in an amount equal to the lesser of (a) Class A Monthly Principal and (b) the sum of the Controlled Accumulation Amount for the Collection Period immediately preceding such Distribution Date plus any unpaid Accumulation Shortfall related to any prior Collection Period (the " CONTROLLED DEPOSIT AMOUNT"). In addition, Excess Principal Collections allocable to the Certificates will be deposited in the Principal Funding Account during the Controlled Accumulation Period in an amount not to exceed the Controlled Deposit Amount when aggregated with the amounts in the preceding sentence. "CONTROLLED ACCUMULATION AMOUNT" means, with respect to the Class A Certificates, one-sixth of the Class A Invested Amount as of the Controlled Accumulation Date. "ACCUMULATION SHORTFALL" means, for the Collection Period immediately preceding the related Distribution Date, the amount by which the Controlled Deposit Amount exceeds the amount deposited in the Principal Funding Account on such Distribution Date.

    Following the payment (or deposit in the Principal Funding Account) of the Class A Invested Amount in full but prior to the payment (or deposit in the Principal Funding Account) of the Class B Invested Amount in full, deposits will be made to the Principal Funding Account on the Distribution Date with respect to the period commencing on the first day of the November 2005 Collection Period and continuing until the earlier of the commencement of an Early Amortization Period and the last day of the November 2005 Collection Period (the "RAPID ACCUMULATION PERIOD" and, together with the Controlled Accumulation Period, the "ACCUMULATION PERIODS") in an amount equal to Class B Monthly Principal. In addition, Excess Principal Collections allocable to the Certificates will be deposited in the Principal Funding Account during the Rapid Accumulation Period in an amount not to exceed the Class B Invested Amount when aggregated with the amounts in the preceding sentence.

    If the amount on deposit in the Principal Funding Account equals the Controlled Deposit Amount for the related Distribution Date, the balance of funds remaining on deposit in the Collection Account and otherwise allocable to your Series will either be (a) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the investor certificateholders of any such Series or (b) if no such Series is then amortizing or accumulating principal, paid to the Transferor to maintain the Certificateholders' Interest or held as Undistributed Principal Collections.

    Assuming that (a) the monthly payment rate for the Receivables during each calendar month during the Accumulation Periods is not less than the lowest monthly payment rate for the respective calendar month during the fiscal years 1997, 1998 and 1999, (b) the Pool Balance remains constant at the amount outstanding as of September 30, 2000 and (c) an Early Amortization Event does not occur during either Accumulation Period, and no other Series is in an accumulation period or early amortization period, the Transferor expects that, on the applicable Expected Final Payment Dates, there will be sufficient funds on deposit in the Principal Funding Account to pay the Class A Invested Amount and the Class B Invested Amount in full. The actual rate of accumulation and payment of principal will depend, among other factors, on the rate of repayment, the timing of the receipt of such repayments, the turnover rate of the Receivables and the rate of default by Dealers.

    In the event of the occurrence of an Early Amortization Event, the Early Amortization Period will begin on the day on which such Early Amortization Event occurs or is deemed to have occurred. In the event of a sale, disposition or other liquidation of the Receivables following an insolvency event as described under "Description of the Offered Certificates--Early Amortization Events," the Class A Monthly Principal and Class B Monthly Principal, as applicable, payable to Certificateholders on the following Distribution Date will be equal to the Class A Invested Amount and the Class B Invested Amount, respectively. Although the Transferor believes that the likelihood of an Early Amortization Event occurring is remote, there can be no assurance that an Early Amortization Event will not occur. See "Description of the Offered Certificates--Early Amortization Events."

    Any delay in full payment of the aggregate principal amount of any Class of Offered Certificates beyond the applicable Expected Final Payment Date would extend the average life and date of final payment of the Offered Certificates, in which case the holders of each Class of Offered Certificates will bear the risk of not being able to reinvest payments at such time at yields at least equal to the yields which would have been available to the holders of each Class of Offered Certificates on the applicable Expected Final Payment Date. In addition, a significant decline in the amount of Receivables generated could cause an Early Amortization Event, the occurrence of which may shorten the average life and date of final payment of the Offered Certificates, and the holders of each Class of Offered Certificates would bear the risk of not being able to reinvest payments on the Offered Certificates when received at yields at least equal to the yield on the Offered Certificates.

    In addition, since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the Principal Terms of any additional Series might not have an impact on the timing and amount of payments received by Certificateholders.

REGISTRATION OF THE OFFERED CERTIFICATES IN THE NAME OF CEDE AS NOMINEE OF DTC


    The interests of holders of beneficial interests in the Offered Certificates ("CERTIFICATE OWNERS") will be offered for purchase in minimum denominations of $1,000 (representing 1/171,000th of the undivided interest of the Class A Certificateholders in the Trust and 1/12,000th of the undivided interest of the Class B Certificateholders in the Trust) and integral multiples thereof and will be represented initially by one or more physical certificates registered in the name of Cede & Co. ("CEDE") as nominee of The Depository Trust Company ("DTC"). No Certificate Owner will be entitled to receive a definitive certificate representing such person's beneficial ownership interest in the Offered Certificates except in the event that Definitive Certificates are issued under the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references to actions by holders of any Class of Offered Certificates shall refer to actions taken by DTC upon instructions from its participating organizations ("DIRECT PARTICIPANTS") and all references to distributions, notices, reports and statements to holders of any Class of Offered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, for payment or distribution to Certificate Owners in accordance with DTC's procedures with respect thereto. See "--Book-Entry Registration of the Offered Certificates" and "--Issuance of Definitive Certificates Upon the Occurrence of Certain Circumstances."

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

    Certificate Owners may hold their Offered Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme (" CLEARSTREAM") or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") as in effect in the State of New York and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Direct Participants and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANTS" and, together with Direct Participants, "DTC PARTICIPANTS"). The rules applicable to DTC and DTC Participants are on file with the Commission.

    To facilitate subsequent transfers, all Offered Certificates deposited with DTC will be registered in the name of DTC's nominee, Cede. The deposit of Offered Certificates with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the Direct Participants to whose accounts the Offered Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee, as paying agent, or its successor in such capacity (the "PAYING AGENT"), through Direct Participants or Indirect Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee of DTC. DTC will forward such payments to its Direct Participants which thereafter will forward them to Indirect Participants or Certificate Owners. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement or any Supplement.

    Certificate Owners will be permitted to exercise the rights of holders of any Class of Offered Certificates only indirectly through DTC and its Direct Participants and Indirect Participants.

    Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a Certificate Owner to pledge the Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the absence of physical certificates for such Offered Certificates.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee, the Transferor or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC and disbursement of such payments to Certificate Owners shall be the responsibility of Direct Participants and Indirect Participants.

    Purchases of Offered Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Offered Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive physical certificates representing their ownership interest in the Offered Certificates, except in the event that use of the book-entry system for the Offered Certificates is discontinued.

    Neither DTC nor Cede will consent or vote with respect to the Offered Certificates. DTC has advised the Transferor that it will take any action permitted to be taken by a holder of any Class of Offered Certificates under the Pooling and Servicing Agreement or any Supplement only at the direction of one or more Direct Participants to whose accounts with DTC the Offered Certificates are credited. Additionally, DTC has advised the Transferor that to the extent that the Pooling and Servicing Agreement or any Supplement requires that any action may be taken only by Certificateholders of each Class of Offered Certificates representing a specified percentage of the Class A Invested Amount or the Class B Invested Amount, respectively, DTC will take such action only at the direction of and on behalf of Direct Participants whose holdings include undivided interests that satisfy such specified percentage. Under its usual procedures, DTC will mail an "OMNIBUS PROXY" to the Trustee as soon as possible after any applicable record date with respect to a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those Direct Participants to whose accounts the Offered Certificates will be credited on that record date (identified on a listing attached to the Omnibus Proxy).

    DTC may discontinue providing its services as securities depository with respect to the Offered Certificates at any time by giving reasonable notice to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be delivered to holders of each Class of Offered Certificates. See "--Issuance of Definitive Certificates Upon the Occurrence of Certain Circumstances."

    Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries (each, a "DEPOSITARY" and collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Clearstream Customers and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules through Clearstream or Euroclear through its Depositary; however, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Clearstream or

Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing day will be reported to the relevant Clearstream Customer or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement through DTC.

    Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("CLEARSTREAM CUSTOMERS") and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Clearstream has established an electronic bridge with Morgan Guaranty's Brussels, Belgium office, acting as Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear. Clearstream currently accepts over 110,000 securities issues on its books. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter; and in the U.S. are limited to securities brokers, dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Payments on Offered Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations" and Annex A. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by holders of any Class of Offered Certificates under the related agreement on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    The information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

ISSUANCE OF DEFINITIVE CERTIFICATES UPON THE OCCURRENCE OF CERTAIN CIRCUMSTANCES

    Each Class of the Offered Certificates will be issued in fully registered, certificated form (the "DEFINITIVE CERTIFICATES") in denominations of $1,000 and integral multiples thereof to the related Certificate Owners or their nominees, rather than to DTC or its nominee or a successor clearing agency, only if:

        (1) the Transferor advises the Trustee in writing that DTC (or such successor clearing agency) is no longer willing or able to discharge properly its responsibilities as depository with respect to the Offered Certificates, and neither the Trustee nor the Transferor is able to locate a qualified successor;

        (2) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the registration of the Offered Certificates on the book-entry system through DTC (or such successor clearing agency); or

        (3) after the occurrence of a Servicer Default, Certificate Owners representing in the aggregate more than 50% of the Invested Amount advise the Trustee and DTC (or such successor clearing agency) in writing that the continuation of a book-entry system through DTC (or such successor clearing agency) is no longer in the best interest of the Certificate Owners.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee shall notify all Certificate Owners, through DTC, of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and receipt by the Trustee of instructions for re-registration, the Trustee will reissue the Offered Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (collectively, "HOLDERS").

    Distributions of principal of, and interest on, the Definitive Certificates will be made by the Paying Agent directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments on each Distribution Date and interest and principal payments on the applicable Expected Final Payment Date or otherwise will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the preceding Record Date. Such payments will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution mailed to Certificateholders of each affected Class of Offered Certificates. The Trustee will provide such notice to registered Certificateholders of each affected Class of Offered Certificates not later than the fifth day of the month of such final distribution.

    Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

RATING OF THE OFFERED CERTIFICATES

    It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized statistical rating organization (the rating agency or rating agencies selected by the Transferor to rate the certificates of a Series is herein referred to as the "RATING AGENCY"). The rating of the Class A Certificates is based primarily on the credit quality of the Receivables, the level of subordination of the Class B Certificates and the Class C Certificates and the limited subordination of the Transferor Interest up to the Available Subordinated Amount. It is a condition to the issuance of the Class B Certificates that they be rated in the "A" category for long-term debt obligations or the equivalent by the Rating Agency, as applicable. The rating of the Class B Certificates is based primarily on the credit quality of the Receivables, the level of subordination of the Class C Certificates and the limited subordination of the Transferor Interest up to the Available Subordinated Amount. There is no assurance that such ratings will remain for any given period of time or that such ratings will not be lowered or withdrawn entirely by the Rating Agency, if in its judgment circumstances in the future so warrant. The ratings are not a recommendation to purchase, hold or sell the Offered Certificates, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. The rating of each Class of Offered Certificates addresses the likelihood of the ultimate payment of principal and the timely payment of interest on such Class of Offered Certificates. However, the Rating Agency does not evaluate, and the ratings of the Offered Certificates do not address, the likelihood that the outstanding principal amount of each Class of Offered Certificates will be paid by the applicable Expected Final Payment Date.

ISSUANCE OF CERTIFICATES

    On the Closing Date, the Trustee will authenticate each Class of Offered Certificates and the Series 2000-1, Class C Asset-Backed Certificates (the "CLASS C CERTIFICATES," and together with the Offered Certificates, the "CERTIFICATES" or "SERIES 2000-1" and each such class of Certificates, a "CLASS") and deliver such Offered Certificates to the Transferor which will, in turn, deliver them to or upon the order of Chase Securities Inc. (the "UNDERWRITER") against payment of the net proceeds of the sale of the Offered Certificates. The Trustee will also deliver the Class C Certificates to the Transferor.

ADDITIONAL SERIES OF CERTIFICATES

    The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (a) one or more Series of investor certificates which are generally transferable and have the characteristics described below and (b) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which is held by the Transferor or a designated affiliate and is generally not transferable. The Pooling and Servicing Agreement also provides that, pursuant to any one or more supplements to the Pooling and Servicing Agreement (each, a "SUPPLEMENT"), the Transferor may by written request to the Trustee, and fulfillment of the conditions set forth in the Pooling and Servicing Agreement, cause the Trustee to issue one or more new Series of certificates. Under the Pooling and Servicing Agreement, the Transferor may define, with respect to any newly issued Series:

        (1) its name or designation;

        (2) its initial principal amount (or method for calculating such amount);

        (3) its certificate rate (or formula for the determination thereof);

        (4) the interest payment date or dates and the date or dates from which interest shall accrue;

        (5) the method for allocating collections to certificateholders;

        (6) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts;

        (7) the percentage used to calculate monthly servicing fees;

        (8) the Minimum Transferor Percentage;

        (9) the minimum amount of Trust Principal Component required to be maintained;

        (10) the issuer and terms of any Enhancement with respect thereto;

        (11) the base rate for such Series, if applicable;

        (12) the terms on which the certificates of such Series may be repurchased at the Transferor's option or remarketed to other investors;

        (13) the series termination date;

        (14) any deposit into any account maintained for the benefit of certificateholders;

        (15) the number of classes of such Series, and if more than one class, the rights and priorities of each such class;

        (16) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depository for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid);

        (17) the priority of any Series with respect to any other Series; and

        (18) any other relevant terms (all such terms, the "PRINCIPAL TERMS" of such Series).

    None of the Transferor, the Servicer, the Trustee and the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition to the issuance of a new Series, the Transferor will deliver to the Trustee written confirmation from the Rating Agencies that such proposed issuance will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series, including each Class of Offered Certificates. The Transferor may offer any Series to the public or other investors under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or exempt from registration thereunder directly, through the Underwriter or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Trust has previously issued:

        - the 6.25% Series 1994-1, Class A Asset-Backed Certificates (which have been repaid);

        - the 6.45% Series 1994-1, Class B Asset-Backed Certificates (which have been repaid);


        - the 6.20% Series 1995-1, Class A Asset-Backed Certificates (which have been repaid);



        - the 6.45% Series 1995-1, Class B Asset-Backed Certificates (which have been retired);


        - the Variable Funding Series 1998-1, Class A Asset-Backed Certificates;

        - the Variable Funding Series 1998-1, Class B Asset-Backed Certificates;

        - the Floating Rate Series 1999-1 Class A Asset-Backed Certificates; and

        - the Floating Rate Series 1999-1 Class B Asset-Backed Certificates.


    The Certificates are the fifth Series to be issued by the Trust, two of which are currently outstanding. See "Other Series Issued and Outstanding." The Transferor may offer, from time to time, additional Series.


    The Pooling and Servicing Agreement provides that the Transferor may cause new Series to be issued and define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their revolving periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. Each Series may have the benefits of a form of Enhancement issued by issuers different from the issuers of the form of Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any such Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement. The Pooling and Servicing Agreement also provides that the Transferor may specify different certificate rates and monthly servicing fees with respect to each Series. Yield Collections not used to pay interest on the certificates, the monthly servicing fee, the investor default amount or investor charge-offs with respect to any Series may be allocated pursuant to the terms of an Enhancement agreement for such Series, if applicable. The Transferor also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series may be repurchased at the Transferor's option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or classes within a Series may have different priorities. Under the terms of Series 2000-1, no current or future Series of certificates may be senior to this Series of Certificates. The Class B Certificates will be subordinate to the Class A Certificates, and the Class C Certificates will be subordinate to the Offered Certificates, but no Class of Certificates will be subordinate to any other Series of certificates. There is no limit to the number of new Series that the Transferor may cause the Trust to issue under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

    New Series may only be issued upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The Transferor may cause such a new issuance by notifying the Trustee, at least three Business Days in advance of the date upon which the issuance is to occur. The notice must state the designation of any Series to be issued on the date of the issuance and, with respect to each such Series: (a) its initial invested amount (or method for calculating such amount) and (b) its certificate rate (or the method for allocating interest payments or other cash flow to such Series). On the date of the issuance, the Trustee will issue any such Series only upon delivery to it of the following:

        (1) a Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series;

        (2) the form of Enhancement and the Enhancement agreement, if any, with respect thereto executed by the Transferor and the provider of the form of Enhancement;

        (3) an opinion of counsel to the effect that certificates of such Series will be characterized either as indebtedness or an interest in a partnership under existing law for Federal income tax purposes and that the issuance of such Series will not have a material adverse impact on the Federal income tax characterization of any outstanding Series;

        (4) written confirmation from each applicable Rating Agency that the issuance of such Series will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series; and

        (5) a copy of a certified report of the Servicer setting forth certain factual matters.

    Upon satisfaction of such conditions, the Trustee will issue the new Series.

COVENANTS, REPRESENTATIONS AND WARRANTIES

    Under the Pooling and Servicing Agreement, the Transferor represents and warrants as of the date of any Supplement and the date of the initial issuance of any related certificates that, among other things, (1) it has the power and authority to carry out its obligations with respect to the transactions contemplated by the Pooling and Servicing Agreement and related agreements and cause the issuance of the certificates and (2) the Pooling and Servicing Agreement constitutes a valid conveyance, transfer and assignment to the Trust of all right, title and interest of the Transferor in, to and under the Receivables and the related Product Security and the proceeds thereof.

    If any of the representations and warranties described in the preceding paragraph is not true and, as a result, there is a material adverse effect on the interests of the investor certificateholders, then either the Trustee or holders of investor certificates evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding investor certificates may direct the Transferor to purchase the certificateholders' interest in such Receivables on a Distribution Date within thirty (30) days of such notice (or such longer period as may be allowed). However, no such purchase is required if, by the end of such period, such representations and warranties are satisfied in all material respects and any material adverse effect on the certificateholders' interests has been cured.

    To effect such a purchase, the Transferor must deposit into the Collection Account, in immediately available funds on the Business Day preceding the applicable Distribution Date, an amount equal to the sum of the amounts specified in the Supplement related to each outstanding Series, which must then be distributed to the investor certificateholders on such Distribution Date. Unless the Transferor is required to repurchase all of the Receivables as described herein, the obligation of the Transferor to purchase the certificateholders' interest as set forth above is the sole remedy available to the investor certificateholders (or the Trustee on their behalf) in the event of a breach of the representations and warranties described above.

    Additionally, with respect to the Receivables, the Transferor represents and warrants under the Pooling and Servicing Agreement that, among other things:

        (1) each Receivable and all related Product Security has been or will have been conveyed to the Trust free and clear of any security interest or lien (except for those liens not of equal or higher priority than the lien of the Trust);

        (2) on the applicable transfer date, each Receivable conveyed to the Trust is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with the terms of the Pooling and Servicing Agreement;

        (3) all applicable consents, licenses, approvals and authorizations have been obtained with respect to the conveyance of the Receivables;

        (4) each of the Pooling and Servicing Agreement, any Supplement and the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms;

        (5) the Pooling and Servicing Agreement constitutes either a valid transfer and assignment, or the grant of a security interest, to the Trust in all of the right, title and interest of the Transferor in, to and under the Receivables, all related Product Security and all proceeds of the foregoing; and

        (6) certain specified information provided to the Trustee with respect to the Receivables, the Accounts and the Dealers is true and correct in all material respects.

    If any of the representations and warranties described in the preceding paragraph is not true and correct, and such breach has a material adverse effect on the certificateholders interest in any Receivable or Account, then, within thirty (30) days (or such longer period not to exceed sixty (60) days) of the earlier to occur of (A) the discovery of such event by the Transferor or the Servicer and (B) receipt by the Transferor or the Servicer of written notice of any such event given by the Trustee, Deutsche Financial or any Enhancement provider, the Transferor must accept the reassignment of the affected Receivables (or, in the case of an untrue representation or warranty with respect to an Account, all Receivables in such Account). However, no such reassignment is required if, by the end of such period, the breached representation or warranty is true and correct in all material respects and any material adverse effect caused by such breach has been cured. The Transferor accepts the reassignment of any Receivables described above (each, an "INELIGIBLE RECEIVABLE") by directing the Servicer to deduct the aggregate principal amount of such Receivables from the Pool Balance (if the amount is otherwise included in the Pool Balance) on or prior to the end of the Collection Period in which the reassignment obligation arises. If, following such deduction, the Transferor Amount is less than the product of (A) 10% (the "MINIMUM TRANSFEROR PERCENTAGE") and (B) the product of (1) the Pool Balance and
(2) the result of one minus the Yield Factor (the "Trust Principal Component") on the immediately preceding Determination Date, then the Transferor must deposit into the Collection Account in immediately available funds the amount of such shortfall (the "Transfer Deposit Amount"). If the Transfer Deposit Amount is not so deposited, then the principal amount of such Receivables may only be deducted from the Pool Balance if the Transferor Amount is not reduced below the Minimum Transferor Percentage of the Trust Principal Component, and the Receivables, the aggregate principal amounts of which have not been so deducted, will not be reassigned to the Transferor but will remain part of the Trust. Upon reassignment of any such Receivable (but only if the Transfer Deposit Amount, if any, is paid), the Trust will automatically be deemed to transfer to the Transferor, without recourse, representation or warranty, all of the right, title and interest of the Trust in, to and under such Receivable, all related Product Security and all proceeds of the foregoing. Unless the Transferor is required to repurchase all of the Receivables as described herein, the obligation of the Transferor to accept the reassignment of any such Receivable and to pay any related Transfer Deposit Amount is the sole remedy available to the investor certificateholders (or the Trustee on their behalf) respecting the event giving rise to such obligation.

    Under the Pooling and Servicing Agreement, if (A) a breach of any of the Transferor's representations or warranties described above occurs or (B) a material amount of Receivables are not Eligible Receivables, and in either case such event has a material adverse effect on the investor certificateholders, then either the Trustee or the holders of investor certificates evidencing undivided interests aggregating more than 50% of the aggregate invested amount of all outstanding Series may direct the Transferor to accept reassignment of all Receivables on a Distribution Date within sixty (60) days (or such longer period not to exceed an additional sixty (60) days). However, no such reassignment is required if, on the Business Day prior to such Distribution Date, the applicable representations and warranties are then true and correct in all material respects or there is no longer a material amount of Receivables which are not Eligible Receivables, as applicable.

    To effect such a reassignment, the Transferor must deposit into the Collection Amount on the Business Day prior to the applicable Distribution Date an amount equal to the reassignment deposit amount for such Receivables for distribution to the investor certificateholders. The deposit amount for such reassignment is equal to the aggregate invested amount of all outstanding Series on the Record Date related to the applicable Distribution Date on which such deposit is made (less the aggregate principal amount on deposit in any principal funding account) plus an amount equal to all accrued but unpaid interest on the certificates of all Series at the applicable certificate rates through the end of the interest accrual periods for such Series. Any payment of the reassignment deposit amount and all other amounts in the Collection Account in respect of the preceding Collection Period is considered a prepayment in full of all such Receivables. On the Distribution Date with respect to which such amount has been deposited into the Collection Account, the Receivables, any related Product Security and all proceeds of the foregoing will be released to the Transferor without recourse, representation or warranty. If the Trustee or the investor certificateholders direct the Transferor to accept the reassignment of all Receivables, the obligation of the Transferor to accept such reassignment is the sole remedy respecting the breach of the representations and warranties described above or the existence of a material amount of Receivables which are not Eligible Receivables.

    Pursuant to the Receivables Purchase Agreement, Yamaha makes representations and warranties with respect to the Receivables sold by it to the Transferor pursuant to the Receivables Purchase Agreement substantially similar to those described above with respect to the Transferor. As a result, in the event that the Transferor breaches a representation and warranty described above with respect to a Receivable sold to the Transferor by Yamaha, Yamaha will be required to repurchase from the Transferor the Receivables retransferred to the Transferor for an amount of cash equal to the amount the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

    An "ELIGIBLE RECEIVABLE," as defined in the Pooling and Servicing Agreement, refers to each Receivable:

        (1) which has arisen under an eligible Account and is payable in United States dollars;

        (2) which was created in compliance with all applicable requirements of law and pursuant to a dealer agreement which complies with all applicable requirements of law;

        (3) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by Yamaha or the Transferor in connection with the creation or transfer of such Receivable or the execution, delivery and performance by Deutsche Financial of the related dealer agreement have been duly obtained or given and are in full force and effect;

        (4) which was originated or acquired by Yamaha in the ordinary course of business;

        (5) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein (and in the proceeds thereof);

        (6) which will at all times be the legal, valid, binding and assignable payment obligation of the Dealer thereof enforceable against such Dealer in accordance with its terms, subject to certain bankruptcy and equity related exceptions;

        (7) which constitutes either an "ACCOUNT," "CHATTEL PAPER" or a "GENERAL INTANGIBLe" under and as defined in Article 9 of the UCC as then in effect in the State of California;

        (8) which represents the obligation of a Dealer to repay an extension of credit made to such Dealer by Deutsche Financial to finance such Dealer's acquisition of Products from Yamaha;

        (9) which at the time of creation and, except at the closing date for the initial Series, in the case of Receivables in respect of which the related financed Product has been sold by the Dealer, at the time of transfer to the Trust is secured by a perfected security or ownership interest in the Product relating thereto;

        (10) as to which at all times following the transfer of such Receivable by the Transferor to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time (except for liens of lesser priority than the lien of the Trust), other than liens permitted by the Pooling and Servicing Agreement;

        (11) which was owned by Yamaha at the time of its sale by Yamaha to the Transferor;

        (12) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury) of the Dealer;

        (13) as to which Yamaha, Deutsche Financial and the Transferor have satisfied all obligations to be fulfilled at the time of its transfer to the Trust;

        (14) as to which Yamaha, Deutsche Financial and the Transferor have done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or certificateholders therein; and


        (15) which, effective as of the last day of any Collection Period commencing after the Series 1998-1 Asset-Backed Certificates have been retired, when aggregated with the balance of all other Receivables due from such Dealer, does not exceed 1% of the Pool Balance.


    It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling and Servicing Agreement or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before May 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in, to and under the Receivables and certain other components of the Trust.

ADDITION OF ACCOUNTS

    Receivables created in all Accounts established with Dealers which have purchased existing dealerships ("Dealer Replacement Accounts") shall be added automatically to the Trust. Subject to the limitations described herein and in "--Subordination of Transferor Interest in Certain Circumstances," the Transferor shall, on an ongoing basis, automatically add Receivables created in new Accounts which do not constitute Dealer Replacement Accounts ("New Accounts") to the Trust subject to the following conditions:

        (1) if either (a) on an annual basis, the percentage derived by dividing the number of New Accounts added to the Trust during any fiscal year of the Transferor by the number of Accounts in the Trust at the beginning of such year exceeds 8% or (b) on a quarterly basis, the percentage derived by dividing the number of New Accounts added to the Trust during such calendar quarter by the number of Accounts in the Trust at the beginning of such calendar quarter exceeds 5%, then the Transferor may continue to add Receivables created in New Accounts to the Trust only if (x) the Available Subordinated Amount is adjusted each Collection Period thereafter by the aggregate amount of Receivables in those New Accounts included in the Trust which New Accounts resulted in such percentage to exceed the specified percentages therein or (y) the Transferor obtains a letter from each of the Rating Agencies that such action will not result in a downgrade or withdrawal of the then current ratings assigned by each of them to each Series;

        (2) if the annualized rate (averaged for a period of three consecutive Collection Periods) of (a) Defaulted Receivables minus recoveries plus the repossession value of all Products repossessed during such period to
    (b) the beginning Pool Balance for the related Collection Period exceeds 7.5%, then the Transferor may continue to add Receivables created in any New Accounts and Dealer Replacement Accounts to the Trust only if (x) the Available Subordinated Amount is increased by the aggregate amount of Receivables in New Accounts and Dealer Replacement Accounts or (y) the Transferor obtains a letter from each of the Rating Agencies that such action will not result in a downgrade or withdrawal of the then current ratings assigned by each of them to each Series; and

        (3) if either (a) on an annual basis, the percentage derived by dividing the number of New Accounts and Dealer Replacement Accounts added to the Trust during any fiscal year of the Transferor by the number of Accounts in the Trust at the beginning of such year exceeds 15% or (b) on a quarterly basis, the percentage derived by dividing the number of New Accounts and Dealer Replacement Accounts added to the Trust during such calendar quarter by the number of Accounts in the Trust at the beginning of such calendar quarter exceeds 10%, then the Transferor may continue to add any Accounts to the Trust only if (x) the Available Subordinated Amount is increased by the aggregate amount of Receivables in New Accounts and Dealer Replacement Accounts or (y) the Transferor obtains a letter from each of the Rating Agencies that such action will not result in a downgrade or withdrawal of the then current ratings assigned by each of them to each Series;

REMOVAL OF ACCOUNTS

    Subject to the conditions set forth in the next succeeding sentence, on the second Business Day preceding each Distribution Date (each, a "DETERMINATION DATE") with respect to which the sum of the Trust Principal Component, the Special Funding Account and the Principal Funding Account minus the sum of the invested amounts (or adjusted invested amounts) for all Series and the Available Subordinated Amount as of such date of determination (the "TRANSFEROR AMOUNT") as a percentage of the Trust Principal Component exceeds 10% at the end of the related Collection Period, the Transferor has the right to designate Removed Accounts and accept the reassignment of all the Receivables in the Removed Accounts, without notice to the certificateholders. The Transferor may, in its sole discretion, accept such reassignment in an aggregate amount equal to an amount not greater than the excess of the Transferor Amount over 10% of the Trust Principal Component as of the end of the related

Collection Period. The Transferor is permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

        (1) the Transferor shall have delivered to the Trustee for execution a written instrument of reassignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and aggregate amount of Receivables;

        (2) the Transferor shall represent and warrant that no selection procedure believed by the Transferor to be materially adverse to the interests of the certificateholders or any provider of Enhancements was utilized in selecting the Removed Accounts;

        (3) the removal of any Receivables of any Removed Accounts shall not, after giving effect thereto in the reasonable belief of the Transferor, cause an Early Amortization Event to occur and would not cause the Transferor Amount as a percentage of the Trust Principal Component to be less than the Minimum Transferor Percentage on the date of removal;

        (4) the Transferor shall have delivered prior written notice of the removal to each Rating Agency which has been selected by the Transferor to rate any outstanding Series and, prior to the date on which such Receivables are to be removed, shall have received notice from each Rating Agency that such removal will not cause the reduction or withdrawal of its rating of any Series of investor certificates;

        (5) the Transferor shall have delivered to the Trustee and each applicable Rating Agency an officer's certificate confirming the items set forth in clauses (1) through (4) above; and

        (6) the Transferor shall have delivered to the Trustee and the Rating Agencies a favorable opinion of counsel that such removal will not adversely affect the first priority security interest of the Trust in the Receivables.

    In addition, the Pooling and Servicing Agreement provides that no Receivables arising in Accounts created after the date of any such removal may be conveyed by the Transferor to the Trust without the written confirmation of each Rating Agency and without delivery to the Trustee of a favorable opinion of counsel regarding the continuing perfection and priority of the security interest in the Receivables in existing Accounts and in the Receivables in Accounts created on or after the effective date of such reassignment.

COLLECTION ACCOUNT

    The Trustee has caused to be established and maintained, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "COLLECTION ACCOUNT") for the benefit of the Certificateholders and the holders of certificates of any other Series. An "ELIGIBLE DEPOSIT ACCOUNT" shall mean either a segregated account with an Eligible Institution or a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, for so long as any of the securities of such depository institution or its parent shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. An "ELIGIBLE INSTITUTION" means a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times (1) has itself, or has a parent which has, either (A) a long-term unsecured debt rating of "A2" or better by Moody's or (B) a certificate of deposit rating of "P-1" by Moody's, (2) has itself, or has a parent which has, either (A) a long-term unsecured debt rating of "AAA" by Standard & Poor's or (B) a certificate of deposit rating of "A-1+" by

Standard & Poor's and (3) is a member of the FDIC. Funds in the Collection Account may be invested, at the direction of the Servicer, in:

        (1) direct obligations of the United States of America and obligations fully guaranteed as to the timely payment of principal and interest by the full faith and credit of the United States of America;

        (2) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to the supervision and examination by federal or state banking authorities or depository institution authorities and having short-term debt ratings in the highest investment category from each Rating Agency;

        (3) commercial paper or other short-term obligations having, at the time of the Trust's investment, a rating in the highest investment category from each Rating Agency;

        (4) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation, with an entity the commercial paper of which has a credit rating from each Rating Agency in its highest investment category;

        (5) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (2) above;

        (6) money market funds rated in the highest investment category by each Rating Agency or otherwise approved in writing by each Rating Agency;

        (7) time deposits, other than as referred to in clause (4) above, with an entity the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; and

        (8) any other investments approved in writing by each Rating Agency prior to the Trust's investment therein (collectively, the "ELIGIBLE INVESTMENTS").

    Generally, any such investment must be held to maturity. Any earnings (net of losses and investment expenses) on funds in the Collection Account shall be paid monthly to the Transferor unless an Early Amortization Event occurs, in which event such funds will remain on deposit in the Collection Account. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Pooling and Servicing Agreement. So long as no Servicer Default has occurred and the Servicer (or Deutsche Financial, for so long as Deutsche Financial is acting as subservicer) maintains certain short-term credit ratings, or obtains a guaranty from an entity with such short term credit ratings or written confirmation of the ratings on each Class of Offered Certificates from each Rating Agency, the Servicer need not deposit funds into the Collection Account until the Business Day preceding the following Distribution Date and may use such funds for its own purposes during such period. See "--Allocation of Collections; Deposits in Collection Account."

PRINCIPAL FUNDING ACCOUNT

    The Trustee has caused to be established and maintained, for the benefit of the Certificateholders, an Eligible Deposit Account in the name of the Trustee on behalf of the Certificateholders of each Class of Offered Certificates (the "PRINCIPAL FUNDING ACCOUNT"). During the Controlled Accumulation Period,
Class A Monthly Principal plus Excess Principal Collections, if any, from other Series allocable to the Certificates plus the Transferor Percentage of Principal Collections allocable to the Certificates will be deposited in the Principal Funding Account on each Distribution Date in an amount not to exceed the Controlled Deposit Amount, and during the Rapid Accumulation Period, Class B Monthly

Principal plus Excess Principal Collections, if any, from other Series allocable to the Certificates plus the Transferor Percentage of Principal Collections allocable to the Certificates will be deposited in the Principal Funding Account on each Distribution Date, all as provided below under "--Distributions from the Collection Account" and "--Distributions to Certificateholders"; provided that, if an Early Amortization Event occurs during either of the Accumulation Periods, the amounts on deposit in the Principal Funding Account shall be paid on the next succeeding Distribution Date first to the Class A Certificateholders up to the outstanding principal amount and then, to the extent of any remaining funds, to the Class B Certificateholders. All amounts deposited into the Principal Funding Account prior to the Expected Final Payment Dates will be invested by the Trustee at the direction of the Servicer in certain eligible investments (which are substantially similar to the Eligible Investments described above). On each Distribution Date, all investment income earned (net of losses and investment expenses) on amounts in the Principal Funding Account since the preceding Distribution Date will be withdrawn from the Principal Funding Account and deposited into the Collection Account.

SPECIAL FUNDING ACCOUNT

    If, on any date, the Transferor Amount, as a percentage of the Trust Principal Component, is less than or equal to the Minimum Transferor Percentage, or the amount of the Trust Principal Component is less than the Initial Invested Amount plus any amounts established with respect to other outstanding Series (the "MINIMUM TRUST PRINCIPAL COMPONENT"), the Servicer shall not distribute to the Transferor any Principal Collections in the Collection Account that otherwise would be distributed to the Transferor, but shall, on the next succeeding Distribution Date, deposit such funds into an Eligible Deposit Account established and maintained by the Servicer for the benefit of the certificateholders of all Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholders of all Series (the "SPECIAL FUNDING ACCOUNT").

    Funds on deposit in the Special Funding Account will be withdrawn and paid to the Transferor on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount, as a percentage of the Trust Principal Component, exceeds the Minimum Transferor Percentage; provided, however, that if an accumulation period or early amortization period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series. Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during the Revolving Period or the Accumulation Periods will be withdrawn from the Special Funding Account and paid to the Transferor, and during an Early Amortization Period, shall be treated as Yield Collections of Receivables with respect to the related Collection Period.

SERVICER CASH COLLATERAL ACCOUNT


    On or before the Closing Date, the Servicer shall establish and maintain an Eligible Deposit Account for the benefit of the Certificateholders, in the name of the Trustee, bearing a designation clearly indicating that the funds on deposit therein are held for the benefit of the Certificateholders (the "SERVICER CASH COLLATERAL ACCOUNT"). On the Closing Date, the Servicer shall deposit an amount equal to $2,287,500.00 (the "INITIAL SERVICER CASH COLLATERAL DEPOSIT") into the Servicer Cash Collateral Account. The Trustee shall possess all right, title and interest in and to all funds on deposit in the Servicer Cash Collateral Account and in all proceeds thereof.

    If, on any Determination Date, one-month LIBOR (as calculated by the Trustee on the preceding LIBOR Determination Date) exceeds 15% per annum, then, in such event, the Servicer will be required to remit all Collections to the Collection Account on a daily basis. After such time, the Servicer Cash Collateral Account will be terminated and the Trustee will release all funds on deposit in such account to the Servicer, net of any amount not already in the Collection Account required to pay all accrued and unpaid interest on the Certificates, which amount will be deposited by the Trustee into the Collection Account.

    In the event that one-month LIBOR (as calculated by the Trustee) is equal to or less than 15% per annum on any Determination Date after the Servicer Cash Collateral Account has been terminated, the Servicer may, but need not, reestablish and maintain the Servicer Cash Collateral Account. If the Servicer so elects, the Servicer must deposit an amount equal to the Initial Servicer Cash Collateral Deposit into the Servicer Cash Collateral Account. Once such deposit has been made, for all Series then outstanding, the Servicer will no longer be required to deposit Collections into the Collection Account on a daily basis and the Servicer may, but need not, deposit such Collections on a less frequent basis as provided in "--Allocations of Collections; Deposits in Collection Account."

    If for any reason the Servicer fails to deposit to the Collection Account Yield Collections it has received for any Collection Period by the Business Day immediately preceding the related Distribution Date (the "TRANSFER DATE"), the Trustee shall, on the related Distribution Date, withdraw from the Servicer Cash Collateral Account an amount equal to the shortfall required for payment of the Class A Monthly Interest and/or the Class B Monthly Interest, as applicable, for such Collection Period and shall deposit such amount to the Collection Account. The Servicer shall be required to remit such amount to the Collection Account immediately upon notice from the Trustee that the Trustee has made a withdrawal and if no such remittance has been made, by the fifth Business Day after the Distribution Date for such Collection Period, an Early Amortization Event shall occur on such fifth Business Day. If the Servicer does remit such amount to the Collection Account by the fifth Business Day after the Distribution Date for such Collection Period, the Trustee shall withdraw such amount from the Collection Account and deposit it into the Servicer Cash Collateral Account.

    On each Distribution Date, all funds on deposit in the Servicer Cash Collateral Account shall be invested in Eligible Investments with maturities not exceeding the succeeding Transfer Date, and all earnings (net of losses and investment expenses) on such Eligible Investments shall be paid to the Servicer on the next succeeding Distribution Date (provided that if the Servicer is obligated to remit funds to the Servicer Cash Collateral Account pursuant to the foregoing sentence, such earnings shall be retained in the Servicer Cash Collateral Account). Upon the termination of the Trust, the funds on deposit in the Servicer Cash Collateral Account shall be remitted to the Servicer. The Servicer Cash Collateral Account may be terminated at the direction of the Servicer at any time after any of the following occurs:

        (1) the Servicer elects to remit Collections to the Collection Account on a daily basis;

        (2) the ratings assigned by each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S") and Moody's Investors Service, Inc. ("MOODY'S") to the short-term debt obligations of Yamaha shall be no lower than "A-1" and "P-1," respectively;

        (3) the ratings assigned by each of Standard & Poor's and Moody's to the short-term debt obligations of Deutsche Financial shall be no lower than "A-1" and "P-1" and Yamaha and Deutsche Financial shall have agreed in a document satisfactory to the Rating Agencies that Deutsche Financial shall remit Collections directly to the Collection Account rather than to Yamaha;

        (4) the Servicer provides a letter of credit, surety bond or other similar instrument meeting the requirements of the Rating Agencies; or

        (5) the Servicer obtains written confirmation from each of the Rating Agencies that other arrangements satisfactory to such Rating Agencies have been put into place. Upon such termination, any funds remaining in the Servicer Cash Collateral Account will be remitted to the Servicer.

ALLOCATION PERCENTAGES

    Pursuant to the Pooling and Servicing Agreement, during each Collection Period the Servicer will allocate among the Certificateholders' Interest, any other Series of certificates issued by the Trust and the Transferor Interest all Yield Collections, all Principal Collections and the amount of all Defaulted Receivables. Yield Collections and the Investor Default Amount of Defaulted Receivables will be allocated at all times, and Principal Collections will be allocated during the Revolving Period, to the Certificateholders based on the percentage equivalent of the ratio of the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Class C Invested Amount on the last day of the immediately preceding Collection Period to the Trust Principal Component plus amounts on deposit in the Special Funding Account on the last day of the immediately preceding Collection Period (the "FLOATING ALLOCATION PERCENTAGE"). During the initial Collection Period, the Floating Allocation Percentage will equal the percentage equivalent of the ratio which the amount of the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount bears to the Trust Principal Component on November 1, 2000. To maintain the Certificateholders' Interest during the Revolving Period, subject to certain limitations, the Floating Allocation Percentage of all Principal Collections will be reinvested in new Receivables conveyed to the Trust or treated as Excess Principal Collections and applied as described below in "--Principal Collections for all Series." The Transferor Percentage of such Collections will be paid to the Transferor unless required to be allocated in respect of the Available Subordinated Amount. During the Accumulation Periods and during any Early Amortization Period, Principal Collections will be allocated to the Certificateholders based on the percentage equivalent of the ratio which the Invested Amount as of the last day of the Revolving Period bears to the greater of (a) the Trust Principal Component on the last day of the prior Collection Period and (b) the sum of the numerators used to calculate the invested percentage with respect to Principal Collections for all Series of certificates outstanding for the current Distribution Date (the "FIXED ALLOCATION PERCENTAGE"). During the Accumulation Periods and any Early Amortization Period, the Transferor Percentage of Principal Collections (after giving effect to any allocation required upon the occurrence of a Transferor Subordination Event) and any Excess Principal Collections available from other Series will be allocated PRO RATA to the Certificates and the investor certificates of any other Series in its amortization period or accumulation period, if any, as provided in the applicable Supplement with any excess remaining after such application paid to the Transferor.

    "CLASS A INVESTED AMOUNT" for any date means an amount equal to (1) the initial principal balance of the Class A Certificates, minus (2) the amount of principal payments made to Class A Certificateholders prior to such date, minus
(3) the aggregate amount of Class A Investor Charge-Offs for the current and all prior Distribution Dates, and plus (4) the aggregate amount of Yield Collections and the aggregate amount of Principal Collections applied in respect of the Available Subordinated Amount applied on all prior Distribution Dates and to be applied on the current Distribution Date for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (3).

    "CLASS A ADJUSTED INVESTED AMOUNT" for any date during the Controlled Accumulation Period means an amount equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account and for any other date, means the Class A Invested Amount.

    "CLASS B INVESTED AMOUNT" for any date means an amount equal to (1) the initial principal balance of the Class B Certificates, minus (2) the amount of principal payments made to Class B Certificateholders prior to such date, minus
(3) the aggregate amount of Class B Investor Charge-Offs for the current and all prior Distribution Dates, and plus (4) the aggregate amount of Yield Collections and the aggregate amount of Principal Collections applied in respect of the Available Subordinated Amount applied on all prior Distribution Dates and to be applied on the current Distribution Date for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (3).

    "CLASS B ADJUSTED INVESTED AMOUNT" for any date during the Rapid Accumulation Period means an amount equal to the Class B Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account and for any other date, means the Class B Invested Amount.

    "CLASS C INVESTED AMOUNT" for any date means an amount equal to (1) the initial principal balance of the Class C Certificates, minus (2) the amount of principal payments made to Class C Certificateholders prior to such date, minus
(3) the aggregate amount of Class C Investor Charge-Offs for the current and all prior Distribution Dates, and plus (4) the aggregate amount of Yield Collections and the aggregate amount of Principal Collections applied in respect of the Available Subordinated Amount applied on all prior Distribution Dates and to be applied on the current Distribution Date for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (3).

    "INVESTED AMOUNT" means the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount. "TRANSFEROR PERCENTAGE" generally means (1) when used with respect to Yield Collections and the amount of Defaulted Receivables, 100% minus the sum of the applicable Floating Allocation Percentages with respect to all Series of certificates then issued and outstanding and (2) when used with respect to Principal Collections during any Early Amortization Period, 100% minus the sum of the Fixed Allocation Percentages with respect to all Series of certificates then issued and outstanding. As a result of the Floating Allocation Percentage, Yield Collections and the portion of Defaulted Receivables allocated to the Certificateholders' Interest will change each Collection Period based on the relationship of the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Class C Invested Amount to the Trust Principal Component on the last day of the immediately preceding Collection Period. As a result of the Fixed Allocation Percentage, the percentage of Principal Collections allocable to the Certificateholders' Interest during the Accumulation Periods or during any Early Amortization Period will exceed the percentage of Principal Collections which would have been allocable using the Floating Allocation Percentage.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

    By the second Business Day following the date of processing of a payment on a Receivable, the Servicer deposits and will continue to deposit Collections on such Receivables and payments made by the Transferor in respect of Ineligible Receivables allocable to the Certificateholders' Interest into the Collection Account, except as described below. So long as a Servicer Default has not occurred and the Servicer (a) maintains a short-term credit rating of at least "A-1" and "P-1" (express or implied) by the applicable Rating Agency,
(b) obtains a guarantee pursuant to the Pooling and Servicing Agreement with respect to its deposit and payment obligations thereunder and the guarantor maintains a short-term credit rating (express or implied) of at least "A-1" and "P-1" by the applicable Rating Agency, (c) has appointed Deutsche Financial as subservicer pursuant to the Servicing Agreement and Deutsche Financial maintains a short-term credit rating (express or implied) of "P-1" and "A-1" by the applicable Rating Agency and Yamaha and Deutsche Financial shall have agreed pursuant to a document satisfactory to the Rating Agencies that Deutsche Financial shall remit collections directly to the Collection Account rather than to Yamaha or (d) obtains a written notification from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Series of certificates despite its inability to satisfy the rating requirement specified in clause (a), and for the two Business Day period following any reduction of either such rating or failure to satisfy the conditions of either clause (b) or
(c), the Servicer need not deposit Collections or payments made by the Transferor in respect of Ineligible Receivables allocable to the Certificateholders' Interest into the Collection Account on the second Business Day after processing but may use for its own benefit all such Collections and payments until the Transfer Date, at which time the Servicer must deposit such amounts (net of the Monthly Servicing Fee) into the Collection Account. Until such Collections and payments are deposited in the Collection Account, such amounts will not be segregated from the assets of the Servicer, and the proceeds of any short term investment of such proceeds will accrue to the Servicer. While the Servicer holds Collections and payments made by the Transferor in respect of Ineligible Receivables and is permitted to use such Collections and payments for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer pays no fee to the Trust or the Certificateholders for use of Collections and payments made by the Transferor in respect of Ineligible Receivables, and neither entity currently has such express ratings, but instead is relying on implied ratings and approvals from the applicable Rating Agencies. See "Risk Factors--Priority of some liens over the certificates could result in losses on the certificates."

    For each Collection Period, all Collections received will be treated as Yield Collections until the amount of such Collections equals an amount equal to the product of the Yield Factor and the Pool Balance as of the beginning of such Collection Period. If the Servicer is required to deposit Collections on the Receivables for the related Collection Period allocable to the Certificates into the Collection Account within two Business Days following the date of processing:

        (1) the Floating Allocation Percentage of Yield Collections received each day will be deposited by the Servicer into the Collection Account within two Business Days following the date of processing;

        (2) during the Revolving Period, the Floating Allocation Percentage of Principal Collections received each day will first be deposited into the Collection Account as Excess Principal Collections to the extent required to be distributed to other Series on the next succeeding Distribution Date and any excess will be remitted by the Servicer to the Transferor within two Business Days following the date of processing, unless such Principal Collections would reduce the Transferor Amount as a percentage of the Trust Principal Component below 10% (after giving effect to any new Receivables transferred to the Trust), in which case such amount will be retained in the Collection Account as Undistributed Principal Collections and any such Undistributed Principal Collections remaining on the next succeeding Distribution Date will be deposited in the Special Funding Account as Undistributed Principal Collections, and the Floating Allocation Percentage of Yield Collections received each day will be deposited by the Servicer into the Collection Account within two Business Days following the date of processing;

        (3) during the Accumulation Periods, the Fixed Allocation Percentage of Principal Collections received each day allocable to Certificateholders (up to the Controlled Deposit Amount, in the case of the Controlled Accumulation Period), the Transferor Percentage of Principal Collections allocable to the Certificates, if any, and the Excess Principal Collections allocable to the Certificates, will be deposited by the Servicer into the Principal Funding Account for the benefit of the holders of each Class of Offered Certificates within two Business Days following the date of processing; thereafter, the Fixed Allocation Percentage of Principal Collections received each day will first be deposited into the Collection Account as Excess Principal Collections to the extent required to be distributed to other Series on the next succeeding Distribution Date, and any excess will be remitted by the Servicer to the Transferor within two Business Days following the date of processing, unless such distribution of Principal Collections would reduce the Transferor Amount as a percentage of the Trust Principal Component below 10% (after giving effect to any new Receivables transferred to the Trust), in which case such amount will be retained in the Collection Account as Undistributed Principal Collections, to the extent necessary to increase the Transferor

    Amount as a percentage of the Trust Principal Component to 10%, and any such Undistributed Principal Collections remaining in the Collection Account on the next succeeding Distribution Date will be deposited into the Special Funding Account; and

        (4) after the applicable Expected Final Payment Date and during an Early Amortization Period, all Principal Collections received each day allocable to the Certificateholders' Interest, the Transferor Percentage of Principal Collections allocable to the Certificates, if any, and the Excess Principal Collections allocable to the Certificates, will be deposited by the Servicer into the Collection Account within two Business Days following the date of processing until such deposits equal the amount of principal required to be paid to Certificateholders.

YIELD FACTOR; YIELD COLLECTIONS

    Most Receivables originated under the Accounts are not subject to a monthly finance charge for a certain period of time after their creation. As a result, in order to provide yield to the Trust on such Receivables, pursuant to the Pooling and Servicing Agreement a portion of Collections received in any period equal to the product of the Pool Balance and the Yield Factor will be treated as "YIELD COLLECTIONS" and the remainder will be treated as "PRINCIPAL COLLECTIONS" (Principal Collections and Yield Collections are collectively sometimes referred to herein as "COLLECTIONS"). The "YIELD FACTOR" will initially be equal to 1.5% and will increase to 1.75% during the Accumulation Periods. In addition, the Yield Factor will increase to 2% with respect to Series 1999-1 and Series 2000-1 during any Collection Period for which one-month LIBOR (as calculated by the Trustee on the preceding LIBOR Determination Date) exceeds 15% per annum. During such period, the amount of Collections treated as Yield Collections allocable to the Certificates will be increased accordingly and the amount of such increase will not be treated as Principal Collections allocable to the Certificates. After such time, if one-month LIBOR (as calculated by the Trustee on any subsequent LIBOR Determination Date) decreases to a rate equal to or less than 15% per annum, the Yield Factor will be reduced from 2% to 1.5% or 1.75%, as applicable. Recoveries will be utilized as an offset to Defaulted Receivables and will only be considered Collections to the extent they exceed Defaulted Receivables in any Collection Period.

PRINCIPAL COLLECTIONS FOR ALL SERIES

    The Fixed Allocation Percentage of Principal Collections for any Collection Period will first be used to cover, with respect to the Accumulation Periods, required deposits to the Principal Funding Account or, with respect to any Early Amortization Period, payments to the Certificateholders. The Servicer will determine the amount of Principal Collections for any Collection Period allocated to the Certificates remaining after covering required deposits to the Principal Funding Account, if any, and required payments to the Certificateholders and any similar amount remaining for any other Series ("Excess Principal Collections"). During the Revolving Period, all Principal Collections allocable to the Certificates will be treated as Excess Principal Collections. The Servicer will allocate the Excess Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts for any other Series which have not been covered out of the Principal Collections allocable to such other Series and certain other amounts for such Series ("Principal Shortfalls"). Excess Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated PRO RATA among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the Transferor.

    The Transferor Percentage of Principal Collections, after giving effect to any required application in respect of the Available Subordination Amount as described in "--Subordination of the Transferor Interest in Certain Circumstances," shall be allocated PRO RATA to the Certificates if an Accumulation

Period or Early Amortization Period has occurred and to any other Series then in an accumulation period or early amortization period if required, and then any remaining amount shall be paid to the Transferor.

APPLICATION OF COLLECTIONS

    Any Principal Collections not distributed to the Transferor from the Collection Account because such Principal Collections would reduce the Transferor Amount as a percentage of the Trust Principal Component below 10% (after giving effect to any new Receivables transferred to the Trust for the related Collection Period, "UNDISTRIBUTED PRINCIPAL COLLECTIONS") will, on the next succeeding Distribution Date, be deposited into the Special Funding Account until distributable to the Transferor or, if an Accumulation Period or an Early Amortization Period has commenced, on each Distribution Date all such Undistributed Principal Collections (or a PRO RATA portion thereof if an accumulation period or an early amortization period has commenced with respect to any other Series) will be treated as part of Class A Monthly Principal or Class B Monthly Principal, as applicable. Any proceeds from any repurchase of the Certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of an Early Amortization Event as a result of the bankruptcy or insolvency of Deutsche Financial, Yamaha or the Transferor will also be deposited into the Collection Account immediately upon receipt and will be allocated as Principal Collections or Yield Collections, as applicable.

SUBORDINATION OF TRANSFEROR INTEREST IN CERTAIN CIRCUMSTANCES

    A "TRANSFEROR SUBORDINATION EVENT" with respect to the Offered Certificates shall mean the occurrence of any of the following events at any time:

        (1) the average payment rate determined by dividing the aggregate amount of Collections for each Collection Period by the beginning Pool Balance for each such Collection Period, averaged for any three consecutive Collection Periods, is less than (x) with respect to the Collection Periods included in the period from each November through the next succeeding April, 10% and
    (y) with respect to the Collection Periods included in the period from each May through the next succeeding October, 13%;

        (2) as of the last day of any Collection Period, the aggregate balance of Receivables with respect to Products constituting all-terrain vehicles averaged for the three consecutive Collection Periods immediately preceding such date, calculated as a percentage of the Pool Balance, exceeds 36%;

        (3) as of the last day of any Collection Period, the aggregate balance of Receivables with respect to all Products other than motorcycles/scooters, water vehicles, all-terrain vehicles, outboards and snowmobiles, calculated as a percentage of the Pool Balance, exceeds 10%;

        (4) the sum of (x) the aggregate amount of all dealer "HOLDBACKS" with respect to Products for which there has been no retail sale by the Dealer, plus (y) the aggregate amount of all discounts available to Dealers pursuant to Sales Programs on Products owed by Yamaha to the Dealers, exceeds 5% of the Pool Balance;

        (5) either (x) on an annual basis, the percentage derived by dividing the number of New Accounts added to the Trust during any fiscal year of the Transferor by the number of Accounts in the Trust at the beginning of such year exceeds 8% or (y) on a quarterly basis, the percentage derived by dividing the number of New Accounts added to the Trust during such calendar quarter by the number of Accounts in the Trust at the beginning of such calendar quarter exceeds 5%;

        (6) the annualized rate (averaged for a period of three consecutive Collection Periods) of (x) Defaulted Receivables minus recoveries plus the repossession value of all Products repossessed

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
    during each such Collection Period to (y) the beginning Pool Balance for the related Collection Period exceeds 7.5%;

        (7) either (x) on an annual basis, the percentage derived by dividing the number of New Accounts and Dealer Replacement Accounts added to the Trust during any fiscal year of the Transferor by the number of Accounts in the Trust at the beginning of such year exceeds 15% or (y) on a quarterly basis, the percentage derived by dividing the number of New Accounts and Dealer Replacement Accounts added to the Trust during such calendar quarter by the number of Accounts in the Trust at the beginning of such calendar quarter exceeds 5%; or


        (8) as of the last day of any Collection Period prior to the repayment in full of the Series 1998-1 Asset-Backed Certificates, the aggregate balance of Receivables due from a single Dealer, as a percentage of the Pool Balance, exceeds 1%.


    In the event that, on any Determination Date, a Transferor Subordination Event shall have occurred and be continuing, then the Transferor's right to the Transferor Percentage of Principal Collections received during the related Collection Period shall be subordinated to the extent of the applicable Available Subordinated Amount. The amount of the Transferor Percentage of Principal Collections equal to the Available Subordinated Amount allocable to the Certificates and the certificates of any other Series shall be included in Available Yield Funds and applied as such, and the remaining amount of the Transferor Percentage of Principal Collections shall then be applied PRO RATA to the investor certificates of all Series then in their amortization periods or accumulation periods, if any, with any excess remaining after such applications paid to the Transferor. In the event that on any subsequent Determination Date such Transferor Subordination Event shall no longer be continuing, provided that no Early Amortization Event shall have occurred, the right of the Transferor to receive the Transferor Percentage of Principal Collections during the related Collection Period shall no longer be subordinated, and the Available Subordinated Amount shall be deemed to be zero again; provided that the Transferor's right to receive the Transferor Percentage of Principal Collections shall remain subject to reallocation to the Certificates if any Accumulation Period or any Early Amortization Period has commenced and reallocation to the certificates of any other Series then in an accumulation or amortization period.

    In the case of a Transferor Subordination Event described in clause (1) above, the "AVAILABLE SUBORDINATED AMOUNT" will be equal to 1% of the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount as of the last day of such Collection Period. In the case of a Transferor Subordination Event described in clause (2), (3) or (8) above, the Available Subordinated Amount will be equal to the dollar amount by which the aggregate balance of such Receivables exceeds the specified percentage therein. In the case of a Transferor Subordination Event described in clause (4) above, the Available Subordinated Amount will be equal to the dollar amount by which such sum exceeds the specified percentage therein. In the case of a Transferor Subordination Event described in clause (5) above, the Available Subordinated Amount will be adjusted each Collection Period thereafter by the aggregate amount of Receivables in those New Accounts included in the Trust which caused such percentage to exceed the specified percentages therein, or alternatively, will not be so adjusted in the event the Transferor provides to the Trustee a letter from each of the Rating Agencies then providing a rating for the Offered Certificates at the Transferor's request that such event will not result in a downgrade or withdrawal of the then current ratings assigned by each of them to each Class of Offered Certificates. In the case of a Transferor Subordination Event described in clause (6) or (7) above, the Available Subordinated Amount will be increased by the aggregate amount of Receivables in New Accounts and Dealer Replacement Accounts, or alternatively, will not be so adjusted in the event the Transferor provides to the Trustee a letter from each of the Rating Agencies then providing a rating for the Offered Certificates at the Transferor's request that such event will not result in a downgrade or withdrawal of the then current ratings assigned by each of them to each Class

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
of Offered Certificates. Should any increase in the Available Subordinated Amount resulting from the occurrence of a Transferor Subordination Event described in clauses (2) through (8) above cause the Transferor Amount as a percentage of the Trust Principal Component to be less than 10%, then the Transferor shall deposit funds in an amount equal to such deficiency into the Collection Account. Any such deposit by the Transferor shall be allocated in respect of Yield Collections and Principal Collections as provided in the Pooling and Servicing Agreement. Unless otherwise indicated, the Available Subordinated Amount at any time shall be the sum of all Available Subordinated Amounts described above at such time.

    The Available Subordinated Amount shall be reduced on any Distribution Date by the amount of the Transferor Percentage of Principal Collections which are applied as Available Yield Funds and shall be reinstated (up to the required Available Subordinated Amount) by the amount of the Available Yield Funds distributed to the Transferor as provided in clause (a)(9) under "--Distributions from the Collection Account."

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT

    The Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account with respect to each Distribution Date to make the following distributions for such Distribution Date:

    (a) An amount equal to the Floating Allocation Percentage of Yield Collections, plus an amount equal to the Transferor Percentage of Principal Collections allocable to the Certificates equal to the Available Subordinated Amount, plus any net investment income with respect to the Principal Funding Account, plus the Floating Allocation Percentage of net investment income on the Collection Account, plus the Floating Allocation Percentage of net investment income on the Special Funding Account (the "AVAILABLE YIELD FUNDS") deposited in the Collection Account for the Collection Period immediately preceding such Distribution Date will be allocated in the following priority:

        (1) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date, plus any additional interest at the Class A Certificate Rate with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to the Class A Certificateholders;

        (2) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to Class B Certificateholders on a prior Distribution Date, plus any additional interest at the Class B Certificate Rate with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to Class B Certificateholders;

        (3) an amount equal to Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest previously due but not paid to Class C Certificateholders on a prior Distribution Date, plus any additional interest at the Class C Certificate Rate with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to Class C Certificateholders;

        (4) an amount equal to the Monthly Servicing Fee for such Distribution Date plus any Monthly Servicing Fee that was due but not paid on a prior Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account);

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
        (5) an amount equal to the aggregate Investor Default Amount for such Distribution Date will be treated as Excess Principal Collections during the Revolving Period and will be allocated first to the Class A Certificateholders to the extent included in Class A Monthly Principal and then to the Class B Certificateholders to the extent included in Class B Monthly Principal during any Accumulation Period or any Early Amortization Period or, if applicable, will be set aside and retained in the Collection Account and be applied as part of Class C Monthly Principal;

        (6) an amount equal to unreimbursed Class A Investor Charge-Offs, if any, will be allocated to the Class A Certificateholders to the extent included in Class A Monthly Principal during any Accumulation Period or any Early Amortization Period;

        (7) an amount equal to unreimbursed Class B Investor Charge-Offs, if any, will be treated as Excess Principal Collections during the Revolving Period and will be allocated to the Class B Certificateholders to the extent included in Class B Monthly Principal during any Accumulation Period or any Early Amortization Period;

        (8) an amount equal to unreimbursed Class C Investor Charge-Offs, if any, will be treated as Excess Principal Collections during the Revolving Period and will be distributed first to the Class A Certificateholders to the extent included in Class A Monthly Principal, then to the Class B Certificateholders to the extent included in Class B Monthly Principal and then to the Class C Certificateholders to the extent included in Class C Monthly Principal during any Accumulation Period or Early Amortization Period; and

        (9) during the Revolving Period any Yield Collections allocated to the Certificateholders' Interest remaining after making the above described distributions will be distributed to the Transferor.

    (b) For each Distribution Date with respect to the applicable Accumulation Period or any Early Amortization Period, the remaining funds on deposit in the Collection Account with respect to such Distribution Date including any Available Yield Funds remaining after the application described in clause (a)(1) through (9) above, the Fixed Allocation Percentage of Principal Collections, Excess Principal Collections if any, from other Series allocable to the Certificates and the Transferor Percentage of Principal Collections allocable to this Series, if any, excluding such Principal Collections allocable in respect of the Available Subordinated Amount (the "AVAILABLE PRINCIPAL FUNDS") will be allocated in the following priority:

        (1) on the Class A Expected Final Payment Date or on any Distribution Date during the Controlled Accumulation Period, an amount up to the Controlled Deposit Amount will be deposited in the Principal Funding Account, and on any Distribution Date during an Early Amortization Period, an amount up to Class A Monthly Principal plus any other remaining Available Principal Funds will be distributed to the holders of the Class A Certificates;

        (2) on the Class B Expected Final Payment Date or on the Distribution Date during the Rapid Accumulation Period, an amount up to Class B Monthly Principal plus any other remaining Available Principal Funds will be deposited in the Principal Funding Account, and on any Distribution Date during an Early Amortization Period, an amount up to Class B Monthly Principal plus any remaining Available Principal Funds will be distributed to the holders of the Class B Certificates;

        (3) an amount up to Class C Monthly Principal for such Distribution Date on and after the Offered Certificates have been paid in full, plus any other remaining Available Principal Funds, will be distributed to the holders of the Class C Certificates; and

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
        (4) an amount equal to the balance of any remaining Available Principal Funds on deposit in the Collection Account will be treated as Excess Principal Collections and distributed to other Series or to the Transferor as provided in the Pooling and Servicing Agreement.


    "CLASS A MONTHLY INTEREST" with respect to any Distribution Date will equal the product of (a) the Class A Certificate Rate, (b) the actual number of days in the related Interest Accrual Period divided by 360 and (c) the Class A Invested Amount; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will equal the product of (a) the Class A Certificate
Rate, (b)       days divided by 360 and (c) the Class A Initial Invested Amount.



    "CLASS B MONTHLY INTEREST" with respect to any Distribution Date will equal the product of (a) the Class B Certificate Rate, (b) the actual number of days in the related Interest Accrual Period divided by 360 and (c) the Class B Invested Amount; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will equal the product of (a) the Class B Certificate
Rate, (b)       days divided by 360 and (c) the Class B Initial Invested Amount.



    "CLASS C MONTHLY INTEREST" with respect to any Distribution Date will equal the product of (a) the Class C Certificate Rate, (b) the actual number of days in the related Interest Accrual Period divided by 360 and (c) the Class C Invested Amount; provided, however, with respect to the first Distribution Date, Class C Monthly Interest will equal the product of (a) the Class C Certificate
Rate, (b)       days divided by 360 and (c) the Class C Initial Invested Amount.


    "CLASS A MONTHLY PRINCIPAL" with respect to the Class A Expected Final Payment Date or any Distribution Date during the Controlled Accumulation Period or any Early Amortization Period will equal the sum of (a) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Collection Period immediately preceding such Class A Expected Final Payment Date or, in the case of a Distribution Date during the Controlled Accumulation Period or the first Distribution Date during any Early Amortization Period, all Principal Collections received during the preceding Collection Period or the period from the day an Early Amortization Event occurred, respectively, to the end of such Collection Period, (b) the amount, if any, equal to the product of
(x) a fraction, the numerator of which is equal to the Invested Amount and the denominator of which is equal to the sum of the invested amount of all Series then accumulating or amortizing principal (less any amounts on deposit in any principal funding accounts) and (y) Undistributed Principal Collections on deposit in the Special Funding Account on such Expected Final Payment Date ("SERIES UNDISTRIBUTED PRINCIPAL COLLECTIONS") and (c) the Investor Default Amount with respect to any Distribution Date during the Controlled Accumulation Period or any Early Amortization Period or on the Class A Expected Final Payment Date and any reimbursements of unreimbursed Class A Investor Charge-Offs; provided, however, that with respect to any Distribution Date, Class A Monthly Principal will not exceed the Class A Adjusted Invested Amount.

    "CLASS B MONTHLY PRINCIPAL" with respect to each Distribution Date beginning with the Distribution Date on which the Class A Certificates are paid in full will equal the sum of (a) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Collection Period immediately preceding such Distribution Date, (b) the amount, if any, of Series Undistributed Principal Collections for such Distribution Date, (c) the Investor Default Amount with respect to such Distribution Date and any reimbursements of unreimbursed Class B Investor Charge-Offs, and if during an Early Amortization Period, minus (d) Class A Monthly Principal, if any, with respect to such Distribution Date; provided, however, that with respect to any Distribution Date, Class B Monthly Principal will not exceed the Class B Invested Amount.

    "CLASS C MONTHLY PRINCIPAL" with respect to each Distribution Date beginning with the Distribution Date on which each Class of Offered Certificates is paid in full will equal the sum of

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(a) an amount equal to the Fixed Allocation Percentage of all Principal
Collections received during the Collection Period immediately preceding such Distribution Date, (b) the amount, if any, of Series Undistributed Principal Collections for such Distribution Date, (c) the Investor Default Amount with respect to such Distribution Date and any reimbursements of unreimbursed
Class C Investor Charge-Offs, and if during an Early Amortization Period, minus
(d) Class A Monthly Principal and Class B Monthly Principal, if any, with respect to such Distribution Date; provided, however, that with respect to any Distribution Date, Class C Monthly Principal will not exceed the Class C Invested Amount.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

    Payments to Certificateholders of each Class of Offered Certificates will be made with respect to interest from the Collection Account and, with respect to principal, from the Principal Funding Account and, if principal is not fully paid on the applicable Expected Final Payment Date and during any Early Amortization Period, from the Collection Account. In addition, the proceeds of any optional repurchase of the Offered Certificates by the Transferor will be deposited in the Collection Account on the Distribution Date on which such purchase occurs.

    The Servicer shall instruct the Trustee or the Paying Agent to:

        (a) on each Distribution Date, including the Class A Expected Final Payment Date, distribute the amount described in clause (a)(1) under "DESCRIPTION OF THE OFFERED CERTIFICATES--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" to the Class A Certificateholders;

        (b) on each Distribution Date, including the Class B Expected Final Payment Date, distribute the amount described in clause (a)(2) under "DESCRIPTION OF THE OFFERED CERTIFICATES--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" to the Class B Certificateholders;

        (c) on the Class A Expected Final Payment Date, distribute all amounts on deposit in the Principal Funding Account to the Class A
    Certificateholders up to a maximum amount on any such date equal to the unpaid Class A Invested Amount on such date;

        (d) on the Class B Expected Final Payment Date, distribute all amounts on deposit in the Principal Funding Account to the Class B
    Certificateholders up to a maximum amount on any such date equal to the unpaid Class B Invested Amount on such date;

        (e) if the Class A Invested Amount is not paid in full on the Class A Expected Final Payment Date, on each Distribution Date thereafter until the Class A Certificateholders have been paid in full, distribute the amount described in clause (b)(1) under "DESCRIPTION OF THE OFFERED CERTIFICATES--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" to the Class A Certificateholders; and

        (f) if the Class B Invested Amount is not paid in full on the Class B Expected Final Payment Date, on each Distribution Date thereafter until the Class B Certificateholders have been paid in full, distribute the amount described in clause (b)(2) under "DESCRIPTION OF THE OFFERED CERTIFICATES--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" to the Class B Certificateholders.

    The Paying Agent shall have the revocable power to withdraw funds from the Collection Account and the Principal Funding Account for the purpose of making distributions to the holders of any Class of Offered Certificates.

    On each Distribution Date during the Revolving Period, the Servicer will pay to the Transferor any investment earnings (net of losses and investment expenses) with respect to the Collection Account. On any Distribution Date during any Accumulation Period or Early Amortization Period, such investment

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earnings (net of losses and investment expenses) will be considered Yield
Collections under the Pooling and Servicing Agreement.

DEFAULTED RECEIVABLES; RECOVERIES, ADJUSTMENT PAYMENTS

    "DEFAULTED RECEIVABLES" for any Collection Period are Receivables which were written off by Deutsche Financial as uncollectible in such Collection Period. The aggregate amount of Defaulted Receivables for any Collection Period will be an amount (not less than zero) equal to the product of (1) one minus the Yield Factor and (2) the aggregate amount of the Receivables that were written off by Deutsche Financial in such Collection Period. A portion of all Defaulted Receivables (the "INVESTOR DEFAULT AMOUNT") will be allocated to the Certificateholders' Interest for each Collection Period in an amount equal to the product of (a) the Floating Allocation Percentage applicable during the immediately preceding Collection Period and (b) the amount of Defaulted Receivables for such Collection Period less the amount of Recoveries received by the Servicer in such Collection Period and less the full amount of any Defaulted Receivables as to which the Transferor or Servicer became obligated to accept reassignment for such Collection Period, unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor, the Servicer or Deutsche Financial.

    If the Servicer makes a downward adjustment of the amount of any Receivable because of a rebate, refund, billing error or certain other noncash items, or if the Servicer or Deutsche Financial otherwise adjusts downward the amount of any Receivable without receiving collections therefor or charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit action or the balance of any Receivable is reduced by any "holdback" amount due and owing to such Dealer by Yamaha, the Pool Balance will be reduced by the amount of such adjustment. To the extent that such reduction in the Trust Principal Component would cause the Transferor Amount as a percentage of the Trust Principal Component to be less than 10%, the Transferor shall deposit an amount into the Collection Account sufficient to cause the Transferor Amount as a percentage of the Trust Principal Component to be at least equal to 10% (such deposit, an "ADJUSTMENT PAYMENT"). Any such deposit shall be deemed to be a Collection.

INVESTOR CHARGE-OFFS

    If on any Distribution Date, the Investor Default Amount, if any, for such Distribution Date exceeds the amount of Yield Collections which are allocated and available to fund such amount as described under "--Subordination of the Transferor Interest in Certain Circumstances" and clause (a)(5) of "--Distributions from the Collection Account," then the Class C Invested Amount shall be reduced by the aggregate amount of such excess, but not more than the Investor Default Amount for such Distribution Date (a "CLASS C INVESTOR CHARGE-OFF"). The Class C Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class C Certificates) on any Distribution Date by the amount of Yield Collections allocated and available for that purpose as described under clause (a)(8) of "--Distributions from the Collection Account."

    In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not more than the Investor Default Amount for such Distribution Date (a "CLASS B INVESTOR CHARGE-OFF"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of

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Yield Collections allocated and available for such purpose as described under clause (a)(7) of "--Distributions from the Collection Account."

    In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the Investor Default Amount for such Distribution Date (a "CLASS A INVESTOR CHARGE-OFF"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Yield Collections allocated and available for such purpose as described under clause (a)(6) of "--Distributions from the Collection Account."

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST


    The Certificates will be subject to optional repurchase, in whole but not in part, by the Transferor on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to $20,000,000 (10% of the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor. The repurchase price will be equal to the sum of the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates, the Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates and the Class C Invested Amount plus accrued and unpaid interest on the Class C Certificates through the day preceding the Distribution Date with respect to which the repurchase occurs.


    Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Offered Certificates will be made no later than the May 2008 Distribution Date (the "FINAL SERIES TERMINATION DATE"). In the event that the Invested Amount of the Certificates is greater than zero on the Final Series Termination Date, the Trustee will sell or cause to be sold, and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders PRO RATA as final payment of the Certificates, an amount of Receivables up to 110% of the Invested Amount of the Certificates at the close of business on such date, but not more than the total amount of Receivables allocable to the Certificates. The proceeds of any such sale will be treated as collections on the Receivables and applied as provided above in "--Application of Collections." Such proceeds will be allocated first to pay amounts due to the Class A Certificateholders and then to pay amounts due to the Class B Certificateholders.

    Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) the day following the day on which the aggregate invested amounts of all Series is zero or (b) March 1, 2094 (the "FINAL TERMINATION DATE"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).

EARLY AMORTIZATION EVENTS

    The Revolving Period will continue through the end of the April 2005 Collection Period unless an Early Amortization Event occurs. An "EARLY AMORTIZATION PERIOD" will commence (a) on the day on which an Early Amortization Event occurs or is deemed to occur, (b) on the Class A Expected Final Payment Date if the Class A Invested Amount is not paid in full on such date or (c) on the Class B

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Expected Final Payment Date if the Class B Invested Amount is not paid in full on such date. An "EARLY AMORTIZATION EVENT" with respect to the Certificates refers to any of the following events:

    (1) failure on the part of (a) the Transferor or Yamaha to make any payment or deposit on the date required under the Pooling and Servicing Agreement or the Receivables Purchase Agreement, as applicable (or within the applicable grace period which will not exceed five Business Days), (b) the Transferor to duly observe or perform in any material respect the covenant of the Transferor not to sell, pledge, assign or transfer to any person, or grant any prohibited lien on, any Receivable or (c) the Transferor to duly observe or perform in any material respect any other covenants or agreements of the Transferor in the Pooling and Servicing Agreement or, to the extent assigned to the Trust, in the Receivables Purchase Agreement, which in the case of subclause (c) hereof, continues unremedied for a period of 60 days after written notice to the Transferor or Yamaha, as applicable, and continues to affect materially and adversely the interests of the Certificateholders for such period (or, with respect to a failure arising out of the creation of certain liens upon the Receivables or the failure by the Transferor or the Servicer to comply with certain covenants specified in the Pooling and Servicing Agreement, immediately); provided, however, that an Early Amortization Event described in clause (b) or (c) shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Pooling and Servicing Agreement;

    (2) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or any representation or warranty made by Yamaha in the Receivables Purchase Agreement or any information required to be given by the Transferor or the Servicer to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected and which continues to materially and adversely affect the interests of the Certificateholders for such period; provided, however, that an Early Amortization Event described in this clause (2) shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Pooling and Servicing Agreement;

    (3) certain events of bankruptcy or insolvency relating to the Transferor, Yamaha or Deutsche Financial;

    (4) there will have been three consecutive Distribution Dates on which the Class C Invested Amount is less than the Initial Class C Invested Amount;

    (5) the Trust becomes an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended;

    (6) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

    (7) on any Determination Date, the Class C Invested Amount is less than 8.25% of the Initial Invested Amount;

    (8) Undistributed Principal Collections remain in the Special Funding Account for twelve consecutive Collection Periods;

    (9) on any Determination Date, the Transferor Amount, as of the last day of the prior Collection Period, was less than 10% of the Trust Principal Component as of the last day of the prior Collection Period, and such condition shall have continued unremedied for ten consecutive days or more;

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    (10) the average payment rate determined by dividing the aggregate amount of
Collections for each Collection Period by the beginning Pool Balance for each such period, averaged for any three consecutive Collection Periods, shall be less than (a) with respect to the Collection Periods included in the period from each November through the next succeeding April, 10% and (b) with respect to the Collection Periods included in the period from each May through the next succeeding October, 13%; provided that this clause (10) may be amended with the consent of the Transferor and the Rating Agencies;

    (11) the annualized rate (averaged for a period of any three consecutive Collection Periods) of (a) Defaulted Receivables minus recoveries plus the repossession value of all Products repossessed during each such Collection Period to (b) the beginning Pool Balance for such Collection Period exceeds 10%; provided that this clause (11) shall not constitute an Early Amortization Event if, upon the occurrence of such event, the Available Subordinated Amount is increased by an amount equal to 1% of the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount (to the extent such increase does not result in the Transferor Amount as a percentage of the Trust Principal Component, to fall below the Minimum Transferor Percentage), in which case an Early Amortization Event under this clause (11) shall not occur until such time as such annualized rate equals or exceeds 11%; provided, further, that this clause (11) may be amended with the consent of the Transferor and the Rating Agencies;

    (12) on any Determination Date, the Transferor Amount, as of the last day of the prior Collection Period, shall be less than 12% of the Trust Principal Component and the annualized rate (averaged for a period of any two consecutive Collection Periods) determined by dividing (a) the amount of interest, fees and service charges owed by Dealers in respect of Receivables collected in the related Collection Period by (b) the Pool Balance at the beginning of the related Collection Period shall be less than 6%; or

    (13) the Trustee makes a withdrawal from the Servicer Cash Collateral Account and the Servicer fails to remit Collections to the Collection Account in the amount of such withdrawal by the fifth Business Day after the Distribution Date for such Collection Period. In the case of any event described in clause (1), (2) or (6), an Early Amortization Event will be deemed to have occurred with respect to any Series only if, after any applicable grace period described in such clauses, either the Trustee or certificateholders of such Series evidencing undivided interests aggregating more than 50% of the invested amount of such Series, by written notice to the Transferor and the Servicer (and to the Trustee, if given by such certificateholders) declare that an Early Amortization Event has occurred as of the date of such notice.

    In the case of any event described in clause (3), (5), (8) or (9) an Early Amortization Event with respect to all Series, and in the case of any event described in clause (4), (7), (10), (11), (12) or (13) an Early Amortization Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. The Early Amortization Period will commence on the day on which an Early Amortization Event occurs or is deemed to occur. Monthly distributions of principal to the Certificateholders will begin (if they have not already) on the first Distribution Date following the Collection Period in which an Early Amortization Event occurs or is deemed to have occurred. Thus, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates. If the only Early Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or bankruptcy trustee for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to delay or prevent commencement of the Early Amortization Period.

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    In addition to the consequences of an Early Amortization Event discussed above, if Yamaha, the Transferor or Deutsche Financial (if it is then acting as sub-servicer) voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of Yamaha or the Transferor or Deutsche Financial (if it is then acting as sub-servicer) on the day of such appointment Yamaha will immediately cease to sell Receivables to the Transferor under the Receivables Purchase Agreement and promptly give notice to the Trustee of such appointment or if the Transferor voluntarily files for bankruptcy or a receiver or bankruptcy trustee is appointed for the Transferor, on the day of such appointment the Transferor will immediately cease to transfer Receivables to the Trust and the Transferor will promptly give notice to the Trustee of such appointment. Within 15 days of the receipt of such notice, the Trustee will (1) publish a notice of the liquidation or the appointment requesting instructions from the investor certificateholders whether to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (2) send written notice to the investor certificateholders describing the relevant provisions of the Pooling and Servicing Agreement and requesting such certificateholders to elect whether the Trustee should instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables. Unless otherwise instructed within a specified period by the certificateholders representing undivided interests aggregating more than 50% of the aggregate principal amount of each class of each Series, the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocated to the Certificates and the Receivables allocable to other Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections allocable to certificateholders and such proceeds will be distributed to Certificateholders and the certificateholders of other Series. If the portion of such proceeds allocable to the Certificateholders' Interest and the proceeds of any Collections in the Collection Account are not sufficient to pay in full the remaining amount due on the Offered Certificates, the Certificateholders of such Class of Offered Certificates will suffer a corresponding loss. If the Trustee is instructed not to sell a portion of the Receivables allocable to the Certificateholders, as described above, then the Trust shall continue with respect to the Certificates pursuant to the terms of the Pooling and Servicing Agreement and the applicable Supplement. See "Certain Transfer, Security Interest and Bankruptcy Considerations--Certain Matters Relating to Bankruptcy."


INDEMNIFICATION

    The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust, for the benefit of certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to the administration of the Pooling and Servicing Agreement or any Supplement and the performance of the Trustee's duties thereunder; provided, however, that the Servicer shall not indemnify the Trust or the certificateholders for any liabilities, costs or expenses incurred by the Trustee through its own negligence or willful misconduct or with respect to U.S. Federal, state or local income or franchise taxes required to be paid by the Trust or the certificateholders. However, in the Pooling and Servicing Agreement, the Servicer has agreed to indemnify The Chase Manhattan Bank in its individual capacity for any such tax liabilities, costs or expenses arising in connection with the performance of its obligations under the Pooling and Servicing Agreement.

    Under the Pooling and Servicing Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a certificateholder in the capacity of an investor in the investor certificates) arising out of or based on the Pooling and Servicing Agreement or the actions of the Servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Uniform Partnership Act. The Transferor will also indemnify each certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a certificateholder in the capacity of an

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investor in the certificates) except to the extent that they arise from any action by any certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor Servicer.

    The Pooling and Servicing Agreement provides that none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the certificateholders, any Enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. However, none of the Transferor, the Servicer, Yamaha or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

    In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

    Pursuant to the Pooling and Servicing Agreement, the Servicer, whether acting itself, through Deutsche Financial or through another subservicer, is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures and the degree of skill and care applied or exercised with respect to dealer receivables owned or serviced by the Servicer, Deutsche Financial or any other subservicer.

    Servicing activities performed by the Servicer with respect to the Accounts include collecting and recording payments, communicating with Dealers, investigating payment delinquencies, providing billing records to Dealers and maintaining internal records. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

    In the Pooling and Servicing Agreement, the Servicer makes various representations, warranties and covenants for the benefit of the Certificateholders and the Trustee including that, as to each Receivable and related Account:

        (1) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply with all requirements of law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on Certificateholders;

        (2) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction or except in accordance with the Servicer's usual and customary servicing practices; and

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        (3) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on the Receivables, except in accordance with the applicable floorplan financing policies and procedures.

    In the event any of the covenants described above is not true and correct in any material respect as of the date specified therein with respect to any Receivable or Account, and such breach has a material adverse effect on the certificateholders' interest in such Receivable, then the Servicer will purchase such Receivable or, in the case of an untrue representation with respect to an Account, all Receivables in such Account; provided, however, that no such purchase is required with respect to such Receivable if, by the end of the applicable grace period, the breached representation or warranty is true and correct in all material respects and any material adverse effect caused thereby has been cured. The Servicer will effect such purchase by depositing into the Collection Account the principal amount of such Receivables. The amount of such deposit shall be deemed a payment in respect of the related Receivable and will be treated under the Pooling and Servicing Agreement in the same manner as are payments received by the Servicer from Dealers under the Accounts. Any amounts so paid by the Servicer shall be allocated in respect of Yield Collections and Principal Collections as provided in the Pooling and Servicing Agreement. This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer's compensation for its servicing activities is a monthly servicing fee (the "SERVICING FEE") in an amount, on any Distribution Date, equal to the sum of, with respect to all Series, one-twelfth of the sum for each Series of the product of (a) the applicable servicing fee percentages with respect to each Series and (b) the sum of an allocable portion of the amount of the Transferor Interest and the aggregate invested amount with respect to each Series with respect to the related Collection Period.

    The Servicing Fee will be allocated among the Transferor Interest, the Certificateholders and certificateholders of all of the other Series. The portion of the Servicing Fee allocable to the Certificateholders' Interest on each Distribution Date (the "MONTHLY SERVICING FEE") generally will be equal to one-twelfth of the product of 2% per annum (the "SERVICING FEE PERCENTAGE") and the amount of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount and the allocable portion of the amount of the Transferor Interest, on the last day of the second preceding Collection Period or, in the case of the first Distribution Date, one-twelfth of the product of the Servicing Fee Percentage and the initial principal amount of the Certificates. The portion of the Servicing Fee allocable to the Transferor Interest is paid directly by the holder of the Exchangeable Transferor Certificate from Yield Collections allocated to the Transferor Interest and neither the Trust nor the Certificateholders have any obligations to pay such portion of the Servicing Fee. The Monthly Servicing Fee will be paid with respect to each Collection Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described under "--Distributions from the Collection Account" above. The Servicer pays from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust or the Certificateholders.

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CERTAIN MATTERS REGARDING THE SERVICER

    The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except (a) upon determination that such duties are impermissible under applicable law, regulation or order or (b) upon the satisfaction of the following conditions:

        (1) the assumption of the duties and obligations of the Servicer under the Pooling and Servicing Agreement by a proposed successor Servicer;

        (2) the written confirmation by the applicable Rating Agency that the rating of any Series of certificates then outstanding will not, solely as a result of such transfer, be reduced or withdrawn;

        (3) the delivery to the Trustee of an opinion of counsel to the effect that such transfer will not materially adversely affect the treatment of any Series of certificates then outstanding after such transfer as debt for Federal income tax purposes and that such transfer will not have any material adverse impact on the Federal income taxation of the Trust or any certificateholder or any certificate owner; and

        (4) the proposed successor Servicer has a net worth of not less than $50,000,000 and its regular business includes the servicing of wholesale dealer accounts.

No such resignation described in clause (a) above will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

    Yamaha, as Servicer, is permitted under the Pooling and Servicing Agreement to delegate certain of its servicing obligations to a designated subservicer if such subservicer agrees to conduct such duties in accordance with the applicable floorplan financing policies and procedures. Pursuant to the Servicing Agreement, dated as of March 1, 1994, as amended as of May 1, 1999, between Yamaha and Deutsche Financial, and related agreements (as amended, supplemented or otherwise modified and in effect, the "SERVICING AGREEMENT"), Deutsche Financial has agreed to act as the initial subservicer of the Receivables on behalf of Yamaha. Notwithstanding any such delegation, Yamaha, as Servicer, will continue to be liable for all of its obligations as Servicer under the Pooling and Servicing Agreement.

    In the event that Yamaha terminates Deutsche Financial as subservicer under the Servicing Agreement, Yamaha will promptly appoint a successor subservicer that has a short-term credit rating (which may be an implied rating) of at least "P-1" by Moody's and of "A-1" by Standard & Poor's. Yamaha will provide notice of any such appointment to the applicable Rating Agencies. If Yamaha has not appointed a successor subservicer (which has accepted such appointment) at the time that Deutsche Financial ceases to act as subservicer, Yamaha will serve as the successor subservicer. If Yamaha is legally unable to serve as the subservicer, Yamaha will petition a court to appoint an established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of wholesale dealer receivables as the successor subservicer.

    Any person into which, in accordance with the Pooling and Servicing Agreement, any of the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which any of the Transferor or the Servicer is a party, or any person succeeding to the business of any of the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

SERVICER DEFAULT

    In the event of any unremedied Servicer Default, either the Trustee or certificateholders evidencing undivided interests aggregating more than 50% of the aggregate principal amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Pooling

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and Servicing Agreement and in and to the Receivables and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "SERVICE TRANSFER"). The rights and interests of the Transferor under the Pooling and Servicing Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferor shall have the right to nominate to the Trustee the name of a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Pooling and Servicing Agreement. If the Transferor does not nominate an entity to be successor Servicer within such 60-day period, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will offer the Transferor the right to accept the retransfer of all of the Receivables. The deposit amount of such a retransfer for this Series of Certificates shall be equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount plus accrued and unpaid interest on the Certificates (together with interest on interest amounts that were due and not paid on a prior Distribution Date) at the respective Certificate Rates through the day preceding such Distribution Date.

    A "SERVICER DEFAULT" refers to any of the following events:

        (1) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five Business Days after receiving notice thereof;

        (2) failure on the part of the Servicer to duly observe or perform any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Supplement which has a material adverse effect on the certificateholders, which continues unremedied for a period of 60 days after written notice and which continues to materially adversely affect the rights of the certificateholders of any Series then outstanding for such period, or the Servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

        (3) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders, and which material adverse effect continues to affect the certificateholders for a period of 60 days after written notice; or

        (4) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of 10 Business Days after the applicable grace period or a delay in or failure of performance referred to under clauses
(2) or (3) for a period of 60 Business Days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement or any Supplement and the Servicer

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shall provide the Trustee, the provider of any form of Enhancement, if any, applicable to any other Series, the Transferor and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

REPORTS TO CERTIFICATEHOLDERS

    Prior to each Distribution Date, the Servicer will forward to the Trustee a statement (the "MONTHLY SERVICER REPORT") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates, including, but not limited to:

        (a) the aggregate amount of Collections, the aggregate amount of Yield Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period;

        (b) the Floating Allocation Percentage for such Collection Period and, during any Accumulation Period and any Early Amortization Period, the Fixed Allocation Percentage;

        (c) the Investor Default Amount for such Distribution Date;

        (d) the amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs and the amount of reimbursements thereof for such Distribution Date;

        (e) the amount of the Monthly Servicing Fee for such Distribution Date;

        (f) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Collection Period preceding such Distribution Date;

        (g) the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount at the close of business on the last day of the Collection Period immediately preceding such Distribution Date; and

        (h) whether an Early Amortization Event shall have occurred.

    The Trustee will make such statement available to the holders of any Class of Offered Certificates and Certificate Owners upon request at the offices of the Trustee referenced in "--The Trustee."

    On each Distribution Date (including the applicable Expected Final Payment
Date), the Paying Agent, on behalf of the Trustee, will forward to each holder of any Class of Offered Certificates of record a statement (the "PAYMENT DATE STATEMENT") prepared by the Servicer setting forth the information with respect to the Certificates set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph since the immediately preceding Distribution Date, and the following additional information (which, in the case of (1) through (7) below, will be stated on the basis of an original principal amount of $1,000 per Offered Certificate, as applicable):

        (1) the total amount distributed;

        (2) the amount of such distribution allocable to principal on the Class A Certificates;

        (3) the amount of such distribution allocable to principal on the Class B Certificates;

        (4) the amount of such distribution allocable to principal on the Class C Certificates;

        (5) the amount of such distribution allocable to interest on the Class A Certificates;

        (6) the amount of such distribution allocable to interest on the Class B Certificates;

        (7) the amount of such distribution allocable to interest on the Class C Certificates;

        (8) the amount, if any, by which the principal balance of the Class A Certificates exceeds the Class A Invested Amount as of the Record Date with respect to such Distribution Date;

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        (9) the amount, if any, by which the principal balance of the Class B
    Certificates exceeds the Class B Invested Amount as of the Record Date with respect to such Distribution Date;

        (10) the amount, if any, by which the principal balance of the Class C Certificates exceeds the Class C Invested Amount as of the Record Date with respect to such Distribution Date;

        (11) the "series factor" as of the end of the related Collection Period (consisting of an eight-digit decimal expressing the Class A Invested Amount as of such date (determined after taking into account any increase or decrease in the Invested Amount which will occur on the following Distribution Date) as a proportion of the Class A Initial Invested Amount);

        (12) the "series factor" as of the end of the related Collection Period (consisting of an eight-digit decimal expressing the Class B Invested Amount as of such date (determined after taking into account any increase or decrease in the Invested Amount which will occur on the following Distribution Date) as a proportion of the Class B Initial Invested Amount); and

        (13) the "series factor" as of the end of the related Collection Period (consisting of an eight-digit decimal expressing the Class C Invested Amount as of such date (determined after taking into account any increase or decrease in the Invested Amount which will occur on the following Distribution Date) as a proportion of the Class C Initial Invested Amount).

    On or before January 31 of each calendar year, beginning with January 31, 2001, the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a holder of record of any Class of Offered Certificates (or, if so provided in applicable Treasury regulations, make available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a holder of any Class of Offered Certificates, together with such other customary information as the Servicer deems necessary or desirable to enable the holders of Offered Certificates to prepare their tax returns. See "Certain Federal Income Tax Considerations."

EVIDENCE AS TO COMPLIANCE

    The Pooling and Servicing Agreement provides that on or before May 31 of each calendar year the Servicer will cause a firm of nationally recognized independent accountants to furnish a report to the effect that in the opinion of such firm, the servicing and administration of the Accounts was conducted in compliance with certain applicable terms and conditions set forth in the Pooling and Servicing Agreement except for such exceptions or errors they believe to be material and such other exceptions as shall be set forth in such statement. In addition, on or before May 31 of each calendar year such accountants will compare certain mathematical calculations of the amounts contained in the Monthly Servicer Reports and other certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a report to the Trustee stating that such amounts are in agreement except for such exceptions which shall be set forth in such report.

    The Pooling and Servicing Agreement provides for delivery to the Trustee on or before May 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

    Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee at the offices of the Trustee referenced in "--The Trustee."

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AMENDMENTS

    The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein and to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any Supplement which are not inconsistent with the provisions of the Pooling and Servicing Agreement or such Supplement; provided, however, that such action does not have a material adverse effect on the interests of the certificateholders. In addition, the Pooling and Servicing Agreement and any Supplement may be amended from time to time by the Transferor, the Servicer and the Trustee, without certificateholder consent, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or such Supplement or of modifying in any manner the rights of certificateholders of any Series then issued and outstanding; provided that (1) the Servicer must provide an opinion of counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the certificateholders of any outstanding Series (or 100% of the class of certificateholders so affected shall have consented to such amendment), (2) such amendment shall not, as evidenced by an opinion of counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or as a "publicly traded partnership," as defined in Section 7704(b) of the Code, taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of certificates or any Certificate Owner and
(3) the applicable Rating Agency shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of certificates. Any assignment or reassignment regarding the addition or removal of Receivables from the Trust will not require certificateholder consent under the provisions of the Pooling and Servicing Agreement or any Supplement.


    The Pooling and Servicing Agreement and any Supplement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the principal amount of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of certificateholders of any Series then issued and outstanding. No such amendment, however, may (1) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (2) change the definition or the manner of calculating the invested amount, invested percentage, the applicable available amount under any Enhancement or the investor default amount of such Series or (3) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected.


    Promptly following the execution of any amendment to the Pooling and Servicing Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder in any Series (or with respect to an amendment of a Supplement, to the applicable Series).

LIST OF CERTIFICATEHOLDERS

    Upon written request of three or more holders of any Class of Offered Certificates or any Certificateholder or group of holders of any Class of Offered Certificates representing undivided interests in the Trust aggregating not less than 10% of the Class A Invested Amount or the Class B Invested Amount, respectively, the Trustee will afford such holders access during business hours to the current list of holders of such Class of Offered Certificates of the Trust for purposes of communicating with other holders of such Class of Offered Certificates with respect to their rights under the Pooling and Servicing Agreement.

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    The Pooling and Servicing Agreement generally does not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

    The Chase Manhattan Bank is Trustee under the Pooling and Servicing Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee may hold Offered Certificates in its own name. The Trustee's address is 450 West 33rd Street, 14th Floor, New York, NY 10001, Attention: Ryan Biasi.

    For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

    The Trustee may resign at any time, in which event a successor Trustee will be appointed as provided in the Pooling and Servicing Agreement. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, a successor Trustee will be appointed as provided in the Pooling and Servicing Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                 DESCRIPTION OF THE RECEIVABLES SALE AGREEMENT

    Yamaha has entered into a Receivables Sale Agreement (THE "RECEIVABLES SALE AGREEMENT"), dated as of March 1, 1994, as amended as of May 1, 1999, between Yamaha, as purchaser, and Deutsche Financial, as seller. Pursuant to the Receivables Sale Agreement, Deutsche Financial has sold and will sell to Yamaha, from time to time, without recourse, all of its right, title and interest in, to and under all Receivables arising on or after January 31, 1994 in Accounts established by Deutsche Financial with Dealers and has assigned and will assign all of its interests in the related Product Security to Yamaha. Deutsche Financial has represented and warranted to Yamaha that, among other things:

        (1) it is duly organized and validly existing in good standing under the laws of the State of Nevada and is duly qualified to do business and is in good standing in all jurisdictions in which such qualification is necessary;

        (2) it has the full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under the Receivables Sale Agreement;

        (3) the Receivables Sale Agreement constitutes a legal, valid and binding obligation of Deutsche Financial; and

        (4) its transfer of Receivables and related Product Security is a valid sale of such interests to Yamaha, and that Deutsche Financial has taken and will take all action required under the UCC (including, but not limited to, the filing of any financing statements on Form UCC-1) to perfect such sale to Yamaha.

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               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

    The Receivables originated under the Accounts transferred to the Trust by the Transferor have been and will continue to be purchased by the Transferor from Yamaha pursuant to the Receivables Purchase Agreement entered into between the Transferor, as purchaser, and Yamaha, as seller. A copy of the Receivables Purchase Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Receivables Purchase Agreement.

SALE OF RECEIVABLES

    Under the Receivables Purchase Agreement, (the "RECEIVABLES PURCHASE AGREEMENT") Yamaha sells to the Transferor all its right, title and interest in, to and under the Receivables existing on January 31, 1994 and thereafter created under the Accounts. Pursuant to the Pooling and Servicing Agreement, all such Receivables will be immediately transferred by the Transferor to the Trust, and the Transferor will assign its rights in, to and under the Receivables Purchase Agreement, together with any related Product Security with respect to such Receivables, to the Trust. The purchase price of the purchased Receivables will be payable by the Transferor in cash (generally to the extent of Principal Collections released to the Transferor) with the excess credited as a capital contribution by Yamaha, the Transferor's parent.

    In connection with the Receivables Purchase Agreement, Yamaha causes Deutsche Financial, and will continue itself, to indicate in its records, including any computer files, that the Receivables arising under the Accounts have been sold to the Transferor by Yamaha and that such Receivables have been transferred by the Transferor to the Trust. In addition, Yamaha causes to be provided to the Transferor a computer file or a microfiche list containing a true and complete list showing each Account identified by account number and by total outstanding balance on January 31, 1994 and from time to time thereafter. The records and agreements relating to such Accounts and Receivables are not segregated by Yamaha or Deutsche Financial from other documents and agreements relating to other charge accounts and receivables and are not stamped or marked to reflect the sale thereof to the Transferor. Yamaha and Deutsche Financial have filed UCC financing statements believed to meet the requirements of state law in California with respect to such Receivables. See "Risk Factors--Priority of some liens over the certificates could result in losses on the certificates" and "Certain Transfer, Security Interest and Bankruptcy Considerations."

    Pursuant to the Receivables Purchase Agreement, the Transferor may require Yamaha to repurchase Receivables existing or to be created in Accounts designated as Removed Accounts pursuant to the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Removal of Accounts."

REPRESENTATIONS AND WARRANTIES

    Yamaha represents and warrants to the Transferor to the effect, among other things, that as of March 24, 1994 and each date on which new Accounts are created and Receivables arising therein are sold to the Transferor:

        (1) Yamaha is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, has the full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Receivables Purchase Agreement;

        (2) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of Yamaha;

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
        (3) the Receivables Purchase Agreement constitutes a valid sale to the Transferor of all right, title and interest of Yamaha in, to and under the Receivables and the related Product Security, whether then existing or thereafter created in the Accounts and the proceeds thereof which is effective as to each such Receivable upon the creation thereof; and

        (4) as of March 24, 1994 and from time to time thereafter, the computer file or list of Accounts in existence at such time, provided by Yamaha to the Transferor is an accurate and complete listing of all such Accounts in all material respects and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of March 24, 1994 or the applicable date thereafter.

Upon the breach of certain of the representations and warranties described in this paragraph giving rise to the Transferor's obligation to repurchase Receivables under the Pooling and Servicing Agreement, Yamaha will repurchase all such Receivables from the Transferor for an amount of cash equal to the amount of cash which the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such breach.

    Yamaha covenants to the Transferor for the benefit of all certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables and the Accounts subject to the Receivables Purchase Agreement, unless cured within 60 days from receipt of notice from the Transferor or the Trustee, it will accept the transfer of any Receivable which the Transferor is obligated to repurchase under the Pooling and Servicing Agreement, if:

        (1) such Receivable is not an Eligible Receivable or the related Account is not an eligible Account;

        (2) such Receivable was not conveyed to the Transferor free and clear of all liens (except such liens as may be permitted by the Pooling and Servicing Agreement) or in compliance in all material respects with all requirements of law; or

        (3) Yamaha did not obtain all consents, licenses, approvals or authorizations required in connection with the conveyance of the Receivables to the Transferor.

Additionally, Yamaha covenants in the Receivables Purchase Agreement to repurchase, under certain conditions, each Receivable sold by it to the Transferor which is subject to certain specified liens immediately upon the discovery of such liens. Yamaha shall repurchase any such Receivable, if the Transferor is required to accept the retransfer of such Receivable under the Pooling and Servicing Agreement. The purchase price for such Ineligible Receivable shall be the balance of such Receivable.

    Yamaha has also agreed to indemnify the Transferor and to hold the Transferor harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Transferor if any of the foregoing representations and warranties are materially false.

CERTAIN COVENANTS

    In the Receivables Purchase Agreement, Yamaha covenants to cause compliance with the servicing obligations relating to the Accounts and the Receivables and Yamaha's policies and procedures relating to the Accounts unless the failure to do so would not have a material adverse effect on the rights of the Trust, as assignee of the Receivables existing or arising thereunder, or the certificateholders. In that regard, Yamaha may change the terms and provisions of such dealer agreements or policies and procedures in any respect, so long as any such changes are permitted by the Pooling and Servicing Agreement.

    In addition, Yamaha expressly acknowledges and consents to the Transferor's assignment of its rights relating to the interests sold by Yamaha under the Receivables Purchase Agreement to the Trustee for the benefit of the certificateholders. Yamaha also agrees, for the benefit of the Trustee and

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any provider of any Enhancement, that any amounts payable by Yamaha to the
Transferor pursuant to the Pooling and Servicing Agreement that are to be paid by the Transferor to the Trustee for the benefit of the certificateholders will be paid by Yamaha on behalf of the Transferor directly to the Trustee.

RECORDS REGARDING RECEIVABLES

    In connection with the sale of the Receivables and related Product Security pursuant to the Receivables Sale Agreement, and the subsequent sale of the Receivables and related Product Security pursuant to the Receivables Purchase Agreement, and the transfer of the Receivables by the Transferor to the Trust pursuant to the Pooling and Servicing Agreement, Yamaha has caused and will continue to cause Deutsche Financial to indicate in its records, including any computer files, that such Receivables have been sold by Deutsche Financial to Yamaha and then resold by Yamaha to the Transferor and then transferred to the Trust, and the Transferor has indicated and will continue to indicate in its records, including any computer files, that the Receivables have been transferred from the Transferor to the Trust. In addition, the Transferor provides and will continue to provide to the Trustee upon request a computer file or a microfiche list containing a true and complete list showing for each Account (a) its account number and (b) the amount of Receivables in such Account. Deutsche Financial, acting on behalf of Yamaha as initial subservicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables are not and will not be segregated from those relating to other dealer accounts and receivables, and neither the computer files nor the physical documentation relating to the Accounts or Receivables have been or will be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. Deutsche Financial and Yamaha have filed one or more UCC-1 financing statements in accordance with the UCC to perfect Yamaha's and the Transferor's interest in the Receivables, as applicable. The Transferor, in turn, has filed one or more UCC-1 financing statements in accordance with California state law to perfect the Trust's interest in the Receivables.

TERMINATION

    The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if pursuant to certain provisions of Federal law, Yamaha or Deutsche Financial becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary, it is not dismissed within 90 days of its institution, or if a bankruptcy trustee is appointed for Yamaha or Deutsche Financial, Yamaha will immediately cease to sell Receivables to the Transferor and will promptly give notice of such event to the Transferor and to the Trustee.

       CERTAIN TRANSFER, SECURITY INTEREST AND BANKRUPTCY CONSIDERATIONS

SECURITY INTEREST MATTERS

    Pursuant to the Receivables Sale Agreement, Deutsche Financial sells and will continue to sell to Yamaha, without recourse, all of its right, title and interest in, to and under the Receivables existing in the Accounts established by Deutsche Financial with Dealers, together with the particular Product Security relating thereto, and Deutsche Financial warrants in the Receivables Sale Agreement that such transfer is a valid sale of such interest. In turn, pursuant to the Receivables Purchase Agreement, Yamaha has sold and will sell to the Transferor all of its right, title and interest in, to and under the Receivables and the related Product Security to the Transferor, which Receivables are immediately transferred and conveyed without recourse by the Transferor to the Trust pursuant to the Pooling and Servicing Agreement. The Transferor has represented and warranted that such conveyance to the Trust either constitutes a valid transfer and assignment to the Trust of all right, title and interest of the

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Transferor in, to and under the Receivables and the related Product Security, or a grant of a security interest to the Trust in, to and under the Receivables and the related Product Security. The Transferor also represents and warrants to the Trust in the Pooling and Servicing Agreement that, in the event the transfer of Receivables and related Product Security is deemed to create a security interest under the UCC, the Trustee (on behalf of the certificateholders) possesses a first priority perfected security interest (subject only to permitted liens) in the Receivables and related Product Security upon the creation of such Receivables and the transfer of such Receivables and the related Product
Security to the Trust. For a discussion of the Trust's rights arising from these covenants and warranties not being satisfied, see "Description of the Offered Certificates--Covenants, Representations and Warranties."


    Each of Yamaha and the Transferor has represented that the Receivables are "accounts," "chattel paper" or "general intangibles" for purposes of the UCC as in effect in the State of California. If the Receivables are deemed to be chattel paper and the transfer thereof by either Yamaha to the Transferor or by the Transferor to the Trust is deemed either to be a sale or to create a security interest to secure loan obligations the UCC applies and the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest therein. Financing statements covering the Receivables have been filed under the UCC by both the Transferor and the Trust to perfect their respective interests in the Receivables, and continuation statements will be filed as required to continue the perfection of such interests. The Receivables will not be stamped to indicate the interest of the Transferor or the Trustee.



    There are certain limited circumstances under the UCC and applicable Federal law in which prior or subsequent transferees of Receivables and related Product Security could have an interest in such Receivables and related Product Security with priority over the Trust's interest. For example, a tax or other government lien on property of Yamaha or the Transferor arising prior to the time a Receivable and related Product Security is conveyed to the Trust may have priority over the interest of the Trust in such Receivable and related Product Security. Under the Receivables Purchase Agreement, Yamaha has warranted to the Transferor, and under the Pooling and Servicing Agreement the Transferor has warranted to the Trust, that the Receivables and the related Product Security have been transferred free and clear of the lien of any third party, except as otherwise permitted by the Pooling and Servicing Agreement. Each of Yamaha and the Transferor has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable and the related Product Security or the Exchangeable Transferor's Certificate (or any interest therein) other than to the Trust. In addition, while Yamaha is the Servicer, cash Collections on the Receivables may, under certain circumstances, be commingled with the funds of Yamaha prior to each Distribution Date and, in the event of the bankruptcy of Yamaha, neither the Trust nor the Transferor may have a perfected interest in such Collections.


    Because the Trust's interest in the Receivables is dependent upon the Transferor's interest in such Receivables, any adverse change in the priority or perfection of the Transferor's ownership or security interest would correspondingly affect the Trust's interest in the affected Receivables.

    As set forth under "Risk Factors--Priority of some liens over the certificates could result in losses on the certificates," cash Collections will, except in certain circumstances, be available for use by the Servicer (or Deutsche Financial, as subservicer) until deposited into the Collection Account on each Distribution Date. In the event of insolvency or receivership of the Servicer (or Deutsche Financial, as subservicer) or, as the case may be, in certain circumstances, the lapse of certain time periods, neither the Trust nor the Transferor may have a perfected interest in such cash Collections.

TRUE SALE MATTERS

    Under the Receivables Sale Agreement, Deutsche Financial, as seller, and Yamaha, as purchaser, treat and will continue to treat the sale of the Receivables in the Accounts and related product security and the related Product Security from Deutsche Financial to Yamaha as an absolute transfer of such

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
Receivables and related Product Security to Yamaha. Under a Receivables Purchase Agreement, Yamaha, as seller, and the Transferor, as purchaser, treat and will continue to treat the sale of the Receivables and the related Product Security from Yamaha to the Transferor as an absolute transfer of such Receivables and the related Product Security to the Transferor. In the event of an insolvency of either Deutsche Financial or Yamaha, such entity would be subject to Title 11 of the United States Code (the "BANKRUPTCY CODE"). As an absolute transfer to Yamaha, the Receivables and the related Product Security sold by Deutsche Financial to Yamaha should not be part of the bankruptcy estate of Deutsche Financial, and such Receivables and related Product Security should not be available to creditors of Deutsche Financial. In addition, as an absolute transfer to the Transferor, such Receivables and related Product Security should not be part of the bankruptcy estate of Yamaha, and such Receivables and Product Security should not be available to creditors of Yamaha. However, in the event of the insolvency of Yamaha or Deutsche Financial, it is possible that the bankruptcy trustee or a creditor of such insolvent entity, or such entity as debtor in possession, may argue that the transactions between Deutsche Financial and Yamaha or between Yamaha and the Transferor, as the case may be, are pledges of the Receivables rather than absolute transfers. Such a position, if accepted by a court, could prevent timely payments due to Certificateholders.


    The Transferor has received, and will receive on the Closing Date, opinions of counsel with respect to the transfer of Receivables in the Accounts from Deutsche Financial to Yamaha, and the transfer of those Receivables from Yamaha to the Transferor. Those opinions conclude that, in each instance on the basis of a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), subject to certain facts, assumptions and qualifications specified therein, as a legal matter under current case law interpretations, in the event that Deutsche Financial or Yamaha, respectively, were to be a debtor in a case under the Bankruptcy Code, a bankruptcy court that properly analyzed and applied the law and facts in a properly presented and argued case, (a) would not apply a stay with respect to payment to the Transferor or the Trustee of amounts collected on account of Receivables that are transferred by Deutsche Financial to Yamaha under the Receivables Sale Agreement and that are transferred by Yamaha to the Transferor under the Receivables Purchase Agreement (and thereafter by the Transferor to the Trust under the Master Pooling and Servicing Agreement), and (b) that those Receivables and the proceeds thereof would not be property of the estate of Deutsche Financial (if it were a debtor under the Bankruptcy Code) or the estate of Yamaha (if it were a debtor under the Bankruptcy Code). However, if a court concluded otherwise, or if someone asserted contrary positions in a legal proceeding, Receivables and collections thereon could be held or made available for use by Deutsche Financial or Yamaha, as debtors, respectively, under the Bankruptcy Code. As a consequence, delays in distributions on the Offered Certificates (and possible reductions on such distributions) could occur.



    In OCTAGON GAS SYSTEMS, INC. V. RIMMEr, 995 F.2d 948 (10th Cir. 1993), CERT. DENIED, 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit suggested that, even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Yamaha or Deutsche Financial were to become subject to a bankruptcy proceeding and a court were to follow the OCTAGON court's reasoning, the holders of record of the Class A Certificates (the "CLASS A CERTIFICATEHOLDERS") and the holders of record of the Class B Certificates (the "CLASS B CERTIFICATEHOLDERS") might experience delays in payment or possibly losses on their investment in the Class A Certificates and the Class B Certificates, respectively. As part of the opinion of counsel described above, counsel has advised Yamaha and the Transferor that the facts of the OCTAGON case are distinguishable from those in the sale transactions between, on the one hand, Deutsche Financial and Yamaha and, on the other hand, Yamaha and the Transferor, respectively, and that the reasoning of the OCTAGON case appears to be inconsistent with established precedent. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the OCTAGON court's interpretation of Article 9 of the UCC as erroneous. Such


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

commentary states that nothing in Article 9 of the UCC is intended to prevent the transfer of ownership of accounts or chattel paper. Moreover, because Deutsche Financial, Yamaha, the Transferor and the transactions governed by the Receivables Sale Agreement and the Receivables Purchase Agreement do not have any particular link to the Tenth Circuit, it is unlikely that Deutsche Financial or Yamaha would be subject to a bankruptcy proceeding in the Tenth Circuit. Accordingly, the OCTAGON case should not be binding precedent on a court in a Deutsche Financial or Yamaha bankruptcy proceeding. Application of Federal and state bankruptcy and debtor relief laws could adversely affect the interests of all certificateholders by delaying payments to the trust and would adversely affect the interests of (a) the Class A Certificateholders in the Receivables if such laws result in any Receivables being charged-off as uncollectible when the Class B Invested Amount and the Class C Invested Amount are zero and (b) the Class B Certificateholders in the Receivables if such laws result in any Receivables being charged-off as uncollectible when the Class C Invested Amount is zero. See "Description of the Offered Certificates--Defaulted Receivables; Recoveries, Adjustment Payments."


OTHER MATTERS RELATING TO BANKRUPTCY


    The Transferor has received, and will receive on the Closing Date, opinions of counsel, with respect to the Transferor and Yamaha, concluding on the basis of a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) that subject to certain facts, assumptions and qualifications specified therein, in the event that Yamaha were to be a debtor in a case under the Bankruptcy Code, a bankruptcy court that properly analyzed and applied the law and facts in a properly presented and argued case would not disregard the separate corporate existence of the Transferor and consolidate the assets and liabilities of the Transferor with those of Yamaha. However, if a court concluded otherwise, or a filing were made under any bankruptcy or insolvency law by or against the Transferor, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Offered Certificates (and possible reductions of such distributions) could occur.



    The Pooling and Servicing Agreement provides that, upon the appointment of a receiver or bankruptcy trustee for the Transferor, Yamaha or Deutsche Financial (if then acting as subservicer) such party will promptly give notice thereof to the Trustee, and an Early Amortization Event with respect to all Series will occur. Under the Pooling and Servicing Agreement, no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of certificates representing undivided interests aggregating more than 50% of the aggregate principal amount of each class of each Series or unless otherwise required by the receiver or bankruptcy trustee for the Transferor, Yamaha or Deutsche Financial, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as Collections on the Receivables. If the only Early Amortization Event to occur is either the insolvency of the Transferor, Yamaha or Deutsche Financial or the appointment of a receiver or bankruptcy trustee for the Transferor, Yamaha or Deutsche Financial, such receiver or bankruptcy trustee may have the power to require Yamaha to continue to transfer new Receivables to the Transferor or require the Transferor to continue to transfer new Receivables to the Trust, as applicable, and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Offered Certificates--Early Amortization Events."


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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    Set forth below is a discussion of certain Federal income tax consequences to Certificate Owners who purchase any Class of Offered Certificates at original issuance and hold the Offered Certificates as capital assets under the Internal Revenue Code of 1986, as amended (the "CODE"). This discussion does not purport to be complete or to deal with all aspects of Federal income taxation that may be relevant to Certificate Owners in light of their particular circumstances or to certain types of Certificate Owners subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). This discussion is based upon provisions of the Code, the regulations promulgated thereunder and judicial and ruling authorities as currently in effect, all of which are subject to change, possibly retroactively. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP OR DISPOSITION OF INTERESTS IN THE OFFERED CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

CHARACTERIZATION OF THE OFFERED CERTIFICATES AS INDEBTEDNESS

    The Transferor, the Trustee and each Certificate Owner (by acquiring an interest in any Class of Offered Certificates) express in the Pooling and Servicing Agreement their intent that, for financial accounting and tax purposes, the Offered Certificates will be indebtedness secured by the Receivables. The Transferor and each Certificate Owner, by acquiring an interest in any Class of Offered Certificates, agree to treat the Offered Certificates as indebtedness for Federal, state and local tax purposes.

    Based upon the application of existing law to the facts of the transaction as set forth in the Pooling and Servicing Agreement and other relevant documents, GnazzoThill, A Professional Corporation, special tax counsel to the Transferor ("TAX COUNSEL"), will render its opinion that the Offered Certificates will be treated for Federal income tax purposes as secured indebtedness. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS could not successfully challenge this conclusion.

    In general, the characterization of a transaction for Federal income tax purposes is based upon economic substance, and the substance of the transaction in which the Offered Certificates are issued is consistent with the treatment of the Offered Certificates as debt for Federal income tax purposes. Although there are certain judicial precedents holding that under appropriate circumstances a taxpayer should be required to treat a transaction in accordance with the form chosen by the taxpayer, regardless of the transaction's substance, the operative provisions of the transaction and the Pooling and Servicing Agreement are at worst ambiguous but are not inconsistent with treating the Offered Certificates as debt and accordingly, these authorities would not be applied to require sale characterization. Based on the foregoing, Tax Counsel has concluded that the characterization of the Offered Certificates, for Federal income tax purposes, would be governed by the substance of the transaction, which is the issuance of secured debt.

TAXATION OF INTEREST INCOME

    Assuming that the Certificate Owners are owners of debt obligations for Federal income tax purposes, interest generally will be taxable as ordinary income for Federal income tax purposes when received by the Certificate Owners utilizing the cash method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

    Generally, a debt instrument will not be treated for Federal income tax purposes as issued with original issue discount ("OID"), if the debt instrument is not issued at greater than a DE MINIMIS discount from par and all stated interest payments on the debt instrument are "qualified stated

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
interest" payments. While it is not anticipated that the Offered Certificates will be issued at a greater than DE MINIMIS discount from par, under Treasury regulations (the "OID REGULATIONS"), it is possible that the stated interest payments on Offered Certificates could be treated for Federal income tax purposes as other than "qualified stated interest" payments. Under the OID Regulations, interest payments on the Offered Certificates may not be "qualified stated interest" payments because the Offered Certificates may be treated
(a) as not providing Certificate Owners with reasonable legal remedies to compel timely payment of interest and (b) as not having terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Although the Pooling and Servicing Agreement does not contain provisions expressly denominated as default provisions, it does contain provisions intended to provide assurances that interest and principal on the Offered Certificates will be paid even if certain adverse events occur. Moreover, the OID Regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. The Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond the control of the Trust and the Trustee (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency.

    If the Offered Certificates are in fact issued at a greater than DE MINIMIS discount or payments of stated interest are treated as other than "qualified stated interest," the following general rules will apply. The excess of the "stated redemption price at maturity" of the Offered Certificates (generally equal to their principal amount as of the date of original issuance plus all interest other than "qualified stated interest" payments payable prior to or at maturity) over their original issue price (the initial offering price at which a substantial amount of the Offered Certificates are sold) will constitute OID. A Certificate Owner must include OID in income over the term of the Offered Certificate under a constant yield method. Inclusion of OID under a constant yield method would not significantly affect Certificate Owners utilizing the accrual method of accounting, but it would accelerate the inclusion of income by Certificate Owners utilizing the cash method of accounting. Interest included in income as OID would not be includible again when received. Under the OID Regulations, a holder of an Offered Certificate issued without OID but issued at a DE MINIMIS discount from par must include such discount in income proportionately as principal payments are made on such Offered Certificate.

    Certificate Owners should be aware that the resale of any Class of Offered Certificates may be affected by the market discount rules of the Code. These rules generally provide that, subject to a DE MINIMIS exception, if a holder of an Offered Certificate acquires the Offered Certificate at a market discount (i.e., at a price below its stated redemption price at maturity or its "revised issue price" if it was issued with OID) and thereafter recognizes gain upon a disposition of the Offered Certificate, the lesser of such gain or the portion of the market discount that accrued while the Offered Certificate was held by such holder will be treated as ordinary interest income realized at the time of the disposition.

    Each Certificate Owner should consult its own tax advisor regarding the impact of the original issue discount and market discount rules.

SALES OF OFFERED CERTIFICATES

    In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an Offered Certificate measured by the difference between (a) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Offered Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered

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
Certificate was held as a capital asset. The federal income tax rates applicable to capital gains for taxpayers other than individuals, estates and trusts are currently the same as those applicable to ordinary income; however, the maximum ordinary income rate for individuals, estates and trusts is 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 28%. Moreover, capital losses generally may be used only to offset capital gains.

TAX CHARACTERIZATION OF THE TRUST

    Certificates may be issued by the Trust which are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (a) a security device to hold Receivables securing the repayment of the certificates of all Series,
(b) an entity whose existence is disregarded or (c) a partnership in which the Transferor and certain certificateholders are partners, and which has issued debt represented by other certificates (including the Offered Certificates). In connection with the issuance of certificates of any Series, Tax Counsel will render an opinion to the Transferor, the Trustee, any underwriters or purchasers and any applicable Rating Agency, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the certificates of such Series will not cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or as a "publicly traded partnership," as defined in Section 7704(b) of the Code, taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of certificates held by investors.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP

    If the Offered Certificates are not treated as debt obligations for Federal income tax purposes, the arrangement among the Transferor and the Certificate Owners could be classified, for Federal income tax purposes, as a partnership. Because, in the opinion of Tax Counsel, the Offered Certificates will be characterized as debt for Federal income tax purposes, no attempt will be made to comply with any reporting or tax payment requirements which might be applicable if the arrangement among the Transferor and the Certificate Owners were treated as creating a partnership. No IRS ruling on the Federal income tax characterization of the arrangement among the Transferor and the Certificate Owners will be sought.

    If the arrangement created by the Pooling and Servicing Agreement were characterized as a partnership (but not a "publicly traded partnership" taxable as a corporation) among the Transferor and the Certificate Owners, such a partnership would not be subject to Federal income tax, but each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by such a partnership would generally be passed through to the Transferor and the Certificate Owners as partners in such a partnership according to their respective interests therein. The amount, timing and character of income reportable by the Certificate Owners as partners could differ materially from the income reportable by the Certificate Owners if the Offered Certificates are characterized as debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed 2% of the individual's adjusted gross income and would be subject to reduction under
Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. In addition, assuming the partnership is a "publicly traded partnership" (as defined in Section 469(k)(2) of the Code), even if it qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Finally, if the Pooling and Servicing Agreement were to create a partnership, the partnership might be required to withhold Federal income

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
tax at a rate of up to 39.6% on the income allocable to Foreign Investors. See "--Federal Income Tax Consequences to Foreign Investors."

    If the arrangement created by the Pooling and Servicing Agreement were characterized as a partnership, it would be treated as a "publicly traded partnership" if ownership interests in the partnership were traded on an "established securities market" or "readily tradable on a secondary market (or the substantial equivalent thereof)." A "publicly traded partnership" is taxable as a corporation unless it satisfies certain income requirements. The Trust will not be a "publicly traded partnership" taxable as a corporation if 90% of the gross income of the Trust is interest other than interest from a "financial business" and certain other requirements are met. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether the Trust will meet such income requirements. If the arrangement were treated as a publicly traded partnership taxable as a corporation, it would be subject to Federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. Such a tax could result in reduced distributions to Certificate Owners. Distributions to the Transferor and, unless the Offered Certificates were treated as debt of such corporation, to the Certificate Owners, would not be deductible in computing the taxable income of the corporation. In addition, if the Offered Certificates were not treated as debt of the corporation, all or a portion of any such distributions would, to the extent of the current and accumulated earnings and profits of such corporation, be treated as dividend income to the Certificate Owners, and in the case of Certificate Owners that are Foreign Investors, might be subject to withholding tax.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

    Tax Counsel will render its opinion that the Offered Certificates will be classified as debt for Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of Foreign Investors if the Offered Certificates are treated as debt. The term "FOREIGN INVESTOR" means any Certificate Owner other than (1) a citizen or resident of the United States,
(2) a corporation, partnership or other entity (other than an estate or trust) organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, Treasury regulations provide otherwise), (3) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (4) a trust
(A) the primary supervision over the administration of which, a court within the United States is able to exercise and (B) all substantial decisions of which, one or more U.S. persons have the authority to control.

    Interest, including OID, if any, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (a) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (b) the Foreign Investor and each securities clearing organization, bank or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements (and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of Yamaha, is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and is not a controlled foreign corporation with respect to Yamaha). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (1) IRS Form W-8 signed under penalties of perjury by the Certificate Owner stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address, (2) IRS Form 1001 signed by the Certificate Owner or such Certificate Owner's agent claiming exemption from withholding under an applicable tax treaty, or (3) IRS Form 4224 signed by the Certificate Owner or such owner's agent claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity

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
otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person or that any certification on that form is false.

    A Foreign Investor will not be subject to U.S. Federal income tax on gain realized on the sale, exchange or redemption of such Offered Certificate (other than amounts attributable to, and taxable as, accrued stated interest) provided that (a) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States and (b) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs.

    If the IRS were to contend successfully that the Offered Certificates are interests in a partnership (not taxable as a corporation), a Certificate Owner that is a Foreign Investor might be required to file a U.S. Federal income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of a Foreign Investor that is a foreign corporation, and would be subject to withholding tax at a rate of up to 39.6% on its share of partnership income. If the Offered Certificates were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Offered Certificates were treated as dividends a Foreign Investor would generally be subject to withholding tax on the gross amount of such dividends at the rate of 30% unless such rate were reduced by an applicable treaty.

BACKUP WITHHOLDING

    Each Certificate Owner (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, as interest or OID, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability. Information returns will be sent annually to the IRS and to each holder of an Offered Certificate setting forth the amount of interest paid (or OID accrued, if any) on such Offered Certificate and the amount of tax withheld thereon.

NEW WITHHOLDING REGULATIONS

    Recently, the Treasury Department issued new regulations (the "NEW REGULATIONS") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Each Certificate Owner should consult its own tax advisor regarding the impact of the New Regulations.

STATE, LOCAL AND FOREIGN TAXATION

    The discussion above does not address the tax treatment of the Trust, the Offered Certificates or the Certificate Owners under state and local tax laws or foreign tax laws. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the Trust and the Offered Certificates, and the consequences of purchase, ownership or disposition of the Offered Certificates under any state or local tax law or any foreign tax law, if applicable.

                              ERISA CONSIDERATIONS

    A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the

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Employment Retirement Income Security Act of 1974, as amended ("ERISA"), the
Code or any substantially similar federal, state or local law. ERISA and the Code impose restrictions on:

    - employee benefit plans as defined in Section 3(3) of ERISA,

    - plans described in Section 4975(e)(1) of the Code, including retirement accounts and Keogh Plans,

    - entities whose underlying asset include plan assets by reason of a plan's investment in such entities, and

    - persons who have certain specified relationships to a plan described as "parties in interest" under ERISA and "disqualified persons" under the Code ("PARTIES IN INTEREST").

REGULATION UNDER ERISA AND THE TAX CODE

    ERISA imposes certain duties on persons who are fiduciaries of a plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a plan's assets is considered to be a fiduciary of that plan. Both ERISA and the Code prohibit certain transactions involving "plan assets" between a plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.

    The term "plan assets" is not defined by ERISA or the Code. However, a plan's assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an "equity interest" in the trust such as the securities. In that event, the operation of the trust may result in a prohibited transaction under ERISA and the Code.

FINAL REGULATION ISSUED BY THE DOL

    The Department of Labor ("DOL") issued a final regulation which provides exceptions to a plan which acquires an equity interest in the trust ("PLAN ASSET REGULATION"). One exception provides that, if a plan acquires a "publicly offered security," the issuer of the security is not deemed to hold plan assets. A publicly offered security is a security that:

    - is freely transferable,

    - is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

    - is either:

       -- part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

       -- sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

THE CERTIFICATES

    The Underwriter anticipates that each Class of Certificates will not be held by at least 100 persons. Consequently, it is not anticipated that interests in either Class of Certificates will meet the criteria of publicly offered securities. If interests in the Class A Certificates or the Class B Certificates fail to meet the criteria of publicly offered securities, the trust assets may be deemed to include assets of plans that are certificateholders of that Class. In that event, transactions involving the trust and parties in interest or disqualified persons with respect to such plans might be prohibited under ERISA and the Code. In addition, if the transferor or any underwriter of such series is a party in interest or a disqualified person with respect to an investing plan, the purchase of an interest in Class A Certificates or Class B Certificates by such plan could constitute a prohibited transaction. Thus, an investment by a plan in certificates could result in liability under ERISA and the Code unless a statutory or administrative exemption exist and the plan satisfies all conditions for such exemptive relief.

    Accordingly, neither the Class A Certificates nor the Class B Certificates may be acquired or held by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include acceptance of a Certificate.

    EACH CERTIFICATEHOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT AND WILL NOT BE SUBJECT TO THE FOREGOING LIMITATION.

SPECIAL CONSIDERATIONS FOR INSURANCE COMPANIES

    An insurance company considering an investment should consider whether its general account may be deemed to include assets of the plans investing in the general account. In JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 114 S. Ct. 517 (1993), the United States Supreme Court held that assets held in an insurance company's general account may be deemed to be plan assets under certain circumstances. In that event, the insurance company might be treated as a party in interest under such plans. Therefore, insurance company investors should analyze whether JOHN HANCOCK may have an impact with respect to their purchase of the certificates of any series.

    Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until June 5, 2001 (the date that is 18 months after the General Account Regulations became final), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan. It should be noted that the plan asset status of insurance company's separate accounts is unaffected by new Section 401(c) of ERISA. Separate account assets continue to be treated as the plan assets of any plan invested in a separate account. Potential investors considering the purchase of certificates of any series on behalf of an insurance company's general account should consult their legal advisors regarding the effect of these regulations on such investment.

PLANS NOT SUBJECT TO ERISA OR THE CODE

    Certain employee benefit plans, such as governmental plans and certain church plans are not subject to the provisions of Title I of ERISA and
Section 4975 of the Code. Accordingly, assets of such plans may be invested in the certificates of each series without regard to the ERISA considerations described here, subject to the provisions of any other applicable federal and state law. It should be noted that any such plan that is qualified and exempt from taxation under the Code is subject to the prohibited transaction rules set forth in the Code.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement (the "UNDERWRITING AGREEMENT"), the Transferor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Transferor, the Offered Certificates.

    Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Offered Certificates if any are taken.

    The Transferor has been advised by the Underwriter that it proposes initially to offer the Offered Certificates to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession not in excess of, in the case
of (1) the Class A Certificates,       % of the principal amount of such
Certificates and (2) the Class B Certificates,       % of the principal amount
of such Certificates. The Underwriter may allow and such dealers may reallow to
other dealers a discount not in excess of       % of such principal amount.
After the initial public offering, such public offering prices, concession and reallowance may be changed. The transaction expenses payable by the Transferor
are estimated to be $         .

    Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

    If the Underwriter creates a short position in the Offered Certificates in connection with this offering (i.e., the Underwriter sells more Offered Certificates than are set forth on the cover page of this Prospectus), the Underwriter may reduce that short position by purchasing Offered Certificates in the open market.

    The Underwriter may also impose a penalty bid on certain selling group members. This means that if the Underwriter purchases Offered Certificates in the open market to reduce the Underwriter's short position or to stabilize the price of the Offered Certificates, the Underwriter may reclaim the amount of the selling concession from any selling group member who sold those Offered Certificates as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Transferor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Certificates. In addition, neither the Transferor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    In the ordinary course of business, the Underwriter and its affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

    The Underwriting Agreement provides that the Transferor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

    Upon receipt of a request by an investor who has received an electronic Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

    Chase Securities Inc. is a wholly owned subsidiary of The Chase Manhattan Corporation and an affiliate of the Trustee.

                                 LEGAL MATTERS

    Certain legal matters relating to the Offered Certificates will be passed upon for the Transferor and the Servicer by GnazzoThill, A Professional Corporation, San Francisco, California, and for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the Transferor, the Servicer and the Trust by GnazzoThill, A Professional Corporation, San Francisco, California.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued under the limited circumstances described under "Description of the Offered Certificates--Issuance of Definitive Certificates Upon the Occurrence of Certain Circumstances," all notices, reports and statements to Certificateholders, including any monthly and annual reports containing information concerning the Trust and the Receivables, will be prepared by the Servicer and sent on behalf of the Trust only to DTC or Cede, as nominee of DTC and registered holder of the Offered Certificates, pursuant to the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Reports to Certificateholders," "--Evidence as to Compliance," "--Book Entry Registration of the Offered Certificates" and "--Issuance of Definitive Certificates Upon the Occurrence of Certain Circumstances." Such notices, reports and statements will not contain audited financial statements with respect to the Trust. The Servicer also does not intend to send any financial reports of the Servicer or the Transferor to Certificateholders. The Trust will file or cause to be filed with the Commission such periodic reports with respect to the Trust as may be required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder.

                      WHERE YOU CAN FIND MORE INFORMATION

    The Transferor filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (the "REGISTRATION STATEMENT") under the Securities Act relating to the Offered Certificates. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

    The Trust will file or cause to be filed with the Commission such periodic reports with respect to the Trust as may be required under the Exchange Act, and the rules and regulations of the Commission thereunder.

    You may read and copy any notices, reports, statements or other information the Trust or the Servicer files or causes to be filed at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Commission are also available to the public on the Commission's Internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file publicly with the Commission.

                      OTHER SERIES ISSUED AND OUTSTANDING


    The trust has previously issued two other series that remain outstanding. The table below discusses the principal characteristics of these series. For more specific information relating to any series, any prospective investor should contact the transferor at (714) 761-7500. The transferor will provide, without charge, to any prospective purchaser of the certificates, a copy of the disclosure documents for any previous publicly issued series.



SERIES 1998-1 VARIABLE FUNDING CERTIFICATES

1. CLASS A ASSET-BACKED CERTIFICATES
Invested Amount(1)..........................................
                                                              Variable
Maximum Permitted Invested Amount(1)........................
                                                              $175,500,000
Certificate Rate............................................
                                                              Variable
Servicing Fee Percentage....................................
                                                              2.0%
Final Series Termination Date...............................
                                                              September 2001
Series Issuance Date........................................
                                                              April 23, 1998

2. CLASS B ASSET-BACKED CERTIFICATES
Invested Amount(1)..........................................
                                                              Variable
Maximum Permitted Invested Amount(1)........................
                                                              $22,805,085
Certificate Rate............................................
                                                              Variable
Servicing Fee Percentage....................................
                                                              2.0%
Final Series Termination Date...............................
                                                              September 2001

(1) These numbers have varied based on seasonal variances in the levels of receivables outstanding.

SERIES 1999-1

1. CLASS A ASSET-BACKED CERTIFICATES
Initial Invested Amount.....................................
                                                              $200,000,000
Certificate Rate............................................
                                                              Variable(2)
Annual Servicing Fee Percentage.............................
                                                              2.0%
Credit Support..............................................
                                                              Subordination of
                                                              Series 1999-1 Class B and
                                                              Class C Certificates
Expected Final Payment Date.................................
                                                              June 15, 2004
Final Series Termination Date...............................
                                                              December 2006
Series Issuance Date........................................
                                                              June 1, 1999

2. CLASS B ASSET-BACKED CERTIFICATES
Initial Invested Amount.....................................
                                                              $14,035,000
Certificate Rate............................................
                                                              Variable(2)
Annual Servicing Fee Percentage.............................
                                                              2.0%
Credit Support..............................................
                                                              Subordination of
                                                              Series 1999-1 Class C
                                                              Certificates
Expected Final Payment Date.................................
                                                              July 15, 2004
Final Series Termination Date...............................
                                                              December 2006

3. CLASS C ASSET-BACKED CERTIFICATES
Initial Invested Amount.....................................
                                                              $19,883,071
Certificate Rate............................................
                                                              Variable(2)
Annual Servicing Fee Percentage.............................
                                                              2.0%
Final Series Termination Date...............................
                                                              December 2006

(2) Based on LIBOR

                             INDEX OF DEFINED TERMS


                                        PAGE
                                      --------
account.............................   46, 78
Accounts............................       20
Accumulation Periods................       34
Accumulation Shortfall..............       34
Adjustment Payment..................       62
Available Principal Funds...........       59
Available Subordinated Amount.......       57
Available Yield Funds...............       58
Bankruptcy Code.....................       79
Business Day........................       32
Cede................................       35
Certificate Owners..................       35
Certificate Rates...................       30
Certificateholders..................       31
Certificateholders' Interest........       31
Certificates........................       40
chattel paper.......................   46, 78
Class...............................       40
Class A Adjusted Invested Amount....       52
Class A Certificate Rate............       30
Class A Certificateholders..........       79
Class A Certificates................       29
Class A Expected Final Payment
  Date..............................       32
Class A Initial Invested Amount.....       34
Class A Invested Amount.............       52
Class A Investor Charge-Off.........       63
Class A Monthly Interest............       60
Class A Monthly Principal...........       60
Class B Adjusted Invested Amount....       53
Class B Certificate Rate............       30
Class B Certificateholders..........       79
Class B Certificates................       29
Class B Expected Final Payment
  Date..............................       32
Class B Initial Invested Amount.....       30
Class B Invested Amount.............       53
Class B Investor Charge-Off.........       68
Class B Monthly Interest............       60
Class B Monthly Principal...........       60
Class C Certificate Rate............       30
Class C Certificateholders..........       31
Class C Certificates................       40
Class C Initial Invested Amount.....       30
Class C Invested Amount.............       53
Class C Investor Charge-Off.........       62
Class C Monthly Interest............       60
Class C Monthly Principal...........       60
Clearstream.........................       36



                                        PAGE
                                      --------
Clearstream Customers...............       38
Closing Date........................       30
Code................................       81
Collection Account..................       48
Collection Period...................       26
Collections.........................       55
Commission..........................       89
Controlled Accumulation Amount......       34
Controlled Accumulation Period......       34
Controlled Deposit Amount...........       34
Cooperative.........................       38
Credit Hold.........................       22
Dealers.............................       19
Dealer Replacement Accounts.........       46
Defaulted Receivables...............       62
Definitive Certificates.............       39
Depositaries........................       37
Depositary..........................       37
Determination Date..................       47
Deutsche Financial..................       19
Direct Participants.................       35
Distribution Date...................       30
DOL.................................       86
DTC.................................       35
DTC Participants....................       36
Early Amortization Event............       64
Early Amortization Period...........       63
Eligible Deposit Account............       48
Eligible Institution................       48
Eligible Investments................       49
Eligible Receivable.................       45
Enhancement.........................       32
ERISA...............................       86
Euroclear...........................       38
Euroclear Operator..................       38
Exchange Act........................       98
Excess Principal Collections........       55
Exchangeable Transferor
  Certificate.......................       30
Expected Final Payment Dates........       33
Final Series Termination Date.......       63
Final Termination Date..............       63
Fixed Allocation Percentage.........       52
Floating Allocation Percentage......       52
Foreign Investor....................       84
general intangible..................   46, 78
holdbacks...........................       56
Holders.............................       40

                                        PAGE
                                      --------
Indirect Participants...............       36
Ineligible Receivable...............       44
Initial Servicer Cash Collateral
  Deposit...........................       50
Interest Accrual Period.............       30
Invested Amount.....................       53
investment company..................       64
Investor Default Amount.............       62
IRS.................................       81
ITT.................................       19
LIBOR Determination Date............       31
London Banking Day..................       31
Maximum Rate........................       30
Minimum Transferor Percentage.......       44
Minimum Trust Principal Component...       50
Monthly Servicer Report.............       71
Monthly Servicing Fee...............       68
Moody's.............................       51
New Accounts........................       47
New Products........................       21
New Regulations.....................       85
Offered Certificates................       24
OID.................................       81
OID Regulations.....................       80
Omnibus Proxy.......................       37
Parties in Interest.................       86
Pay-as-Sold.........................       23
Paying Agent........................       36
Payment Date Statement..............       71
Plan Asset Regulation...............       86
Pool Balance........................       26
Pooling and Servicing Agreement.....       20
Principal Collections...............       55
Principal Funding Account...........       49
Principal Shortfalls................       55
Principal Terms.....................       41
Product Security....................       21
Rapid Accumulation Period...........       34
Rating Agency.......................       40
Receivables.........................       20
Receivables Purchase Agreement......       75
Receivables Sales Agreement.........       74
Record Date.........................       31
Reference Banks.....................       31



                                        PAGE
                                      --------
Registration Statement..............       89
Removed Accounts....................       26
Revolving Period....................       31
Sales Programs......................       23
Scheduled Payment Plans.............       23
Securities Act......................       42
Series..............................       20
Series 1999-1.......................       40
Series Undistributed Principal
  Collections.......................       60
Service Transfer....................       70
Servicer............................       19
Servicer Cash Collateral Account....       50
Servicer Default....................       70
Servicing Agreement.................       69
Servicing Fee.......................       68
Servicing Fee Percentage............       68
Special Funding Account.............       50
Standard & Poor's...................       51
Supplement..........................       41
Tax Counsel.........................       81
Telerate Page 3750..................       31
Terms and Conditions................       39
Transfer Date.......................       51
Transfer Deposit Amount.............       44
Transferor..........................       19
Transferor Amount...................       47
Transferor Interest.................       30
Transferor Percentage...............       53
Transferor Subordination Event......       56
Trust...............................       20
Trust Portfolio.....................       20
Trust Principal Component...........       44
Trustee.............................       20
U.S. Person.........................      A-4
UCC.................................       36
Underwriter.........................       41
Underwriting Agreement..............       88
Undistributed Principal
  Collections.......................       56
Used Products.......................       21
Yamaha..............................       19
Yield Collections...................       55
Yield Factor........................       55

                                                                         ANNEX A

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Class A Certificates and Class B Certificates will be available only in book-entry form. Investors in the Offered Certificates may hold such Offered Certificates through any of DTC, Clearstream or Euroclear. The Offered Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Offered Certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Offered Certificates directly through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Offered Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Offered Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Offered Certificates will be represented through financial institutions acting on their behalf as DTC Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Offered Certificates through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their Offered Certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Offered Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

    TRADING BETWEEN CLEARSTREAM CUSTOMERS AND EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Offered Certificates are to be transferred from the account of a DTC Participant to the accounts of a Clearstream Customer or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective Depositary to receive the Offered Certificates against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment date to and excluding the settlement date, which will be on the basis of a 360-day year and the actual number of days elapsed. Payment will then be made by the Depositary to the DTC Participant's account against delivery of the Offered Certificates. After settlement has been completed, the Offered Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear Participant's account. The Offered Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Offered Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Offered Certificates are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing Offered Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Offered Certificates were credited to their accounts. However, interest on the Offered Certificates would accrue from the value date. Therefore, in many cases the investment income on the Offered Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Offered Certificates to the respective Depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which Offered Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Offered Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment date to and excluding the settlement date, which will be on the basis of a 360-day year and the actual number of days elapsed. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream or Euroclear and that purchase Offered Certificates from DTC Participants for delivery to Clearstream Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Offered Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Offered Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Offered Certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (b) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Offered Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME
(FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or its agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).
Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. PERSON" means (a) a citizen or resident of the United States,
(b) a corporation or partnership (including an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (c) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or
(d) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Offered Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Offered Certificates.

    Recent Treasury regulations could affect the procedures to be followed by a non-U.S. Person in complying with the United States Federal withholding, backup withholding and information reporting rules. The regulations generally will be effective for payments made after December 31, 2000. Prospective investors are advised to consult their own tax advisors regarding the effect, if any, of the regulations on the purchase, ownership and disposition of the Offered Certificates.

                           PRINCIPAL OFFICE OF YAMAHA
                         MOTOR RECEIVABLES CORPORATION

                            6555 Katella Avenue, Suite A
                               Cypress, CA 90630

                                    TRUSTEE
                            THE CHASE MANHATTAN BANK

                               450 West 33rd Street,
                                   14th Floor
                               New York, NY 10001

                        LEGAL ADVISOR TO THE TRANSFEROR
                            AS TO UNITED STATES LAW

                            GnazzoThill, A Professional
                                  Corporation
                               625 Market Street
                                   11th Floor
                        San Francisco, California 94105

                        LEGAL ADVISOR TO THE UNDERWRITER
                            AS TO UNITED STATES LAW

                      Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                         New York, New York 10036-6522

                         INDEPENDENT ACCOUNTANTS TO THE
                                   TRANSFEROR


                             PriceWaterhouseCoopers LLP
                              575 Anton Boulevard
                                   Suite 1100
                          Costa Mesa, California 92626

                           YAMAHA MOTOR MASTER TRUST

                                       Issuer

                                 SERIES 2000-1


                                  $171,000,000
                             FLOATING RATE CLASS A
                           ASSET-BACKED CERTIFICATES



                                  $12,000,000
                             FLOATING RATE CLASS B
                           ASSET-BACKED CERTIFICATES


                      YAMAHA MOTOR RECEIVABLES CORPORATION
                                   TRANSFEROR

                        YAMAHA MOTOR CORPORATION, U.S.A.
                                    SERVICER

                             CHASE SECURITIES INC.
                                  UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER OF THIS PROSPECTUS.

DEALERS WILL DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS UNTIL
FEBRUARY   , 2001.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fee............................................  $    48,312
Printing and Engraving......................................       75,000
Trustee's Fee...............................................       14,000
Legal Fees and Expenses.....................................      150,000
Blue Sky Fees and Expenses..................................         0.00
Accountant's Fees and Expenses..............................       21,000
Rating Agency Fees..........................................      138,000
Miscellaneous Fees and Expenses.............................       10,000
                                                              -----------
  Total Expenses............................................  $456,312.00
                                                              ===========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware provides as follows:

    145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

        (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum,
    (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

    Article XII of the Certificate of Incorporation of Yamaha Motor Receivables Corporation provides as follows:

        (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

        (b) To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Article XII, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct specified in this Article XII. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

        (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

        (d) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation. Expenses (including attorneys' fees) incurred by former directors and officers or employees or agents of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation upon such terms and conditions, if any, as the Corporation deems appropriate.

        (e) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders,
    (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section (e) to Article XII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        (f) The indemnification and advancement of expenses provided by this
    Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        (g) Notwithstanding the foregoing provisions of this Article XII, amounts payable by the Corporation in accordance with this Article XII shall be payable solely to the extent of funds actually received by the Corporation that are in excess of funds necessary to satisfy the obligations of the Corporation pursuant to the Agreement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


NUMBER                                                        DESCRIPTION
------                                                        -----------
         1.1            --            Form of Underwriting Agreement(7)

         3.1            --            Amended and Restated Certificate of Incorporation of the
                                      Transferor(1)

         3.2            --            Bylaws of the Transferor(2)

         4.1            --            Form of Amended and Restated Master Pooling and Servicing
                                      Agreement among the Transferor, the Servicer and the
                                      Trustee(3)

         4.2            --            Form of Series 2000-1 Supplement to the Master Pooling and
                                      Servicing Agreement(7)

         5.1            --            Opinion of GnazzoThill, A Professional Corporation re:
                                      Legality(7)

         8.1            --            Opinion of GnazzoThill, A Professional Corporation re: Tax
                                      Matters(7)

        10.1            --            Form of Receivables Purchase Agreement between Yamaha Motor
                                      Corporation, U.S.A. and the Transferor(4)

        10.2            --            Form of Receivables Sale Agreement between Yamaha Motor
                                      Corporation, U.S.A. and Deutsche Financial Services
                                      Corporation(5)

        10.3            --            Form of Servicing Agreement between Yamaha Motor
                                      Corporation, U.S.A. and Deutsche Financial Services
                                      Corporation(6)

        10.4            --            First Amendment to Receivables Purchase Agreement between
                                      Yamaha Motor Corporation, U.S.A. and the Transferor, dated as of May 1, 1999(7)

        10.5            --            First Amendment to Receivables Sales Agreement between
                                      Yamaha Motor Corporation Corporation, U.S.A. and Deutsche
                                      Financial Services Corporation, dated as of May 1, 1999(7)

        10.6            --            First Amendment to the Amended and Restated Master Pooling
                                      and Servicing Agreement among the Transferor, the Servicer and the Trustee, dated as of November 19, 1999(7)

        10.7            --            First Amendment to Servicing Agreement between Yamaha Motor
                                      Corporation Corporation, U.S.A. and Deutsche Financial
                                      Services Corporation, dated as of May 1, 1999(7)

        23.1            --            Consent of GnazzoThill, A Professional Corporation
                                      (contained in Exhibit 5.1)(7)

        23.2            --            Consent of GnazzoThill, A Professional Corporation
                                      (contained in Exhibit 8.1)(7)

         24.            --            Powers of Attorney (included on page II-9)


------------------------

(1) Incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-74069.

(2) Incorporated by reference to Exhibit 3.2 of Registration Statement No. 33-72806.

(3) Incorporated by reference to Exhibit 4.1 of Registration Statement No. 333-74069.

(4) Incorporated by reference to Exhibit 10.1 of Registration Statement No. 33-72806.

(5) Incorporated by reference to Exhibit 10.2 of Registration Statement No. 333-74069.

(6) Incorporated by reference to Exhibit 10.3 of Registration Statement No. 33-72806.


(7) Incorporated by reference to Amendment No. 1 to Registration Statement No. 333-45516.

    (b) Financial Statement Schedules

    Not applicable.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes as follows:

        (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or
    (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (d) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (e) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on November 20, 2000.


                                                       YAMAHA MOTOR RECEIVABLES CORPORATION

                                                       By:                      *
                                                            -----------------------------------------
                                                                           Shohei Kato
                                                                      DIRECTOR AND PRESIDENT

                                                       YAMAHA MOTOR MASTER TRUST

                                                       By:  YAMAHA MOTOR RECEIVABLES CORPORATION
                                                            as originator of the Trust

                                                       By:                      *
                                                            -----------------------------------------
                                                                           Shohei Kato
                                                                      DIRECTOR AND PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                                                       Director and President       November   , 2000
                                                         (principal executive
                          *                              officer, principal
     -------------------------------------------         financial officer and
                     Shohei Kato                         principal accounting
                                                         officer)

                 /s/ RUSSELL D. JURA                   Director and Assistant       November 20, 2000
     -------------------------------------------         Secretary
                   Russell D. Jura

                          *                            Director                     November   , 2000
     -------------------------------------------
                    Alan Harnisch

                          *                            Director                     November   , 2000
     -------------------------------------------
                  Walter G. Pettey


*By:                 /s/ RUSSELL D. JURA
           ---------------------------------------
                       Russell D. Jura
                      ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         1.1            Form of Underwriting Agreement(7)

         3.1            Amended and Restated Certificate of Incorporation of the
                        Transferor(1)

         3.2            Bylaws of the Transferor(2)

         4.1            Form of Amended and Restated Master Pooling and Servicing
                        Agreement among the Transferor, the Servicer, and the Trustee(3)

         4.2            Form of Series 2000-1 Supplement to the Master Pooling and
                        Servicing Agreement(7)

         5.1            Opinion of GnazzoThill, A Professional Corporation re:
                        Legality(7)

         8.1            Opinion of GnazzoThill, A Professional Corporation re: Tax
                        Matters

        10.1            Form of Receivables Purchase Agreement between Yamaha Motor
                        Corporation, U.S.A. and the Transferor(4)

        10.2            Form of Receivables Sale Agreement between Yamaha Motor
                        Corporation, U.S.A. and Deutsche Financial Services
                        Corporation.(5)

        10.3            Form of Servicing Agreement between Yamaha Motor
                        Corporation, U.S.A. and Deutsche Financial Services
                        Corporation(6)

        10.4            First Amendment to Receivables Purchase Agreement between
                        Yamaha Motor Corporation, U.S.A. and the Transferor, dated as of May 1, 1999(7)

        10.5            First Amendment to Receivables Sales Agreement between
                        Yamaha Motor Corporation Corporation, U.S.A. and Deutsche
                        Financial Services Corporation, dated as of May 1, 1999(7)

        10.6 First Amendment to the Amended and Restated Master Pooling and Servicing Agreement among the Transferor, the Servicer and the Trustee, dated as of November 19, 1999(7)

        10.7            First Amendment to Servicing Agreement between Yamaha Motor
                        Corporation Corporation, U.S.A. and Deutsche Financial
                        Services Corporation, dated as of May 1, 1999(7)

        23.1            Consent of GnazzoThill, A Professional Corporation
                        (contained in Exhibit 5.1)

        23.2            Consent of GnazzoThill, A Professional Corporation
                        (contained in Exhibit 8.1)

         24.            Powers of Attorney (included on page II- 9)


------------------------

(1) Incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-74069.

(2) Incorporated by reference to Exhibit 3.2 of Registration Statement No. 33-72806.

(3) Incorporated by reference to Exhibit 4.1 of Registration Statement No. 333-74069.

(4) Incorporated by reference to Exhibit 10.1 of Registration Statement No. 33-72806.

(5) Incorporated by reference to Exhibit 10.2 of Registration Statement No. 333-74069.

(6) Incorporated by reference to Exhibit 10.3 of Registration Statement No. 33-72806.


(7) Incorporated by reference to Amendment No. 1 to Registration Statement No. 333-45516.